    As filed with the Securities and Exchange Commission on August 25, 1995

                                                     Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)


           TENNESSEE                           6712                     62-0859007
(State or other jurisdiction of         (Primary Standard            (I.R.S. Employer
 incorporation or organization)             Industrial             Identification No.)
                                   Classification Code Number)

                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 383-6000
             (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                           E. JAMES HOUSE, JR, ESQ.,
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 383-6584
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

  CHERYL W. PATTERSON, ESQ.                             ALCIDES I. AVILA, ESQ.
    McDonnell Dyer, P.L.C.                                 Holland & Knight
6075 Poplar Avenue, Suite 650                            701 Brickell Avenue
   Memphis, Tennessee 38119                              Miami, Florida 33131
        (901) 537-1000                                      (305) 374-8500


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED         PROPOSED
       TITLE OF EACH                                             MAXIMUM          MAXIMUM
          CLASS OF                                              OFFERING         AGGREGATE
      SECURITIES TO BE                       AMOUNT TO BE         PRICE          OFFERING        AMOUNT OF
         REGISTERED                           REGISTERED       PER UNIT(1)       PRICE(2)     REGISTRATION FEE
         ----------                           ----------       -----------       --------     ----------------
8% Cumulative, Convertible
Preferred Stock, Series E,
having no par value but having
a stated value of $25.00 per share (3)           317,459         $36.00        $11,428,524        $3,940.87

Common Stock having a par value                  396,824
of $5.00 per share into which the
said 8% Cumulative, Convertible
Preferred Stock, Series E, will be
convertible
--------------------------

(1)      Estimated based on an assumed conversion price range.

(2)      Determined pursuant to Rules 457(f) and 457(i).

(3) Each share is convertible into 1.25 shares of Union Planters Corporation Common Stock having a par value of $5.00 per share, including rights to purchase shares of Series A Preferred Stock under UPC's Share Purchase Rights Plan in certain circumstances.



                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           UNION PLANTERS CORPORATION
               CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS

ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus                                         Facing Page, Cross Reference Sheet and Outside
                                                            Front Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus                                Inside Front Cover and TABLE OF CONTENTS

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information                                        SUMMARY and THE MERGER

4.       Terms of the Transaction                           SUMMARY and THE MERGER

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the
         Company Being Acquired                             *

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Underwriters                  THE MERGER

8.       Interests of Named Experts and
         Counsel                                            EXPERTS and VALIDITY OF SERIES E
                                                            PREFERRED STOCK AND UPC COMMON
                                                            STOCK

9.       Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities                                    *

B.  INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3
         Registrants                                        SUMMARY, THE MERGER, CERTAIN REGULATORY CONSIDERATIONS,
                                                            DESCRIPTION OF THE UPC COMMON AND PREFERRED STOCK and
                                                            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

11.      Incorporation of Certain
         Information by Reference                           INCORPORATION OF CERTAIN DOCUMENTS
                                                            BY REFERENCE

12.      Information with Respect to S-2
         or S-3 Registrants                                 *


ITEMS IN PART I OF FORM S-4 PROSPECTUS CAPTION OR LOCATION

13.      Incorporation of Certain
         Information by Reference                           *

14.      Information with Respect to
         Registrants Other Than S-3 or
         S-2 Registrants                                    *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to
         S-3 Companies                                      *

16.      Information with Respect to S-2
         or S-3 Companies                                   *

17.      Information with Respect to
         Companies Other Than S-3 or
         S-2 Companies                                      SUMMARY, THE MERGER, EASTERN NATIONAL BANK, EASTERN NATIONAL
                                                            BANK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                                                            CONDITION AND RESULTS OF OPERATIONS and EASTERN NATIONAL BANK
                                                            CONSOLIDATED FINANCIAL STATEMENTS (APPENDIX A)

D.  VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE, THE SPECIAL
                                                            MEETING, THE MERGER and EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

19.      Information if Proxies, Consents
         or Authorizations are not to be
         Solicited or in an Exchange Offer                  *
-------------------------

*        Omitted because the answer is negative or the item is inapplicable.

                             EASTERN NATIONAL BANK
                               799 Brickell Plaza
                             Miami, Florida 33131
                                                                August __, 1995

TO THE SHAREHOLDERS OF EASTERN NATIONAL BANK

         You are cordially invited to attend a Special Meeting of Shareholders of Eastern National Bank ("ENB") to be held at the executive offices of ENB located at 799 Brickell Plaza, Tenth Floor, Miami, Florida, at 10:00 a.m. Eastern Time on _______, _______, _____, 1995.

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve an Agreement and Plan of Reorganization dated as of April 25, 1995, as amended by that certain Letter Agreement dated July 28, 1995, (collectively, the "Reorganization Agreement"), along with the Merger Agreement annexed thereto as Exhibit A, pursuant to which ENB Interim National Bank ("Interim"), a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a bank holding company headquartered in Memphis, Tennessee, would be merged with and into ENB (the "Merger"). The Boards of Directors of ENB and UPC have approved the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A and the Merger contemplated thereby.

         In the Merger, shareholders of ENB would receive in exchange for each of their shares of ENB's common stock, $16.00 par value per share, outstanding immediately prior to the effective time of the merger: (i) cash in the amount of $9.86 (the "Cash Payment"); (ii) .6958 of one share of UPC's 8% Cumulative, Convertible Preferred Stock, Series E, having no par value (the "Series E Preferred Stock"); and (iii) UPC's unregistered, unsecured notes (the "UPC Negotiable Notes") in three series having an aggregate principal amount equal to $31.80 and bearing interest at eight (8%) percent per annum (except as described in the Reorganization Agreement); provided, however, that any ENB shareholder who would otherwise be entitled to receive less than 100 full shares of Series E Preferred Stock or a UPC Negotiable Note of any one of the three series in a principal amount of less than $100,000 would receive cash instead of shares of the Series E Preferred Stock (based on a conversion price equal to the highest price at which the Series E Stock should trade on the effective date of the Merger) and UPC Negotiable Notes. At the time the Reorganization Agreement was negotiated, the value of the Series E Preferred Stock to be received by the shareholders of ENB was approximately $21.83 per share of ENB common stock based on an exchange ratio of .6958 of one share of Series E Preferred Stock for each share of ENB common stock and a current market price of $31.38 per share for the Series E Preferred Stock. The last trade of the Series E Preferred Stock on August 22, 1995, was $35.38 per share. Each share of Series E Preferred Stock is convertible at the holder's option into 1.25 shares of UPC's Common Stock. The annexed Notice of Special Meeting of Shareholders and combination Prospectus/Proxy Statement explain the Merger, the consideration, the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only ENB's shareholders but also of certain federal and state governmental regulatory agencies are required to consummate the Merger as well as the satisfaction of certain contractual conditions to closing.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign and promptly return the enclosed Proxy Appointment Card to assure that your shares will be voted at the Special Meeting. For your convenience, there is included with this material a postage-paid addressed envelope for returning your proxy card. No additional postage is required if mailed in the United States.

         Your Board of Directors has approved the Reorganization Agreement and believes that the Merger is in the best interests of ENB and the shareholders of ENB. Accordingly, the Board of Directors of ENB unanimously recommends that you vote "FOR" approval of the Reorganization Agreement and the Merger being considered.

                                           Sincerely,

                                           Eastern National Bank



                                           Jose J. Valdes-Fauli
                                           President


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                             EASTERN NATIONAL BANK
                               799 BRICKELL PLAZA
                              MIAMI, FLORIDA 33131


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ___________, 1995


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Eastern National Bank ("ENB") has been called by the Board of Directors of ENB and will be held at the executive offices of Eastern National Bank, 799 Brickell Plaza, Tenth Floor, Miami, Florida , on _______, _________, 1995, at __:__ _.m.
Eastern Time, for the following purposes:

1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated as of April 25, 1995, as amended by that certain Letter Agreement dated July 28, 1995 (the "Reorganization Agreement"), together with the Merger Agreement annexed thereto as Exhibit A, by and between ENB, a national banking association; Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company headquartered in Memphis, Tennessee; and ENB Interim National Bank ("Interim"), an interim national bank to be organized as a wholly-owned subsidiary of UPC. The Reorganization Agreement provides for the merger (the "Merger") of Interim with and into ENB whereupon the shareholders of ENB would receive consideration of three types: a cash payment in the amount of $9.86 (the "Cash Payment"); .6958 of one share of Union Planters Corporation's 8% Cumulative, Convertible Preferred Stock, Series E, having no par value (the "Series E Preferred Stock"); and three series of UPC's unregistered, unsecured notes (the "UPC Negotiable Notes") in aggregate principal amount equal to $31.80, in exchange for each of their shares of ENB common stock having a par value of $16.00 per share (the "ENB Common Stock"); provided, however, that any ENB shareholder who would be otherwise entitled to receive less than 100 full shares of Series E Preferred Stock or any fractional share of Series E Preferred Stock would receive cash instead of shares of such Series E Preferred Stock (based on a conversion price equal to the highest price at which the Series E Preferred Stock should trade through the NASDAQ National Market System on the effective date of the Merger) and, provided further, that any ENB shareholder who would be otherwise entitled to receive a UPC Negotiable Note of any one series having a principal amount of less than $100,000 would receive cash in lieu of such series of UPC Negotiable Notes to which they would otherwise be entitled. The method of determining the amount of cash, the number of shares of Series E Preferred Stock and the aggregate principal amount of each series of the UPC Negotiable Notes to be received as the consideration is described in the accompanying Prospectus/Proxy Statement under the heading "THE MERGER--Terms of the Merger" and in Section 3.1(e) of the Reorganization Agreement (as amended by the letter agreement dated July 28, 1995). The Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A and the Merger are more fully described in the accompanying Prospectus/Proxy Statement; and

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

SHAREHOLDERS OF ENB HAVE THE RIGHT TO DISSENT FROM THE MERGER PURSUANT TO, AND IN ACCORDANCE WITH, TITLE 12, SECTION 215 OF THE UNITED STATES CODE ANNOTATED. COPIES OF SAID SECTION OF THE UNITED STATES CODE ANNOTATED ACCOMPANY THIS NOTICE AS APPENDIX D TO THE ANNEXED PROSPECTUS AND PROXY STATEMENT REFERRED TO THEREIN FOR CONVENIENCE AS THE "PROSPECTUS."

Whether or not you plan to attend the Special Meeting, please sign the enclosed proxy appointment card and return it at once in the stamped return envelope in order to ensure that your shares will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your proxy appointment can be disregarded if you wish and you may vote your own shares.

Only holders of ENB Common Stock of record at the close of business on August ___, 1995, will be entitled to receive notice of, and to vote at the Special Meeting of Shareholders and at any adjournments or postponements thereof.


By Order of the Board of Directors



Jose J. Valdes-Fauli
President

Miami, Florida
Dated: August __, 1995



THE BOARD OF DIRECTORS OF EASTERN NATIONAL BANK, BY UNANIMOUS VOTE, RECOMMENDS THAT THE HOLDERS OF EASTERN NATIONAL BANK COMMON STOCK VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND RELATED PROPOSALS.

                                   PROSPECTUS
                               317,459 SHARES OF
              8% CUMULATIVE, CONVERTIBLE PREFERRED STOCK, SERIES E
                           UNION PLANTERS CORPORATION


                                PROXY STATEMENT
                             EASTERN NATIONAL BANK
             SPECIAL MEETING TO BE HELD ________, __________, 1995

         This Prospectus and Proxy Statement (hereinafter referred to for convenience as the "Prospectus") relates to up to 317,459 shares of 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), having no par value but having a stated value of $25.00 per share (the "Stated Value") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company which is also registered as a savings and loan holding company, to be issued to shareholders of Eastern National Bank ("ENB"), a national banking association, in a merger (the "Merger") in which ENB Interim National Bank ("Interim"), an interim national bank to be organized as a wholly-owned subsidiary of UPC, would be merged with and into ENB pursuant to an Agreement and Plan of Reorganization dated as of April 25, 1995, by and between ENB, Interim and UPC as amended by Letter Agreement dated as of July 28, 1995 (the "Reorganization Agreement"), along with the Merger Agreement annexed thereto as Exhibit A. In the Merger, shareholders of ENB would receive in exchange for each of their shares of ENB's common stock, $16.00 par value per share (the "ENB Common Stock"), outstanding immediately prior to the effective time of the merger: (i) cash in the amount of $9.86 (the "Cash Payment"); (ii) .6958 of one share of Series E Preferred Stock; and (iii) UPC's three series of unregistered, unsecured notes (the "UPC Negotiable Notes") in aggregate principal amount equal to $31.80 and bearing interest at eight (8%) percent per annum (subject to adjustment as described herein); provided, however, that any ENB shareholder who would otherwise be entitled to receive less than 100 full shares of Series E Preferred Stock or any fractional share of Series E Preferred Stock shall receive cash instead of such Series E Preferred Stock (based on a conversion price equal to the highest price at which the Series E Preferred Stock should trade through the facilities of the NASDAQ/NMS [as defined below] on the effective date of the Merger) and, provided further, that any ENB shareholder who would be entitled to receive a UPC Negotiable Note of any one series having an aggregate principal amount of less than $100,000 shall receive instead cash equal to the principal amount of such series of UPC Negotiable Notes. The method of determining the number of shares of Series E Preferred Stock and the aggregate principal amount of the UPC Negotiable Notes of each series to be received as consideration is described below under the heading "THE MERGER--Terms of the Merger" and in
Section 3.1(e) of the Reorganization Agreement, a copy of which is annexed as Appendix B to this Prospectus.

         Holders of shares of Series E Preferred Stock are entitled to receive cash dividends at the annual rate of 8% of the Stated Value, i.e. $2.00 per share or $.50 per share, payable quarterly when and if declared, on the 15th day of February, May, August and November. Dividends on the Series E Preferred Stock are cumulative. Moreover, holders of Series E Preferred Stock are entitled to a preferential distribution per share equal to the Stated Value plus accrued and unpaid dividends (whether or not declared) upon the dissolution of UPC. Each share of Series E Preferred Stock is convertible at any time at the option of the holder into 1.25 shares of UPC's common stock, $5.00 par value ("UPC Common Stock"), and may be redeemed for cash at the option of UPC at any time on or after March 31, 1997 upon prior written consent of the Board of Governors of the Federal Reserve System and with prior notice to the holder and an opportunity to convert the Series E Preferred Stock to UPC Common Stock, at a redemption price of $25.00 per share plus dividends (whether or not declared) accrued and accumulated but unpaid at the redemption date. Shares of Series E Preferred Stock generally have no voting rights but may be voted in certain limited instances provided by law and UPC's Charter.

         The annexed Notice of Special Meeting of Shareholders and this Prospectus explain the Merger, the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A, and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. In addition to the satisfaction of certain contractual conditions, the prior approvals of not only ENB's shareholders but also of certain federal and state governmental regulatory agencies are required in order to consummate the Merger.

         Shares of the Series E Preferred Stock are now, and the Series E Preferred Stock to be issued in connection with the Merger will be, listed through the facilities of the National Association of Securities Dealers' National Market System ("NASDAQ/NMS") under the symbol "UPCPO." Shares of UPC Common Stock are now, and the shares of UPC Common Stock into which the Series E Preferred Stock may be converted will be listed for trading on the New York Stock Exchange ("NYSE") under the symbol "UPC." The last reported sale price of Series E Preferred Stock on the NASDAQ/NMS on August 22, 1995, was $35.38 per share. The last reported sale price of UPC Common Stock on the NYSE on August 22, 1995, was $28.25 per share. Although market prices are subject to fluctuation, if the current market value of the Series E Preferred Stock should continue to be $35.38 per share, the market value of the Series E Preferred Stock to be received by the ENB shareholders would be approximately $24.62 per share of ENB Common Stock.

         This Prospectus also constitutes a proxy statement and is furnished to holders of ENB Common Stock in connection with the solicitation of proxies by the ENB Board of Directors (the "ENB Board") for use at a Special Meeting of ENB shareholders to be held at 10:00 a.m. Eastern Time on __________, ____________, 1995, at the executive offices of ENB, 799 Brickell Plaza, Tenth Floor, Miami, Florida 33131 and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of ENB Common Stock of record as of the close of business on August ____, 1995, will consider and vote upon a proposal to approve the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A. Upon consummation of the proposed
Merger: (i) all outstanding shares of ENB Common Stock (with the exception of those shares held by any ENB shareholders with respect to which dissenters' rights shall have been perfected in accordance with Federal law) would be converted exclusively into the right to receive the "Consideration" to which the ENB shareholders are entitled as more particularly described in Section 3.1(e) of the Reorganization Agreement, and (ii) Interim would be merged with and into ENB which would survive the Merger and would thereafter continue to conduct its business under the name Union Planters Bank of Florida, N.A. as a wholly-owned subsidiary of UPC.

         All information contained in this Prospectus pertaining to UPC and its subsidiaries, including Interim, has been supplied by UPC, and all information pertaining to ENB has been supplied by ENB. This Prospectus and the accompanying proxy appointment cards are first being mailed to shareholders of ENB on or about August __, 1995.

THE SHARES OF SERIES E PREFERRED STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES

COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE DATE OF THIS PROSPECTUS--PROXY STATEMENT IS AUGUST __, 1995.

                             AVAILABLE INFORMATION


         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by UPC can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Room 1228, 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. UPC has filed with the Commission a Registration Statement (No. 33-_______) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Series E Preferred Stock to be issued pursuant to the Reorganization Agreement and the UPC Common Stock into which it may be converted. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. Certain items have been omitted as permitted by the rules and regulations of the Commission. For further information regarding UPC and the Series E Preferred Stock offered by this Prospectus, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by UPC with the Commission (except as otherwise indicated, under Commission File Number 1-10160) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

         1.      UPC's Annual Report on Form 10-K for the year ended December
                 31, 1994;

         2. UPC's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1995 and 1994 and for the three- and six-month periods ended June 30, 1995 and 1994;

         3. UPC's Current Report on Form 8-K dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock;

         4. UPC's Current Report on Form 8-K dated December 31, 1994, as filed January 13, 1995 and amended on January 31, 1995.

         5. UPC's Current Report on Form 8-K dated April 27, 1995, as filed on April 27, 1995;

         6. UPC's Current Report on Form 8-K dated June 20, 1995, as filed on June 27, 1995;





                                      (i)

         7. UPC's Current Report on Form 8-K dated July 27, 1995, as filed on July 27, 1995;

         8. UPC's Current Reports on Form 8-K dated August 21, 1995, as filed on August 22, 1995 and dated August 22, 1995, as filed on August 22, 1995;

         9. The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description; and

         10. The description of the Union Planters Corporation 8% Cumulative, Convertible Preferred Stock, Series E contained in UPC's Registration Statement under Section 12(g) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1994, incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of the Annual Report to Shareholders. The portion of the Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of the Annual Report to Shareholders not specifically incorporated into the Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of the Series E Preferred Stock offered hereby shall likewise be incorporated herein by reference and shall become a part hereof from and after the time such documents are filed. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE, ON THE WRITTEN OR ORAL REQUEST OF EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. UPC WILL PROVIDE, WITHOUT CHARGE, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO E. JAMES HOUSE, JR., SECRETARY, UNION PLANTERS CORPORATION, P.O. BOX 387, MEMPHIS, TENNESSEE 38147,
(901) 383-6584. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1995.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT





                                      (ii)

THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR ENB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.





                                     (iii)

                               TABLE OF CONTENTS


AVAILABLE INFORMATION                                                                       (i)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                             (i)

SUMMARY                                                                                       1
         Parties to the Merger                                                                1
         Special Meeting of ENB Shareholders                                                  3
         Votes Required; Record Date                                                          3
         Terms of the Merger                                                                  3
         Effective Date                                                                       5
         Reasons for the Merger; Recommendations of Board of Directors                        5
         Fairness Opinion of The Robinson-Humphrey Company, Inc.                              5
         Conditions; Regulatory Approvals                                                     6
         Management after the Merger                                                          6
         Shareholders' Dissenters' Rights                                                     6
         Certain Federal Income Tax Consequences                                              7
         Accounting Treatment                                                                 7
         Market Prices of Preferred Stock and Common Stock                                    7
         Selected Consolidated Financial Data and Recent Developments                         9
         Pro Forma Condensed Consolidated Financial Information                              15

THE SPECIAL MEETING                                                                          21
         Time and Place of Special Meeting; Solicitation of Proxies                          21
         Votes Required                                                                      22
         Shareholders' Dissenters' Rights                                                    22
         Recommendation                                                                      23

THE MERGER                                                                                   23
         Background of and Reasons for the Merger                                            24
         Fairness Opinion of The Robinson-Humphrey Company, Inc.                             25
         Terms of the Merger                                                                 27
         Effective Date and Effective Time of the Merger                                     29
         Surrender of Certificates                                                           29
         Conditions to Consummation of the Merger                                            30
         Regulatory Approvals                                                                32
         Conduct of Business Pending the Merger                                              33
         Payment of Dividends                                                                33
         Waiver and Amendment; Termination                                                   33
         Management after the Merger                                                         34
         ENB Executive Compensation                                                          36
         Interests of Certain Persons in the Merger                                          37
         Certain Federal Income Tax Consequences                                             37
         Accounting Treatment                                                                37
         Expenses                                                                            38
         Resales of Series E Preferred Stock                                                 38





                                      (iv)

CERTAIN REGULATORY CONSIDERATIONS                                                             38

DESCRIPTION OF THE UPC COMMON AND PREFERRED STOCK                                             39
         The UPC Common Stock                                                                 40
         The Series E Preferred Stock                                                         40
         Other Preferred Stock of UPC                                                         44

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT                                      45

EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS                                                    46
         Removal of Directors                                                                 46
         Required Shareholder Votes                                                           46
         Election of Directors                                                                47
         Method of Casting Votes                                                              47

EASTERN NATIONAL BANK                                                                         48
         General                                                                              48
         Lending Activities                                                                   48
         Property                                                                             49
         Competition                                                                          49
         Legal Proceedings                                                                    49
         Market Price of ENB Common Stock                                                     49
         Certain Beneficial Holders of ENB Common Stock                                       49
         Holdings of ENB Common Stock by ENB Management                                       50

EASTERN NATIONAL BANK MANAGEMENT'S
DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                                 51
         Overview                                                                             51
         Results of Operations For The Six Months Ended June 30, 1995 and 1994                51
         Results Of Operations For The Years Ended December 31, 1994 and 1993                 54
         Financial Condition                                                                  55

VALIDITY OF SERIES E PREFERRED STOCK AND UPC COMMON STOCK                                     73

EXPERTS                                                                                       73

INDEX TO APPENDICES                                                                           74





                                      (v)

Appendix A-1           Eastern National Bank Consolidated Financial
                       Statements as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992

Appendix A-2           Eastern National Bank unaudited Consolidated Financial
                       Statements as of June 30, 1995 and for the six-month periods ended June 30, 1995 and 1994

Appendix B             Agreement and Plan of Reorganization dated as of April
                       25, 1995,
                       as amended by that certain Letter Agreement dated as of July 28, 1995, along with the Merger Agreement annexed as Exhibit A thereto.

 Appendix C            Fairness Opinion of The Robinson-Humphrey Company, Inc.

 Appendix D            United States Code Annotated, Title 12, Section
                       215(b)-(d) concerning the rights of dissenting shareholders.





                                     (vi)

                                    SUMMARY

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING UPC, ENB AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING, AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN.

PARTIES TO THE MERGER

         UPC.   Union Planters Corporation ("UPC") is a multi-state bank
holding company and savings and loan holding company headquartered in Memphis, Tennessee. At June 30, 1995, UPC had total consolidated assets of approximately $9.7 billion, loans of approximately $6.1 billion, deposits of approximately $8.3 billion and shareholders' equity of approximately $812 million. As of that date, UPC was the second-largest independent bank holding company headquartered in Tennessee as measured by consolidated assets. In recent years UPC's Management has emphasized asset quality and maintenance of capital well in excess of regulatory minima. At June 30, 1995, UPC's ratio of nonperforming loans to total loans was .41% and its ratio of nonperforming assets to loans and foreclosed property was .51%. The ratio of UPC's allowance for losses on loans to total loans at such date was 1.95% and the ratio of UPC's allowance for losses on loans to nonperforming loans was 475%. Also at such date, UPC's Tier 1 risk-based capital, total risk-based capital and leverage ratios were 12.98%, 15.49% and 7.96%, respectively.

         UPC conducts its business activities through its principal bank subsidiary, the $2.1 billion Union Planters National Bank, founded in 1869 and headquartered in Memphis, Tennessee; 31 other bank subsidiaries; and two savings and loan subsidiaries located in Tennessee, Mississippi, Arkansas, Louisiana, Alabama and Kentucky (collectively, the "Banking Subsidiaries").
See "- Recent Developments Affecting UPC." Through its Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which they operate, including traditional banking services; consumer, commercial and corporate lending; retail banking and mortgage banking. UPC also is engaged in mortgage servicing; investment management and trust services; the issuance and servicing of credit and debit cards; and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration ("SBA") loans.

         Through its Banking Subsidiaries, UPC operates approximately 379 banking offices. UPC's assets are allocable by state to its banking offices approximately as follows: $5.9 billion in Tennessee, $2.4 billion in Mississippi, $682 million in Arkansas, $501 million in Louisiana, $267 million in Alabama and $108 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed four acquisitions in 1992, 12 in 1993 and 13 in 1994, adding approximately $1.6 billion in total assets in 1992, $1.3 billion in 1993 and $3.8 billion in 1994. As of June 20, 1995, UPC entered into a definitive agreement with Capital Bancorporation, Inc. ("Capital") for the merger of Capital with and into CBI Acquisition Company, Inc., a wholly-owned subsidiary of UPC (the "Capital Acquisition"). At June 30, 1995, Capital had total consolidated assets of approximately $1.1 billion, loans of approximately $850 million, deposits of $975 million and shareholders' equity of $78 million. For additional information regarding the acquisition of Capital and the impact of the acquisition of Capital and ENB on the financial condition of UPC, see "-Recent Developments Affecting UPC's Pending Acquisitions" and "-ProForma Condensed Consolidated Financial Information." For a discussion of UPC's acquisition program and its management's philosophy on that subject, see the caption "UPC's Pending Acquisitions" (on pages 10 and 11) and Note 2 to UPC's audited Consolidated Financial Statements for the years ended December 31, 1994 and 1993 (on pages 43 through 47) which are included in UPC's Annual Report to Shareholders which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1994, which Exhibit 13 is incorporated by reference herein to the extent indicated. UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For acquisitions which are currently pending, see "-- Recent Developments Affecting UPC."

         UPC controls risk through centralized loan review and audit functions as well as close monitoring of the financial performance of each Banking Subsidiary. UPC also implements its asset and liability management strategy on a consolidated basis and effects all trades for the investment portfolios of UPC's Banking Subsidiaries. UPC seeks to achieve economies in the Banking Subsidiaries through consolidation of administrative and operational processes and has substantially completed converting all of the Banking Subsidiaries to a common data processing system. This system conversion is expected to be completed by the end of 1995 and should permit UPC to realize significant cost savings upon full implementation.

         Additional information about UPC is included in the documents incorporated by reference in this Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

         ENB. Eastern National Bank is a national banking association headquartered in Miami, Florida. Its main office is located at 799 Brickell Plaza in Miami, Florida. ENB has five full-service branch offices, all located in Dade County, Florida. At June 30, 1995, ENB had total assets of $266.3 million, total deposits of $235.1 million, and total shareholders' equity of $20.6 million. For the six-month period ended June 30, 1995, ENB had net income of $1.2 million.

         ENB offers traditional banking services including commercial, consumer, and real estate loans; deposit accounts; and private banking services. ENB has approximately 124 full-time-equivalent employees.

         ENB has been in operation in Miami since 1969. It opened its branches at Brickell and Coral Gables, Florida in 1983 and 1988, respectively, and now also has branches at Hialeah, Kendall and Miami West Airport. ENB has one subsidiary, ENB Holdings, Inc. which manages and owns the building where ENB's main office is located. At June 30, 1995, ENB Holdings, Inc. had total assets of $4.8 million. ENB's telephone (main office) is (305) 347-1520.

         INTERIM. ENB Interim National Bank is to be an interim national bank headquartered in Miami, Florida organized solely for the purpose of consummating the Merger. Interim will be organized by UPC as a wholly-owned subsidiary and will have its main office at 799 Brickell Plaza, Miami, Florida 33131. In the Merger, Interim would be merged with and into ENB which would survive the Merger as the resulting bank (hereinafter, as the context requires, the "Resulting Bank") and after the Merger would operate as a wholly-owned subsidiary of UPC under the name Union Planters Bank of Florida, N.A.

SPECIAL MEETING OF ENB SHAREHOLDERS

         A Special Meeting (the "Special Meeting") of the Shareholders of ENB will be held on _______, ___________, 1995, at ______ a.m. Eastern Time, at the
executive offices of ENB located at 799 Brickell Plaza, Tenth Floor, Miami, Florida 33131, to consider and vote upon a proposal to approve the Reorganization Agreement (as amended by the Letter Agreement dated July 28,
1995) and the Merger Agreement annexed thereto as Exhibit A.   See "THE SPECIAL
MEETING."

VOTES REQUIRED; RECORD DATE

         Only holders of ENB Common Stock of record at the close of business on August ___, 1995 (the "Record Date") will be entitled to receive notice of, and vote at the Special Meeting. The affirmative votes of the holders of at least two-thirds (2/3) of the 456,250 shares of ENB Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A.

         The directors and executive officers of ENB (the "Management Group") held beneficially and of record, as of the Record Date, 379 shares or approximately .084% of the outstanding shares of ENB Common Stock which ENB Management has advised they intend to vote in favor of the proposed Merger. ENB has also been advised by the Trustees of the ENB Revocable Trust and by Eastern Overseas Bank Ltd., respectively the record holders of 432,379 shares (94.768%) and 22,803 shares (4.998%) of ENB's outstanding shares, that they intend to vote all of their shares of ENB Common Stock in favor of approval of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A. Should the ENB Revocable Trust alone do so, the requirement of ENB shareholder approval would be satisfied. See "THE SPECIAL MEETING."

TERMS OF THE MERGER

         Upon consummation of the Merger, each share of ENB Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger (except for those shares with respect to which dissenters' rights shall have been perfected in accordance with Federal law) will be converted exclusively into the right to receive the consideration stipulated in the Reorganization Agreement (the "Consideration"). Section 3.1(e) of the Reorganization Agreement describes the method of determining the amount of Consideration to be received by the ENB shareholders in exchange for their shares of ENB Common Stock.

         In the Merger, the persons who shall be shareholders of record of ENB immediately prior to the Effective Time of the Merger (the "ENB Record Holders") would receive in exchange for each of their shares of ENB's common stock, the Consideration consisting of the following three components: (i) cash in the amount of $9.86 (the "Cash Payment"); (ii) .6958 of one share of Series E Preferred Stock; and (iii) UPC Negotiable Notes issued in three series, in aggregate principal amount equal to $31.80 and bearing interest at eight (8%) percent per annum; provided, however, that any ENB Record Holder who would otherwise be entitled to receive less than 100 full shares of Series E Preferred Stock or to receive a UPC Negotiable Note of any one of the three series in an aggregate principal amount of less than $100,000 would receive, respectively, cash in an amount equal to the "highest trade price" of the Series E Preferred

Stock through the facilities of the NASDAQ/NMS on the effective date of the Merger or the next day on which the Series E Preferred Stock trades (the "Highest Trade Price") for each whole share of Series E Preferred Stock to which such ENB Record Holder would otherwise be entitled, and cash in an amount equal to the aggregate principal amount of UPC Negotiable Notes to which such Record Holder would otherwise be entitled. See "THE MERGER--Terms of the Merger" for a detailed description of the components of the Consideration.

         The number of shares of Series E Preferred Stock to be received as part of the Consideration for each share of ENB Common Stock outstanding immediately prior to the effective time of the Merger is based upon an exchange ratio (the "Preferred Stock Exchange Ratio") of .6958 of one share of Series E Preferred Stock for each share of ENB Common Stock. The last trade of the Series E Preferred Stock on August 22, 1995, was $35.38 per share. As of such date, the value of the Series E Preferred Stock to be received by the ENB Record Holders would have been approximately $24.62 per share of ENB common stock.

         ENB Record Holders entitled to receive UPC Negotiable Notes would receive UPC Negotiable Notes (in three series) each bearing interest at eight (8%) percent per annum. The principal amounts, maturity dates and interest payment dates of the UPC Negotiable Notes of each of the three series are as follows:

         (i) the UPC Negotiable Notes, Series I (the "Series I Notes") shall be issued in principal amount equal to $15.90 per share of ENB Common Stock and shall be payable as to principal on the one-year anniversary of the effective date of the Merger and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the effective date of the Merger shall occur; (ii) the UPC Negotiable Notes, Series II (the "Series II Notes") shall be issued in principal amount equal to $12.61 per share of ENB Common Stock and shall be payable as to principal on March 31, 1997 and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the effective date of the Merger shall occur; and (iii) the UPC Negotiable Notes, Series III (the "Series III Notes") shall be issued in principal amount equal to $3.29 per share of ENB Common Stock and shall be payable as to principal on September 30, 1997 and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the effective date of the Merger shall occur (subject to actual receipt by the Resulting Bank of moneys equal to or in excess of amounts due on the Series III Notes in repayment of certain loans made by ENB to Aerovias Venezolanas, S.A., a Venezuelan corporation (the "Scheduled Borrower") which are currently in default and which are more particularly described in the Reorganization Agreement).

         Thus, in addition to his or her $9.86 per share Cash Payment, an ENB Record Holder who shall hold less than 6,290 shares of ENB Common Stock would receive in lieu of any Consideration in the form of UPC Negotiable Notes of all Series, a cash payment equal to $31.80 multiplied by the number of shares of ENB Common Stock held and an ENB Record Holder who shall hold less than 144 shares of ENB Common Stock would receive in lieu of any Consideration in the form of Series E Preferred Stock a cash payment equal to the Highest Trade Price, multiplied by the number of whole and fractional shares of shares of Series E Preferred Stock to which an ENB Record Holder would otherwise be entitled. The Highest Trade Price of the Series E Preferred Stock on August 22, 1995 was $35.38 per share. Accordingly, if the market should be the same on the Effective Date of the Merger, an ENB Record

Holder who shall hold less than 144 shares of ENB Common Stock would receive in the aggregate approximately $66.27 in cash in exchange for each share of ENB Common Stock held (and no Series E Preferred Stock and no UPC Negotiable Notes). The market price of the Series E Preferred Stock may change significantly prior to the Effective Date of the Merger.

EFFECTIVE DATE

         The Merger will become effective at the time specified in the Official Certification of Merger (the "Certification") issued by the Office of the Comptroller of the Currency (the "Comptroller") in accordance with Federal Law (the "Effective Time of the Merger"). Such Certification is generally issued within ten (10) days of request by the parties made following receipt of all regulatory approvals. Assuming the timely receipt of all prior regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all contractual conditions to closing set forth in the Reorganization Agreement, it is expected that the Merger would become effective on or about December 31, 1995. The effective date of the Merger will be the day on which the Effective Time of the Merger occurs (the "Effective Date of the Merger"). Only the ENB Record Holders will be entitled to receive the Consideration for the Merger pursuant to the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARD OF DIRECTORS

         The Board of Directors of ENB (the "ENB Board") believes the Merger is fair to, and in the best interests of ENB and its shareholders and unanimously recommends that ENB's shareholders vote "FOR" approval of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A. The ENB Board, after consideration of a number of alternatives available to ENB and ENB's shareholders, believes that the Merger will enable the ENB shareholders to participate in opportunities for investment value and growth. The Merger and the resulting affiliation with UPC's banking network would give ENB's banking offices access to a substantially larger base of capital and enhanced regulatory and operating expertise and would permit ENB's banking offices to expand services beyond those presently provided. Moreover, affiliation with UPC will enhance the ability of the banking offices presently operated by ENB to compete more effectively in the Southeast Florida marketplace and to enjoy certain economies of scale in their banking operations. See "THE MERGER--Background of and Reasons for the Merger."

FAIRNESS OPINION OF THE ROBINSON-HUMPHREY COMPANY, INC.

         ENB has retained The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") as its financial advisor in connection with the Merger and requested that Robinson-Humphrey render its opinion with respect to the fairness from a financial point of view to the ENB shareholders of the Consideration to be received by them in the Merger. Robinson-Humphrey rendered its written opinion to ENB's Board of Directors (the "ENB Board") to the effect that as of April 25, 1995, the Consideration to be received by the ENB shareholders in the Merger was fair from a financial point of view, to such shareholders. The fairness opinion sets forth a description of assumptions made and matters considered by Robinson-Humphrey, and contains certain limitations and qualifications. A copy of the fairness opinion is attached as Appendix C to this Prospectus, and the description set forth herein is qualified in its entirety by reference to the opinion.

         For additional information, see "THE MERGER--Fairness Opinion of the Robinson-Humphrey Company, Inc." herein and the copy of the fairness opinion attached hereto as Appendix C.

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the approval of the ENB shareholders, receipt of the required prior regulatory approvals and satisfaction of certain customary contractual closing conditions.

         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approval of the Office of the Comptroller of the Currency (the "Comptroller"); the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the Florida Department of Banking and Finance (the "Florida Department"). Applications for such approvals are expected to be submitted to each of the respective regulatory agencies within thirty (30) days after the date of the Special Meeting. There can be no assurance as to when or if UPC and ENB will receive the necessary regulatory approvals. See "THE MERGER--Conditions to Consummation of the Merger," "--Regulatory Approvals" and "--Conduct of Business Pending the Merger" and "CERTAIN REGULATORY CONSIDERATIONS."

MANAGEMENT AFTER THE MERGER

         At the Effective Time of the Merger, the persons who are serving immediately prior thereto as officers or directors of ENB shall cease to be officers or directors of ENB (then operating as Union Planters Bank of Florida, N.A.) as the bank resulting from and surviving the Merger. Such individuals as shall be designated by UPC shall be elected or appointed effective immediately following the Effective Time of the Merger and thereafter shall hold office as provided in the Articles of Association and ByLaws of the Resulting Bank. It is anticipated that the persons named below will be elected or appointed to serve as officers and directors of the Resulting Bank unless and until their successors shall have been duly elected or appointed and have qualified. Certain of the directors of the two merging banks would continue as directors of the Resulting Bank:

             Carole Fewell                           Abel L. Iglesias
             Robert L. Jamerson, Jr.                 Caridad Campos
             Jose J. Valdes-Fauli                    Robert E. Diaz
             Melvin Wolfe                            Isis Valle

See "THE MERGER--Management After the Merger."

SHAREHOLDERS' DISSENTERS' RIGHTS

         Any shareholder of ENB entitled to vote on the proposed Reorganization Agreement and Merger Agreement annexed thereto as Exhibit A has the right to receive in cash, the appraised value of his or her shares of ENB Common Stock upon compliance with United States Code Annotated, Title 12, Section 215(b)-(d) (the "Statute") a copy of which is annexed to this Prospectus as Appendix D. Shareholders wishing to dissent from the Reorganization Agreement are urged to read carefully "THE SPECIAL MEETING--Shareholders' Dissenters' Rights" and Appendix D and should consult with their own legal advisors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is expected that for federal income tax purposes the Merger will not qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes the ENB Record Holders will be treated as if they had sold their stock in a taxable transaction and will realize and recognize gain or loss (if any) to the extent of the cash, the value of the Series E Preferred Stock and UPC Negotiable Notes received as the Consideration for their ENB Common Stock. An ENB Record Holder may also recognize gain or loss by reason of receiving cash in lieu of a fractional share or as a result of the exercise of Dissenters' Rights. See "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger is intended to be accounted for as a "purchase" under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16 and the interpretations thereof. See "THE MERGER-- Accounting Treatment."

MARKET PRICES OF PREFERRED STOCK AND COMMON STOCK

UPC Series E Preferred Stock. The Series E Preferred Stock is listed on the NASDAQ/NMS under the symbol "UPCPO." The following table sets forth for the indicated periods the high and low closing prices for the Series E Preferred Stock, as traded through the facilities of the NASDAQ/NMS and the cash dividends declared per share.


                                                                                                       CASH
                                                                        PRICE RANGE                  DIVIDENDS
                                                                       -------------                 DECLARED
                                                                      HIGH          LOW              PER SHARE
                                                                      ----          ---              ---------
1995
  First Quarter                                                      $32.38        $27.75              $  .50
  Second Quarter                                                      36.39         30.25                 .50
  Third Quarter through August 22, 1995                               36.75         33.75                 .50
  Fourth Quarter                                                         N.A.         N.A.                .50
                                                                                                       ------
         Total                                                                                         $ 2.00
                                                                                                       ======

1994
  First Quarter                                                       $37.13        $33.50             $  .50
  Second Quarter                                                       38.50         34.25                .50
  Third Quarter                                                        34.75         32.25                .50
  Fourth Quarter                                                       33.00         26.25
                                                                                                          .50
                                                                                                       ------
         Total                                                                                         $ 2.00
                                                                                                       ======

1993
  First Quarter                                                       $40.00        $32.75             $  .50
  Second Quarter                                                       40.50         33.25                .50
  Third Quarter                                                        41.00         35.63                .50
  Fourth Quarter                                                       40.25         34.00                .50
                                                                                                       ------
         Total                                                                                         $ 2.00
                                                                                                       ======

         The last reported sale price of Series E Preferred Stock on the NASDAQ/NMS on August 22, 1995, which was the last practicable date prior to the mailing of this Prospectus, was $35.38 per share. Each share of the Series E Preferred Stock is convertible at any time at the option of the holder into
1.25 shares of UPC Common Stock.

         UPC Common Stock. The UPC Common Stock is listed and traded on the NYSE (symbol: UPC). The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share for the periods indicated:

                                                                                                        CASH
                                                                          PRICE RANGE                 DIVIDENDS
                                                                          -----------                 DECLARED
                                                                       HIGH          LOW              PER SHARE
                                                                       ----          ---              ---------
1995
  First Quarter                                                       $24.50        $20.88               $.23
  Second Quarter                                                       28.13         23.13                .25
  Third Quarter
    Through August 22, 1995                                            29.75         26.13                .25
                                                                                                         ----
         Total                                                                                           $.73
                                                                                                         ====

1994
  First Quarter                                                       $26.25        $23.13               $.21
  Second Quarter                                                       28.75         24.75                .21
  Third Quarter                                                        26.00         23.50                .23
  Fourth Quarter                                                       24.50         19.63                .23
                                                                                                         ----
         Total                                                                                           $.88
                                                                                                         ====

1993
  First Quarter                                                       $29.13        $22.50               $.18
  Second Quarter                                                       29.25         22.63                .18
  Third Quarter                                                        30.00         25.00                .18
  Fourth Quarter                                                       28.75         23.63                .18
                                                                                                         ----
         Total                                                                                           $.72
                                                                                                         ====


         The last reported sale price of UPC Common Stock on the NYSE as of August 22, 1995, which was the last practicable date prior to the mailing of this Prospectus, was $28.25 per share.

         ENB Common Stock. The ENB Common Stock is not listed for trading on a national securities exchange or otherwise publicly traded in any established securities market. ENB is not aware of any active market or trading in the shares of ENB Common Stock. See "EASTERN NATIONAL BANK -- Market Price of ENB Common Stock."

SELECTED CONSOLIDATED FINANCIAL DATA AND RECENT DEVELOPMENTS

         Selected Consolidated Financial Data. The tables on pages 10, 11 and 12 present for UPC and ENB on an historical basis, selected unaudited consolidated financial data for the five years ended December 31, 1994 and for the six-month periods ended June 30, 1995 and 1994. The information for UPC has been derived from the consolidated financial statements of UPC, including the audited consolidated financial statements of UPC incorporated in this Prospectus by reference to Exhibit 13 to UPC's 1994 Annual Report on Form 10-K, dated December 31, 1994 and the unaudited interim financial statements for the three- and six-month periods ended June 30, 1995 included in UPC's quarterly report on Form 10-Q dated June 30, 1995, and should be read in conjunction therewith and with the notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The information for ENB has been derived from consolidated financial statements, including the consolidated financial statements of ENB annexed as Appendices A-1 and A-2 to this Prospectus. Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the managements of the respective companies, all adjustments, consisting only of normal recurring adjustments, necessary to arrive at a fair statement of interim results of operations of UPC and ENB, have been included.

         Recent Developments. Certain information concerning UPC's Consummated and Pending Acquisitions is presented on page 14 below.

                    UPC Selected Consolidated Financial Data


                                                Six Months Ended
                                                    June 30,                Years Ended December 31, (1)
                                            --------------------------  ----------------------------------------
                                                1995          1994          1994          1993          1992
                                            ------------  ------------  ------------  ------------  ------------
                                                        (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                     $     199,089 $     188,528 $     388,278  $    343,710  $    281,148
  Provision for losses on loans                   3,686         1,800         3,636        16,558        27,182
  Investment securities gains (losses)               (3)          274       (20,298)        4,495        14,019
  Other noninterest income                       71,773        56,389       113,860       115,430        98,590
  Noninterest expense                           169,095       168,863       398,835       319,681       279,464
                                            -----------   -----------   -----------   -----------   -----------
  Earnings before income taxes,
    extraordinary item, and accounting
    changes                                      98,078        74,528        79,369       127,396        87,111
  Applicable income taxes                        31,197        22,889        20,761        37,420        23,861
                                            -----------   -----------   -----------   -----------   -----------
  Earnings before extraordinary item and
    accounting changes                           66,881        51,639        58,608        89,976        63,250
  Extraordinary item-defeasance of debt,
    net of taxes                                      -             -             -        (3,206)            -
  Accounting changes, net of taxes                    -             -             -         5,782             -
                                            -----------   -----------   -----------   -----------   -----------
  Net earnings                            $      66,881 $      51,639 $      58,608        92,552        63,250
                                            ===========   ===========   ===========   ===========   ===========
Per Common Share Data (2)
  Primary
    Earnings before extraordinary item and
      accounting changes                  $        1.56 $        1.18 $        1.25          2.31          1.79
    Extraordinary item-defeasance of debt,
      net of taxes                                    -             -             -          (.09)            -
    Accounting changes, net of taxes                  -             -             -           .16             -
    Net earnings                                   1.56          1.18          1.25          2.38          1.79
  Fully diluted
    Earnings before extraordinary item and
      accounting changes                           1.49          1.14          1.25          2.23          1.77
    Extraordinary item-defeasance of debt,
      net of taxes                                    -             -             -          (.08)            -
    Accounting changes, net of taxes                  -             -             -           .15             -
    Net earnings                                   1.49          1.14          1.25          2.30          1.77
  Cash dividends                                   0.48          0.42           .88           .72           .60
  Book value                                      17.86         16.64         16.01         16.29         14.02
Balance Sheet Data (at period end)
  Total assets                            $   9,745,439 $  10,090,999 $  10,015,069     9,029,893     7,493,004
  Loans, net of unearned income               6,085,087     5,388,459     5,949,128     4,653,368     3,585,769
  Allowance for losses on loans                 118,675       122,823       122,089       114,353        89,827
  Investment securities                       2,506,948     3,672,357     2,962,144     3,295,644     2,793,950
  Deposits                                    8,263,263     8,341,007     8,417,842     7,671,621     6,441,991
  Short-term borrowings                         140,434       534,101       415,171       275,537       321,976
  Long-term debt (3)
    Parent company                              114,816       114,764       114,790       114,729        74,292
    Subsidiary banks                            298,607       226,873       226,161       195,442        21,756
  Total shareholders' equity                    811,520       768,747       730,707       682,002       529,496
Average assets                                9,787,388     9,961,386    10,025,383     8,857,216     6,934,718
Average shareholders' equity                    779,517       769,170       778,232       639,874       494,529
Average shares outstanding (in thousands)
      Primary                                    40,514        40,004        40,055        35,311        31,910
      Fully diluted                              45,005        44,486        40,397        39,541        34,754



                                               Years Ended December 31, (1)
                                              -----------------------------
                                                  1991          1990
                                              ------------  ------------
                                         (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                         $    233,790  $    206,529
  Provision for losses on loans                     34,203        26,304
  Investment securities gains (losses)               2,624            83
  Other noninterest income                          90,697        92,076
  Noninterest expense                              238,475       231,733
                                               -----------   -----------
  Earnings before income taxes,
    extraordinary item, and accounting
    changes                                         54,433        40,651
  Applicable income taxes                           11,537         5,408
                                               -----------   -----------
  Earnings before extraordinary item and
    accounting changes                              42,896        35,243
  Extraordinary item-defeasance of debt,
    net of taxes                                         -             -
  Accounting changes, net of taxes                       -             -
                                               -----------   -----------
  Net earnings                                $     42,896  $     35,243
                                               ===========   ===========
Per Common Share Data (2)
  Primary
    Earnings before extraordinary item and
      accounting changes                      $       1.32  $       1.03
    Extraordinary item-defeasance of debt,
      net of taxes                                       -             -
    Accounting changes, net of taxes                     -             -
    Net earnings                                      1.32          1.03
  Fully diluted
    Earnings before extraordinary item and
      accounting changes                              1.32          1.03
    Extraordinary item-defeasance of debt,
      net of taxes                                       -             -
    Accounting changes, net of taxes                     -             -
    Net earnings                                      1.32          1.03
  Cash dividends                                       .48           .48
  Book value                                         12.77         11.77
Balance Sheet Data (at period end)
  Total assets                                $  5,928,496  $  6,095,531
  Loans, net of unearned income                  3,132,924     3,376,435
  Allowance for losses on loans                     67,989        67,505
  Investment securities                          1,777,754     1,773,508
  Deposits                                       5,145,181     5,182,379
  Short-term borrowings                            222,510       362,364
  Long-term debt (3)
    Parent company                                  38,163        44,662
    Subsidiary banks                                10,083         4,469
  Total shareholders' equity                       425,970       383,349
Average assets                                   5,928,927     6,096,808
Average shareholders' equity                       398,651       386,800
Average shares outstanding (in thousands)
      Primary                                       31,752        33,738
      Fully diluted                                 32,105        34,078




                                                 Six Months Ended
                                                   June 30, (6)                         Years Ended December 31, (1)
                                               -------------------     -----------------------------------------------------------
                                                1995        1994        1994       1993          1992          1991          1990
                                               ------      -------     ------     -------       ------       --------       ------
Profitability and Capital Ratios
  Return on average assets                      1.38 %      1.05 %       .58 %      1.04 %         .91 %         .72 %         .58 %
  Return on average common equity              18.48       14.33        7.40       15.55         13.48         10.80          9.12
  Net interest income (taxable-equivalent)
    to average earning assets (4)               4.62        4.35        4.39        4.44          4.62          4.54          4.02
  Loans/deposits                               73.64       64.60       70.67       60.66         55.66         60.89         65.15
  Common and preferred dividend payout
    ratio                                      34.14       35.45       64.68       31.81         35.72         35.66         43.08
  Equity/assets (period end)                    8.33        7.62        7.30        7.55          7.07          7.19          6.29
  Average shareholders' equity/average
    total assets                                7.96        7.72        7.76        7.22          7.13          6.72          6.34
  Leverage ratio (5)                            7.96        7.43        7.18        7.23          7.11          7.10          6.18
  Tier 1 capital to risk-weighted
    assets (5)                                 12.98       13.68       12.22       13.58         13.35         11.91          9.98
  Total capital to risk-weighted
    assets (5)                                 15.49       16.29       14.75       16.40         15.44         14.13         12.09
Asset Quality Ratios
  Allowance/period end loans                    1.95        2.28        2.05        2.46          2.51          2.17          2.00
  Nonperforming loans/total loans                .41         .47         .32         .59          1.32          1.09          1.07
  Allowance/nonperforming loans                  475         487         641         414           190           200           187
  Nonperforming assets/loans and
    foreclosed properties                        .51         .63         .42         .78          1.69          1.74          1.81
  Provision/average loans                        .12         .07         .07         .37           .77          1.04           .78
  Net charge-offs/average loans                  .24         .10         .09         .30           .60          1.02           .85
----------------------

(1) Reference is made to "Basis of Presentation" in Note 1 to the consolidated financial statements.
(2) Share and per share amounts have been retroactively restated for material acquisitions accounted for as poolings of interests.
(3) Long-term debt includes subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year. Subsidiary banks' long-term debt is primarily FHLB advances.
(4) Calculation does not include the impact of the unrealized gain or loss on available for sale investment securities.
(5) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total Capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier
    1 capital to total adjusted assets is 3% to 5% (5% for bank holding companies effecting acquisitions).
(6) Profitability and capital ratios for the six months ended June 30, 1995 and 1994 are presented on an annualized basis.

                   ENB SELECTED CONSOLIDATED FINANCIAL DATA




                                           Six Months Ended
                                              June 30,                                   Years Ended December 31,
                                         ------------------------------------------------------------------------------------------
                                            1995         1994       1994          1993          1992         1991          1990
                                         ----------   ----------  ---------    ----------   -----------   -----------   -----------
                                                               (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
   Net interest income                   $    6,126    $   5,357  $  10,841    $    9,780   $     8,350   $     6,387   $     5,457
   Provision for loan losses                    460          375        750           825         1,079           950           490
   Noninterest income                         1,400        1,269      3,332         2,621         2,083         1,545         1,114
   Noninterest expense                        5,150        4,718     10,683         8,926         6,937         6,095         5,113
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------
   Income before income taxes                 1,916        1,533      2,740         2,650         2,417           887           968
   Income taxes                                 761          635      1,109         1,015           881           337           368
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------
   Net income                            $    1,155    $     898  $   1,631    $    1,635   $     1,536   $       550   $       600
                                         ==========    =========  =========    ==========   ===========   ===========   ===========

PER COMMON SHARE DATA(1)
   Net income                            $     2.54    $    1.97  $    3.58    $     3.58   $      3.37   $      1.79   $      2.12
   Book value                                 45.25        40.91      42.43         39.22         35.64         32.27         30.58


BALANCE SHEET DATA (AT PERIOD END)
   Total assets                          $  266,252    $ 246,407  $ 242,213    $  240,185   $   230,883   $   171,016   $   133,316
   Loans, net of unearned interest          164,637      149,888    139,339       155,801       159,260       114,991        92,071
   Allowance for loan losses                  1,623        1,787      1,612         1,807         1,835         1,034           711
   Investment securities                     58,357       65,916     62,320        35,456        33,093        28,800        21,799
   Interest-bearing deposits in other
     financial institutions                     290          782        384         2,483         4,654         4,289         1,349
   Deposits                                 235,112      221,710    218,638       212,912       205,174       148,889       114,191
   Total shareholders' equity                20,647       18,664     19,360        17,895        16,259        14,722         9,172

Average assets                              251,498      253,148    250,083       230,968       201,386       153,134       124,453
Average shareholders' equity                 20,190       18,290     18,672        17,159        15,489         9,450         8,414
Average shares outstanding                  456,250      456,250    456,250       456,250       456,243       307,162       282,415
Average loans                               153,353      152,694    148,254       160,431       135,411       102,275        83,399

PROFITABILITY AND CAPITAL RATIOS
   Return on average assets                    0.92%        0.71%      0.65%         0.71%         0.76%         0.36%         0.50%
   Return on average stockholders'
     equity                                   11.44%        9.82%      8.74%         9.53%         9.92%         5.82%         7.17%
   Net yield on interest earning assets        5.37%        4.82%      4.79%         4.62%         4.52%         4.28%         4.56%
   Loans/deposits                             70.02%       67.61%     63.73%        73.18%        77.62%        77.23%        80.63%
   Equity/assets (period end)                  7.75%        7.57%      7.99%         7.45%         7.04%         8.61%         6.88%
   Average shareholders' equity/
     average total assets                      8.03%        7.23%      7.47%         7.43%         7.69%         6.17%         6.91%
   Leverage ratio(2)                           8.07%        7.22%      7.66%         7.58%         7.86%         9.20%         7.13%
   Tier 1 capital to risk-weighted
     assets(2)                                11.49%       10.71%     11.52%         9.82%         9.63%        13.56%        10.44%
   Total capital to risk-weighted
     assets(2)                                11.68%       10.93%     12.49%        10.83%        10.74%        14.54%        11.30%


                                         Six Months Ended
                                            June 30,                              Years Ended December 31,
                                         ------------------------------------------------------------------------------------------
                                            1995         1994       1994          1993          1992         1991          1990
                                         ----------   ----------  ---------    ----------   -----------   -----------   -----------
                                                               (Dollars in thousands, except per share data)
ASSET QUALITY RATIOS
   Allowance/period end loans                 0.99%        1.19%      1.16%         1.16%         1.15%         0.90%         0.77%
   Nonperforming loans/total loans            1.72%        2.52%      2.94%         2.99%         2.84%         0.99%           N/A
   Allowance/nonperforming loans             57.45%       47.26%     39.14%        38.50%        40.24%        89.99%           N/A
   Nonperforming assets/loans and
     foreclosed property(3)                   2.34%        2.77%      3.17%         3.20%         3.25%         1.54%         0.69%
   Provision/average loans                    1.06%        1.17%      0.51%         0.51%         0.80%         0.93%         0.60%
   Net charge-offs/average loans              0.29%        0.62%      0.64%         0.53%         0.21%         0.61%         0.38%


(1)    ENB has not paid any cash dividends.
(2) The risk-based capital ratios are based upon capital guidelines presented by federal regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total capital to risk-weighted assets are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
(3)    Nonperforming assets include nonaccrual loans plus foreclosed assets.

                       RECENT DEVELOPMENTS AFFECTING UPC


       UPC's Pending Acquisitions. Consistent with UPC's acquisition strategy, UPC has entered into definitive agreements pursuant to which management believes it is probable that UPC will acquire the following financial institutions in addition to ENB (collectively, the "Consummated and Pending Acquisitions"):

                                                                                CONSIDERATION
                                                                    ----------------------------------------
                                                                    APPROXIMATE
INSTITUTION                                  ASSET SIZE               VALUE                      TYPE
-----------                                --------------           -----------                  ----
                                                  (In millions)
First State Bancorporation and its                 $  110                $ 13.5            388,497 shares of
  subsidiary, First Exchange Bank,                                                        Series E Preferred
  Dyersburg, Tennessee*                                                                          Stock

Capital Bancorporation, Inc.,                       1,115                 109.3              Approximately
 Cape Girardeau, Missouri,                                                                4,200,000 shares of
and its subsidiaries, Capital Bank                                                            UPC Common
 of Cape Girardeau County, Capital                                                              Stock**
 Bank of Columbia, Capital Bank
 of Southwest Missouri, Capital
 Bank & Trust, Capital Bank of
 Sikeston, Capital Bank of Perryville, N.A.,
 Maryland Avenue Bancorporation, Inc.
 Century State Bancshares, Inc. and
 Capital Bank, a Federal Savings Bank
 (Jonesboro, Arkansas)

Planters Bank & Trust Company                          60                   9.5              Approximately
 Forrest City, Arkansas                                                                    341,000 shares of
                                                                                              UPC Common
                                                                                                Stock**
                                                    -----                 -----

         Totals                                    $1,285                $132.3
                                                    =====                 =====

_______________
*Acquisition completed July 1, 1995.
**Maximum number of shares of UPC Common Stock estimated to be issued.

Reorganization of Union Planters Bank of Mississippi. It is anticipated that prior to the end of August, 1995, fifty- five (55) of the branches now held by Union Planters Bank of Mississippi ("UPBM") (formerly Sunburst Bank, Mississippi) will be transferred to two newly-formed and two existing regional banking subsidiaries of UPC. While the separation of the branches previously held by UPBM will have no material impact on the consolidated financial condition of UPC, it will promote the identification of individual branch operations within their local communities.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited consolidated pro forma condensed financial information including a balance sheet at June 30, 1995 and statements of earnings for the six-month period ended June 30, 1995 and the years ended December 31, 1994, 1993 and 1992. The pro forma statements reflect pro forma historical results for (i) UPC for all periods; and (ii) UPC, Capital, other Consummated and Pending Acquisitions and the retirement of debt and preferred stock related to the Capital Acquisition. The acquisition of ENB and the other Consummated and Pending Acquisitions set forth in the table on page 14 (except the Capital Acquisition) are not material to UPC and therefore are not presented separately in these pro forma statements. The Capital Acquisition meets the significant subsidiary test and proforma financial information is presented for all periods. The unaudited pro forma financial information reflects the pending acquisitions using the purchase method of accounting, except for Planters Bank & Trust Co. and Capital Bancorporation, Inc. which are expected to be accounted for as poolings of interests. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of UPC and ENB, respectively, and in conjunction with the information presented in UPC's Quarterly Report on Form 10-Q dated June 30, 1995 and UPC's Current Reports on Form 8-K dated July 20, 1995, August 21, 1995 and August 22, 1995. Pro forma results are not necessarily indicative of future operating results. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "Appendices A-1 and A-2."

               UNION PLANTERS CORPORATION AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
               JUNE 30, 1995
               (Dollars in thousands)


                                                                                                  UNION
                                                                                                PLANTERS,
                                                                                                  OTHER
                                                                                               CONSUMMATED
                                                                                               AND PENDING
                                                                                              ACQUISITIONS,
                                                                                             AND RETIREMENT
                                                                                 UNION         OF DEBT AND
                                                                                PLANTERS     PREFERRED STOCK
                                                                               ----------      -----------
               ASSETS
                 Cash and due from banks                                      $  434,175      $   479,521
                 Interest-bearing deposits at financial
                   institutions                                                   35,020           39,490
                 Federal funds sold and securities
                   purchased under agreements to resell                           56,351          124,651
                 Trading account securities                                      210,775          210,775
                 Loans held for resale                                            54,136           59,384
                 Investment securities
                   Available for sale, at fair value                           1,501,600        1,546,000
                   Held to maturity, at amortized cost                         1,005,348        1,180,821
                 Loans                                                         6,115,497        7,226,571
                   Less:  Unearned income                                        (30,410)         (33,926)
                          Allowance for losses on loans                         (118,675)        (135,382)
                                                                               ---------       ----------
                       Net loans                                               5,966,412        7,057,263

                 Premises and equipment                                          199,170          241,816
                 Accrued interest receivable                                      83,191           95,229
                 Goodwill and other intangibles                                   46,940           73,929
                 Other assets                                                    152,321          162,408
                                                                               ---------       ----------
                       Total assets                                           $9,745,439      $11,271,287
                                                                               =========       ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
                 Deposits
                   Noninterest-bearing                                        $1,244,678      $ 1,420,373
                   Certificates of deposit of $100,000
                     and over                                                    585,569          754,988
                   Other interest-bearing                                      6,433,016        7,449,927
                                                                               ---------       ----------
                       Total deposits                                          8,263,263        9,625,288

                 Short-term borrowings                                           140,434          173,212
                 FHLB advances                                                   291,630          298,614
                 Long-term debt                                                  121,793          134,793
                 Accrued interest, expenses, and taxes                            76,672           85,530
                 Other liabilities                                                40,127           46,005
                                                                               ---------       ----------
                       Total liabilities                                       8,933,919       10,363,442
                                                                               ---------       ----------
                 Shareholders' equity
                   Preferred stock
                     Convertible                                                  87,298          104,586
                     Nonconvertible                                                    0                -
                   Common stock                                                  202,766          225,502
                   Additional paid-in capital                                     74,960           99,377
                   Net unrealized gain (loss) on available
                     for sale securities                                             926              662
                   Retained earnings                                             445,570          477,718
                                                                               ---------       ----------
                       Total shareholders' equity                                811,520          907,845
                                                                               ---------       ----------
                       Total liabilities and
                         shareholders' equity                                 $9,745,439      $11,271,287
                                                                               =========       ==========

            UNION PLANTERS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS SIX MONTHS ENDING JUNE 30, 1995
            (Dollars in thousands, except per share data)


                                                                                             UNION PLANTERS,
                                                                                                 OTHER
                                                                                              CONSUMMATED
                                                                                              AND PENDING
                                                                                              ACQUISITIONS,
                                                                                             AND RETIREMENT
                                                                                UNION          OF DEBT AND
                                                                               PLANTERS      PREFERRED STOCK
            Interest income                                                  ------------    --------------
              Interest and fees on loans                                   $     270,725     $     319,716
              Interest on investment securities
                Taxable                                                           68,017            74,362
                Tax-exempt                                                        15,700            16,158
              Interest on deposits at financial institutions                         902               922
              Interest on federal funds sold and securities
                purchased under agreements to resell                               2,258             2,965
              Interest on trading account securities                               6,005             6,005
              Interest on loans held for resale                                    1,239             1,357
                                                                             -----------       -----------
                  Total interest income                                          364,846           421,485
                                                                             -----------       -----------
            Interest expense
              Interest on deposits                                               145,520           171,471
              Interest on short-term borrowings                                    7,146             7,921
              Interest on FHLB advances and long-term debt                        13,091            13,940
                                                                             -----------       -----------
                  Total interest expense                                         165,757           193,332
                                                                             -----------       -----------
                  Net interest income                                            199,089           228,153
            Provision for losses on loans                                          3,686             5,882
                                                                             -----------       -----------
                  Net interest income after provision
                    for losses on loans                                          195,403           222,271
                                                                             -----------       -----------
            Noninterest income
              Service charges on deposit accounts                                 33,888            37,000
              Investment securities gains                                             (3)               (3)
              Other income                                                        37,885            41,499
                                                                             -----------       -----------
                  Total noninterest income                                        71,770            78,496
                                                                             -----------       -----------
            Noninterest expense
              Salaries and employee benefits                                      78,383            90,694
              Net occupancy expense                                               12,443            15,267
              Equipment expense                                                   14,276            15,447
              Other expense                                                       63,993            73,070
                                                                             -----------       -----------
                  Total noninterest expense                                      169,095           194,478
                                                                             -----------       -----------
                  Earnings before income taxes                                    98,078           106,289
            Applicable income taxes                                               31,197            34,796
                                                                             -----------       -----------
                  Net earnings                                             $      66,881     $      71,493
                                                                             ===========       ===========


            Earnings per common share
              Primary                                                     $         1.56     $        1.50
              Fully diluted                                                         1.49              1.42
            Weighted average shares outstanding
              (in thousands)
                Primary                                                           40,514            44,641
                Fully diluted                                                     45,005            49,997

   UNION PLANTERS CORPORATION AND SUBSIDIARIES
   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
   YEAR ENDING DECEMBER 31, 1994
   (Dollars in thousands, except per share data)

                                                                                         UNION
                                                                                       PLANTERS,
                                                                                         OTHER
                                                                                      CONSUMMATED
                                                                                      AND PENDING
                                                                                     ACQUISITIONS,
                                                                                    AND RETIREMENT
                                                                       UNION          OF DEBT AND
                                                                      PLANTERS      PREFERRED STOCK
   Interest income                                                  ------------      ------------
     Interest and fees on loans                                   $     460,617     $     543,236
     Interest on investment securities
       Taxable                                                          156,429           168,017
       Tax-exempt                                                        32,406            33,375
     Interest on deposits at financial institutions                         718               839
     Interest on federal funds sold and securities
       purchased under agreements to resell                               3,637             3,725
     Interest on trading account securities                               9,143             9,143
     Interest on loans held for resale                                    1,107             1,573
                                                                    -----------       -----------
         Total interest income                                          664,057           759,908
                                                                    -----------       -----------
   Interest expense
     Interest on deposits                                               235,815           274,514
     Interest on short-term borrowings                                   20,082            21,386
     Interest on FHLB advances and long-term debt                        19,882            21,529
                                                                    -----------       -----------
         Total interest expense                                         275,779           317,429
                                                                    -----------       -----------
         Net interest income                                            388,278           442,479
   Provision for losses on loans                                          3,636             6,288
                                                                    -----------       -----------
         Net interest income after provision
           for losses on loans                                          384,642           436,191
                                                                    -----------       -----------
   Noninterest income
     Service charges on deposit accounts                                 52,590            58,807
     Investment securities losses                                       (20,298)          (20,297)
     Other income                                                        61,270            68,428
                                                                    -----------       -----------
         Total noninterest income                                        93,562           106,938
                                                                    -----------       -----------
   Noninterest expense
     Salaries and employee benefits                                     160,862           184,468
     Net occupancy expense                                               25,750            31,652
     Equipment expense                                                   26,451            29,238
     Other expense                                                      185,772           203,973
                                                                    -----------       -----------
         Total noninterest expense                                      398,835           449,331
                                                                    -----------       -----------
         Earnings before income taxes                                    79,369            93,798
   Applicable income taxes                                               20,761            27,109
                                                                    -----------       -----------
         Net earnings                                             $      58,608     $      66,689
                                                                    ===========       ===========


   Earnings per common share
     Primary                                                     $         1.25     $        1.29
     Fully diluted                                                         1.25              1.29
   Weighted average shares outstanding
     (in thousands)
       Primary                                                           40,055            44,082
       Fully diluted                                                     40,397            44,424

    UNION PLANTERS CORPORATION AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
    FOR THE YEAR ENDED DECEMBER 31, 1993
    (Dollars in thousands, except per share data)

                                                                                                       UNION
                                                                                                      PLANTERS
                                                                                UNION                   AND
                                                                               PLANTERS               CAPITAL
    Interest income                                                          ------------           ------------
      Interest and fees on loans                                           $     375,567           $    425,967
      Interest on investment securities
        Taxable                                                                  151,538                157,403
        Tax-exempt                                                                29,825                 30,507
      Interest on deposits at financial institutions                               1,742                  1,862
      Interest on federal funds sold and securities
        purchased under agreements to resell                                       5,092                  6,175
      Interest on trading account securities                                       6,194                  6,194
      Interest on loans held for resale                                            7,432                  7,438
                                                                             -----------            -----------
          Total interest income                                                  577,390                635,546
                                                                             -----------            -----------
    Interest expense
      Interest on deposits                                                       213,197                238,019
      Interest on short-term borrowings                                            7,230                  8,203
      Interest on FHLB advances and long-term debt                                13,253                 14,291
                                                                             -----------            -----------
          Total interest expense                                                 233,680                260,513
                                                                             -----------            -----------
          Net interest income                                                    343,710                375,033
    Provision for losses on loans                                                 16,558                 17,950
                                                                             -----------            -----------
          Net interest income after provision
            for losses on loans                                                  327,152                357,083
                                                                             -----------            -----------
    Noninterest income
      Service charges on deposit accounts                                         46,532                 49,490
      Investment securities gains (losses)                                         4,495                  4,506
      Other income                                                                68,898                 73,566
                                                                             -----------            -----------
          Total noninterest income                                               119,925                127,562
                                                                             -----------            -----------
    Noninterest expense
      Salaries and employee benefits                                             150,383                163,711
      Net occupancy expense                                                       23,356                 25,393
      Equipment expense                                                           23,986                 25,989
      Other expense                                                              121,956                131,357
                                                                             -----------            -----------
          Total noninterest expense                                              319,681                346,450
                                                                             -----------            -----------
          Earnings before income taxes, extraordinary
            items, and accounting changes                                        127,396                138,195
    Applicable income taxes                                                       37,420                 41,168
                                                                             -----------            -----------
          Earnings before extraordinary items
            and accounting changes                                         $      89,976           $     97,027
                                                                             ===========            ===========

    Earnings per common share
      Primary                                                              $        2.31           $       2.24
      Fully diluted                                                                 2.23                   2.18
    Weighted average shares outstanding
      (in thosands)
        Primary                                                                   35,311                 38,914
        Fully diluted                                                             39,541                 43,144

    UNION PLANTERS CORPORATION AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
    FOR THE YEAR ENDED DECEMBER 31, 1992
    (Dollars in thousands, except per share data)

                                                                                                      UNION
                                                                                                     PLANTERS
                                                                               UNION                   AND
                                                                              PLANTERS               CAPITAL
    Interest income                                                         ------------           ------------
      Interest and fees on loans                                          $     314,814           $    358,948
      Interest on investment securities
        Taxable                                                                 142,663                147,303
        Tax-exempt                                                               22,238                 22,846
      Interest on deposits at financial institutions                              4,915                  4,985
      Interest on federal funds sold and securities
        purchased under agreements to resell                                      5,250                  6,229
      Interest on trading account securities                                      6,648                  6,648
      Interest on loans held for resale                                           7,250                  7,250
                                                                            -----------            -----------
          Total interest income                                                 503,778                554,209
                                                                            -----------            -----------
    Interest expense
      Interest on deposits                                                      209,035                234,070
      Interest on short-term borrowings                                           8,040                  9,086
      Interest on FHLB advances and long-term debt                                5,555                  5,842
                                                                            -----------            -----------
          Total interest expense                                                222,630                248,998
                                                                            -----------            -----------
          Net interest income                                                   281,148                305,211
    Provision for losses on loans                                                27,182                 29,071
                                                                            -----------            -----------
          Net interest income after provision
            for losses on loans                                                 253,966                276,140
                                                                            -----------            -----------
    Noninterest income
      Service charges on deposit accounts                                        35,590                 37,750
      Investment securities gains (losses)                                       14,019                 14,019
      Other income                                                               63,000                 65,756
                                                                            -----------            -----------
          Total noninterest income                                              112,609                117,525
                                                                            -----------            -----------
    Noninterest expense
      Salaries and employee benefits                                            116,764                125,769
      Net occupancy expense                                                      19,401                 20,793
      Equipment expense                                                          18,836                 20,331
      Other expense                                                             124,463                130,772
                                                                            -----------            -----------
          Total noninterest expense                                             279,464                297,665
                                                                            -----------            -----------
          Earnings before income taxes                                           87,111                 96,000
    Applicable income taxes                                                      23,861                 27,048
                                                                            -----------            -----------
          Net earnings                                                    $      63,250           $     68,952
                                                                            ===========            ===========
    Earnings per common share
      Primary                                                             $        1.79           $       1.75
      Fully diluted                                                                1.77                   1.73
    Weighted average shares outstanding
      (in thousands)
        Primary                                                                  31,910                 35,463
        Fully diluted                                                            34,754                 38,307

                              THE SPECIAL MEETING


TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES

         Each copy of this Prospectus mailed to holders of record of ENB Common Stock is accompanied by a proxy appointment card furnished in connection with the ENB Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at _____ a.m. Eastern Time on ________, _________, 1995, at ENB's
executive offices located at 799 Brickell Plaza, Tenth Floor, Miami, Florida 33131. Only holders of record of ENB Common Stock at the close of business on August __, 1995, are entitled to receive notice of, and to vote at, the Special Meeting. At the Special Meeting, ENB shareholders will consider and vote upon a proposal to approve the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A. The shareholders would also act upon such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other matters to be acted upon at the Special Meeting.

         HOLDERS OF ENB COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO ENB IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT AND THE MERGER AGREEMENT ANNEXED THERETO AS EXHIBIT A (BUT WILL NOT BE SUFFICIENT, WITHOUT FURTHER ACTION, TO PERFECT DISSENTERS' RIGHTS). ENB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any holder of ENB Common Stock who has delivered a proxy appointment may revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing or submitting a signed proxy appointment bearing a later date to Eastern National Bank, 799 Brickell Plaza, Miami, Florida 33131, Attention:
Corporate Secretary, provided such notice or proxy appointment is actually received by ENB before the vote of shareholders has been taken. A proxy appointment will not be revoked by the death or supervening incapacity of the shareholder executing the proxy appointment unless, before the shares are voted, notice of such death or incapacity shall have been filed with the Corporate Secretary or other person responsible for tabulating the votes on behalf of ENB. The shares of ENB Common Stock represented by properly executed proxy appointments received will be voted "FOR" (or "AGAINST," as indicated) approval of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the ENB proxy appointment card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority (i) will only be exercised to the extent permissible under applicable federal or state securities law and (ii) will not extend to any motion to adjourn the Special Meeting made by ENB for the purpose of soliciting additional proxy appointments. ENB is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Reorganization Agreement.

         The cost of soliciting proxies from holders of ENB Common Stock will be borne by ENB. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of ENB (who will receive no additional compensation for doing so).

VOTES REQUIRED

         The affirmative votes of the holders of at least two-thirds (2/3) of the outstanding shares of ENB Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement. Therefore, a failure to return a properly executed proxy appointment card or alternatively to vote in person at the Special Meeting will have the same effect as a vote against the Reorganization Agreement (but will not be legally sufficient without further action by the ENB shareholder to perfect his or her dissenters' rights). As of the Record Date, there were 456,250 shares of ENB Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         The directors and executive officers of ENB (the "Management Group") held beneficially and of record as of the Record Date 379 shares or approximately .084% of the outstanding shares of ENB Common Stock. ENB has been advised by the members of the Management Group that they intend to vote their shares for the Reorganization Agreement and the Merger. ENB Management has also been advised by Eastern Overseas Bank Ltd. and by the Trustees of the ENB Revocable Trust, respectively the record holders or beneficial owners of 22,803 shares (4.998%) and 432,379 shares (94.768%) of the outstanding ENB Common Stock, that these two shareholders intend to vote, or cause their shares to be voted in favor of the Reorganization Agreement and the Merger. Should the ENB Revocable Trust alone do so, the requirement of shareholder approval would be satisfied.

SHAREHOLDERS' DISSENTERS' RIGHTS

         Any shareholder of ENB entitled to vote on the Merger has the right to receive in cash, the appraised value of his or her shares of ENB Common Stock upon compliance with Title 12, subsections 215(b)-(d) of the United States Code Annotated (the "Statute"), a copy of which is annexed to this Prospectus as Appendix D. A shareholder may not dissent as to less than all of the shares which he or she beneficially owns. A nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his or her behalf must notify ENB in writing of the name and address of the record holder of the shares, if known to him or her.

         Any ENB shareholder may enforce his or her dissenters' rights either
(i) by voting against the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A (either personally or by proxy) or (ii) by giving notice in writing (the "Objection Notice") to the Corporate Secretary of ENB at or prior to the Special Meeting of Shareholders approving the Reorganization Agreement and the Merger Agreement annexed hereto as Exhibit A that he or she dissents from the Merger. In order to perfect a shareholder's dissent, within 30 days after the Effective Date of the Merger the dissenting shareholder must also deliver written demand for payment (the "Demand Letter") to the Resulting Bank, which Demand Letter must be accompanied by the certificates formerly representing the ENB shares owned by the dissenting shareholder. Any dissenting shareholder who shall fail to make the demand shall be bound by the terms of the Merger regardless of whether he voted his shares against the Merger at the Special Meeting. Consequently, any ENB shareholder desiring to exercise his or her dissenters' rights and rights to payment for his or her shares is urged to consult his or her legal advisers before attempting to exercise such rights.

         Within the 90-day period following the Effective Date of the Merger, the value of the shares held by such dissenting shareholders shall be determined by three appraisers as of the date on which the shareholders meeting authorizing the Merger was concluded. One appraiser shall be selected by the dissenting shareholders (by vote of the holders of a majority of the aggregate number of dissenting shares held by all dissenting shareholders) and the second appraiser shall be selected by the Resulting Bank. The third appraiser shall be chosen by the other two so chosen. The valuation agreed to by any two of the three appraisers shall be the valuation of the dissenting shares and shall be paid promptly to the dissenting shareholders who have properly requested payment; provided, however, that if the value so fixed shall be unsatisfactory to any dissenting shareholder who shall have properly requested payment, that shareholder may, within five days after being notified of the appraised value, appeal to the Comptroller, who shall cause a final and binding reappraisal to be made.

         If within the 90-day period following the Effective Date of the Merger, one of the appraisers should not have been selected for any reason, or if the appraisers should have failed to determine the value of the dissenting shareholders' shares, the Comptroller shall, upon written request of any interested party, cause an appraisal to be made which shall be final and binding upon all parties. The expenses of the Comptroller in making an appraisal or reappraisal (upon appeal by a dissenting shareholder) shall be borne by the Resulting Bank. If no written request should be served upon the Comptroller within five days of the expiration of the 90-day period, then all dissenting shareholders shall be bound by the appraisal or reappraisal last to occur; provided, however, that if UPC shall receive any consideration in excess of that paid to the dissenting shareholders upon auction of the Series E Preferred Stock to which such dissenting shareholders would have been entitled as provided in Section 215(d), such excess consideration shall be paid to the dissenting shareholders promptly upon receipt.

         The foregoing summary of the applicable provisions of Sections 215(b)-(d) of the Statute is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Section, a copy of which is annexed to this Prospectus as Appendix D. FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE ENB SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS TO RECEIVE IN CASH PAYMENT FOR THE SHARES. CONSEQUENTLY, ANY ENB SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER RIGHTS TO PAYMENT FOR HIS OR HER SHARES IS URGED TO CONSULT HIS OR HER LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

         For a discussion of certain federal income tax consequences in connection with exercising Dissenters' Rights, see "THE MERGER - Certain Federal Income Tax Consequences."

RECOMMENDATION

         For the reasons described below, the ENB Board has adopted the Reorganization Agreement and the Merger Agreement and believes that the Merger is in the best interest of ENB and its shareholders and recommends that shareholders of ENB vote "FOR" approval of the Reorganization Agreement and the annexed Merger Agreement.


                                   THE MERGER

         The following information concerning the Merger, insofar as it relates to matters contained in the Reorganization Agreement or the Merger Agreement annexed thereto as Exhibit A, is qualified in its entirety by reference to the Reorganization Agreement and the Merger Agreement which are annexed hereto as Appendix B. ENB shareholders are urged to read carefully the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A.

BACKGROUND OF AND REASONS FOR THE MERGER

         Background. Eastern National Bank is a national banking association headquartered in Miami, Florida. Its main office is located at 799 Brickell Plaza in Miami, Florida. At June 30, 1995, the Company had total assets of $266.3 million, total deposits of $235.1 million, and total shareholders' equity of $20.6 million. For the six-month period ended June 30, 1995, ENB had net income of $1.2 million.

         ENB offers traditional banking services including commercial, consumer, and real estate loans, deposit accounts, and private banking services. ENB had approximately 124 full-time-equivalent employees as of June 30, 1995.

         ENB has been in operation in Miami since 1969. It currently operates branches at Hialeah, Brickell, Kendall, Miami West Airport and in Coral Gables. ENB has one subsidiary, ENB Holdings, Inc. The book value of assets held by ENB Holdings on June 30, 1995, was $4.8 million.

         Economic and regulatory changes, including advances in technology and increased competition and regulatory complexity, have been the impetus to consolidation within the banking industry. In Florida, a number of banks and bank holding companies have, during the past few years, been acquired or have engaged in merger or consolidation transactions due to these pressures.

         From time to time, the ENB Board and the management of ENB have considered various strategies for ENB, including its sale.

         In September, 1994 the ENB Board decided to pursue the sale of ENB and engaged Robinson-Humphrey on September 23, 1994 to act as its exclusive agent in the sale of ENB. With the assistance of Robinson-Humphrey, the ENB Board prepared an offering memorandum and package of information to be disseminated to potential purchasers and compiled a selective list of potential purchasers to be contacted. Beginning in November of 1994, Robinson-Humphrey made preliminary inquiries of the persons on the ENB Board's list of potential purchasers (including UPC) and a limited number of them expressed an interest in receiving further information about ENB. Copies of the offering memorandum and information package were sent to only those who expressed an interest following those preliminary contacts.

         On December 11, 1994, Benjamin W. Rawlins, Jr., Chairman of the Board and Chief Executive Officer of UPC, met with Jose J. Valdes-Fauli, President of ENB, and representatives of Robinson-Humphrey to discuss possible acquisition alternatives. Mr. Rawlins submitted a preliminary proposal to ENB on January 19, 1995 following which ENB and UPC entered into exclusive negotiations. No other proposals were received for the purchase of ENB.

         After further negotiation, a mutual review by the parties of the respective operations of the respective parties and receipt of the fairness opinion of Robinson-Humphrey by the ENB Board, UPC and ENB executed the Reorganization Agreement as of April 25, 1995 (a copy of which, together with the Merger Agreement, is annexed to this Prospectus as Appendix B), which was approved by the ENB Board at a special meeting on April 11, 1995, and ratified by the Board of Directors of UPC (the "UPC Board") at its regular meeting held on April 27, 1995. The Reorganization Agreement was revised and reexecuted on June 30, 1995 in order to clarify certain ambiguities in the original terms of the Reorganization Agreement. In addition, the Reorganization Agreement was amended by Letter Agreement dated as of July 28, 1995 (a copy of which Letter Agreement is included in Appendix B to this Prospectus.

         ENB Reasons.   In light of the foregoing, the ENB Board has voted
unanimously to recommend approval by the ENB shareholders of the Reorganization Agreement and the Merger Agreement annexed thereto as Exhibit A for, among others, the following reasons:

         (i) The consideration to be paid by UPC. See "THE MERGER -- Terms of the Merger." Based on a market price per share of $31.38 for Series E Preferred Stock (determined as of the date of the Reorganization Agreement, April 25, 1995), the Cash Payment and the UPC Negotiable Notes, the transaction value of the consideration to be delivered by UPC reflected a price-to-book multiple of approximately 1.50 times ENB's book value as of December 31, 1994, and a price-to- earnings multiple of 17.78 (based on 1994 net income). A representative of Robinson-Humphrey advised the ENB Board that these multiples compared favorably with the ratios of recently completed comparable bank merger transactions in Florida;

         (ii) The trends in the banking industry are toward consolidation and increased regulation; particularly, recent changes have resulted in an environment in which community banks have commanded and for some indefinite future period will command, attractive purchase prices; and the ENB Board sought to take advantage of this environment;

         (iii) ENB will benefit from UPC's capital, operations and regulatory expertise and management talent, and may achieve certain economies of scale in its banking operations;

         (iv) Since no dividends have been paid by ENB since 1985, the annual dividend yield on the Series E Preferred Stock offered in exchange for the ENB Common Stock exceeds the historical yield on the ENB Common Stock for which it would be exchanged and there is a much broader and more liquid market for the Series E Preferred Stock, which is listed on the NASDAQ/NMS.

         UPC Reasons. Management of UPC has recommended to the UPC Board and the UPC Board has approved the Merger and the Reorganization Agreement along with the Merger Agreement annexed thereto as Exhibit A, because (i) ENB has experienced steady and continued growth, (ii) ENB which is active in international trade and finance provides UPC the opportunity to expand into an area into which it has sought to establish a market, and (iii) UPC believes that by providing ENB with access to the UPC capital base and other banking resources, the banking offices presently operated by ENB will be well positioned to compete in its respective markets in the face of enhanced competition from larger, better capitalized institutions.

FAIRNESS OPINION OF THE ROBINSON-HUMPHREY COMPANY, INC.

         General. ENB retained The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey") to act as its financial adviser in connection with the Merger. Robinson-Humphrey has rendered an opinion to ENB's Board of Directors that, based on the matters set forth therein, the Consideration to be received pursuant to the Merger is fair, from a financial point of view, to the ENB shareholders. The text of such opinion is set forth in full in Appendix C to this Prospectus and should be read in its entirety by shareholders of ENB.

         The Consideration to be received by the ENB Record Holders in the Merger was determined by ENB and UPC in their negotiations. No limitations were imposed by the ENB Board or management upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.

         In connection with rendering its opinion to the ENB Board, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of ENB or UPC, and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of ENB or UPC. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by ENB and UPC or that was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of, its analyses.

         Valuation Methodologies. In connection with its opinion on the Merger and the presentation of that opinion to the ENB Board, Robinson-Humphrey performed two valuation analyses with respect to ENB: (i) an analysis of comparable prices and terms of recent transactions involving banks buying banks; and (ii) a discounted cash flow analysis. Each of these methodologies is discussed briefly below.

                 Comparable Transaction Analysis. Robinson-Humphrey performed an analyses of premiums paid for selected banks with comparable characteristics to ENB. Comparable transactions were considered to be transactions since January 1, 1994, where the seller was a bank located in Florida with assets less than $300 million.

                 Based on the foregoing transactions, the analysis yielded a range of transaction values to book value of 1.01 times to
                 2.61 times, with a mean of 1.82 times and a median of 1.69 times. These compare to a transaction value for the Merger of approximately 1.50 times ENB's book value as of December 31, 1994.

                 The analysis yielded a range of transaction values as a multiple of tangible book value for the comparable transactions ranging from 1.01 times to 2.61 times, with a mean of 1.82 times and a median of 1.69 times. These compare to a transaction value to tangible book value at December 31, 1994 of approximately 1.54 times for the Merger.

                 The analysis yielded a range of transaction values at a multiple of trailing twelve month earnings. These values ranged from 9.32 times to 33.77 times, with a mean of 20.49 times and a median of 18.31 times. These compare to a transaction value to the December 31, 1994 trailing twelve months earnings of 17.78 times for the Merger.

                 The analysis yielded a range of transaction values as a percent of total assets. These values ranged from 6.65 percent to 24.14 percent, with a mean of 15.08 percent and a median of 13.73 percent. These compare to a transaction value to the December 31, 1994 total assets of 11.97 percent for the Merger.

                 No company or transaction used in these or comparable transaction analyses is identical to ENB. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

                 Discounted Cash Flow Analysis. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that ENB could produce through 1999, under various circumstances, assuming that ENB performed in accordance with the earnings/return projections of management at the time that ENB entered into acquisition discussions in November, 1994. Robinson- Humphrey estimated the terminal value for ENB at the end of the period by applying multiples of earnings ranging from 8.0 times to 10.0 times and then discounting the cash flow streams, dividends paid to shareholders and terminal value using differing discount rates (ranging from 10.0 percent to 12.0 percent) chosen to reflect different assumptions regarding the required rates of return of ENB and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $23.1 million to $27.8 million for ENB.

         Compensation of Robinson-Humphrey. Pursuant to an engagement letter dated September 23, 1994 between ENB and Robinson-Humphrey, ENB agreed to pay Robinson-Humphrey a $50,000 Fairness Opinion Fee and an incremental Success Fee (to be paid at closing) equal to 1.00% of the principal amount of any consideration paid, less the Fairness Opinion Fee. ENB has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Robinson-Humphrey.

         As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. ENB's Board of Directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the United States, and its knowledge of financial institutions and ENB in particular.

TERMS OF THE MERGER

         At the Effective Time of the Merger, Interim will merge with and into ENB with ENB surviving the Merger as the Resulting Bank and operating after the Effective Time of the Merger under the name Union Planters Bank of Florida, N.A. In this manner ENB and its five branches would be acquired by UPC. In the Merger, each share of ENB Common Stock outstanding immediately prior to the Effective Time of the Merger, other than shares with respect to which Dissenters' Rights shall have been perfected as described above, will be converted exclusively into the right of the ENB Record Holder to receive the Consideration provided for in the Reorganization Agreement and the Merger Agreement as described in the following paragraph.

         The method of determining the amount of Consideration to be delivered to the ENB Record Holders is stipulated in Section 3.1(e) of the Reorganization Agreement. Under Section 3.1(e), the ENB Record Holders would receive for each of their shares of ENB Common Stock outstanding immediately prior to the Effective Time of the Merger: (i) cash in the amount of $9.86 (the "Cash Payment"); (ii) .6958 of one share of Series E Preferred Stock; and (iii) the "UPC Negotiable Notes issued in three series, in aggregate principal amount equal to $31.80 and bearing interest at eight (8%) percent per annum; provided, however, that any ENB Record Holder who would otherwise be entitled to receive less than 100 full shares of Series E Preferred Stock or a UPC Negotiable Note of any series in an aggregate principal amount of less than $100,000 would receive in lieu thereof, respectively, cash in an amount equal to the "Highest Trade Price" of the Series E Preferred Stock through the facilities of the NASDAQ/NMS on the Effective Date of the Merger (or if the Series E Preferred Stock should not trade on that date, on the next succeeding date on which it trades) (the "Highest Trade Price") for each whole share of Series E Preferred Stock to which such ENB Record Holder would otherwise be entitled, and cash in an amount equal to the aggregate principal amount of such UPC Negotiable Notes to which such Record Holder would otherwise be entitled.

         Thus, in addition to his or her $9.86 per share Cash Payment, an ENB Record Holder who shall hold less than 6,290 shares of ENB Common Stock would receive in lieu of any Consideration in the form of UPC Negotiable Notes a cash payment equal to $31.80 multiplied by the number of shares of ENB Common Stock held and an ENB Record Holder who shall hold less than 144 shares of ENB Common Stock would receive in lieu of any Consideration in the form of Series E Preferred Stock a cash payment equal to the Highest Trade Price on the Effective Date of the Merger multiplied by the product of the number of whole and fractional shares of ENB Common Stock held multiplied by .6958. The Highest Trade Price of the Series E Preferred Stock on August 22, 1995 which was the last practicable date prior to the mailing of this Prospectus was $35.38. Accordingly, subject to normal market fluctuations, an ENB Record Holder who shall hold less than 144 shares of ENB Common Stock would receive in the aggregate approximately $66.27 in exchange for each share of ENB Common Stock held.

         The number of shares of Series E Preferred Stock to be received as part of the Consideration for each share of ENB Common Stock outstanding immediately prior to the Effective Time of the Merger is based upon an exchange ratio (the "Preferred Stock Exchange Ratio") of .6958 of one share of Series E Preferred Stock for each share of ENB Common Stock. The Preferred Stock Exchange Ratio was determined as of the date of the Reorganization Agreement based on the "Current Market Price Per Share" of the Series E Preferred Stock which is defined as the average closing price per share of the "last" real time trades (i.e., the closing price) of the UPC Series E Preferred Stock quoted on the NASDAQ/NMS (as published in the Wall Street Journal Eastern Edition) for each of the ten (10) NASDAQ/NMS general market trading days next preceding the date of the Reorganization Agreement (April 25, 1995) on which the NASDAQ/NMS was open for business. At the time the Reorganization Agreement was negotiated, the value of the Series E Preferred Stock to be received by the ENB Record Holders was approximately $21.83 per share of ENB common stock based on an exchange ratio of .6958 of one share of Series E Preferred Stock for each share of ENB Common Stock and a current market price of $31.38 per share for the Series E Preferred Stock. The last trade of the Series E Preferred Stock on August 22 1995, was $35.38 per share. If the Series E Preferred Stock continues to trade in excess of the Current Market Price Per Share, the value of the Series E Preferred Stock to be received by the ENB Record Holders should exceed the $21.83 per share value determined as of the date of the Reorganization Agreement.

         The ENB Record Holders entitled to receive UPC Negotiable Notes would receive UPC Negotiable Notes (in three series) each bearing interest at eight (8%) percent per annum. The aggregate principal amount, maturity dates and interest payment dates of the UPC Negotiable Notes of each of the three series are as follows:

         (i) the UPC Negotiable Notes, Series I (the "Series I Notes") shall be issued in principal amount equal to $15.90 per share of ENB Common Stock and shall be payable as to principal on the one-year anniversary of the Effective Date of the Merger and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the Effective Date of the Merger shall occur; (ii) the UPC Negotiable Notes, Series II (the "Series II Notes") shall be issued in principal amount equal to $12.61 per share of ENB Common Stock and shall be payable as to principal on March 31, 1997 and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the Effective Date of the Merger shall occur; and (iii) the UPC Negotiable Notes, Series III (the "Series III Notes") shall be issued in principal amount equal to $3.29 per share of ENB Common Stock and shall be payable (subject to actual receipt by ENB or the Resulting Bank of moneys equal to or in excess of amounts due on the Series III Notes in repayment of certain loans made by ENB to the Scheduled Borrower which are currently in default and which are more particularly described in Section 3.1(e)(c)(iii) of the Reorganization Agreement) as to principal on September 30, 1997 and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the quarter in which the Effective Date of the Merger shall occur.

         No fractional shares of Series E Preferred Stock will be issued in the transaction and if, after aggregation of all shares (and fractional shares) of Series E Preferred Stock to which an ENB Record Holder shall be entitled, an ENB Record Holder should be entitled to any fraction of a share of Series E Preferred Stock, cash will be paid by UPC in lieu of such remaining fractional share on the assumption that the Series E Preferred Stock has a value per share equal to the Highest Trade Price on the Effective Date of the Merger.

         Holders of ENB Common Stock on the Record Date for the Special Meeting will have the right to dissent from the Reorganization Agreement and the Merger Agreement and receive a cash payment equal to the appraised value of their shares, all in conformity with Title 12, Section 215 of the Statute. See "THE SPECIAL MEETING--Shareholders' Dissenters' Rights."

EFFECTIVE DATE AND EFFECTIVE TIME OF THE MERGER

         As soon as practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and ENB, the parties will request issuance of the Official Certification of Merger from the Comptroller. The Effective Time of the Merger will be the time specified in the Certification issued by the Comptroller. The Effective Date of the Merger will be the day on which the Effective Time of the Merger occurs. It is presently expected that request will be made to the Comptroller that the Effective Time of the Merger occur on or about December 31, 1995. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

         As promptly as practicable after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, acting in the capacity of exchange agent for the parties (the "Exchange Agent"), will mail to each ENB Record Holder a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials") to facilitate the exchange of such holder's certificates formerly representing shares of ENB Common Stock for the Consideration.

         HOLDERS OF ENB COMMON STOCK WHO DO NOT INTEND TO EXERCISE THEIR DISSENTERS' RIGHTS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

         Upon receipt of the Exchange Materials, ENB Record Holders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of ENB Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Merger UPC will issue, and the Exchange Agent will mail, to the ENB Record Holder a certificate representing the whole number of shares of Series E Preferred Stock, the UPC Negotiable Notes of each series in aggregate principal amount to which such holder is entitled pursuant to the Reorganization Agreement and a check in the amount of any cash consideration (including any cash consideration which may be payable
with respect to a remaining fractional share of Series E Preferred Stock).   No
consideration will be delivered to an ENB Record Holder unless and until such holder shall have properly delivered to the Exchange Agent certificates formerly representing the shares of ENB Common Stock owned by him and in respect of which he claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as may be required by the Reorganization Agreement or the Exchange Materials.

         No dividend or other distribution with respect to the Series E Preferred Stock or interest with respect to a UPC Negotiable Note will be paid or delivered to the holder of any unsurrendered ENB certificate(s) until the holder surrenders such certificate(s) in accordance with the Exchange Materials, at which time the holder will be entitled to receive all previously withheld interest, dividends and distributions, without interest thereon.

         After the Effective Time of the Merger, there will be no further transfers on ENB's stock transfer books of those shares of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. If certificates representing shares of ENB Common Stock should be presented for transfer after the Effective Time of the Merger, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither UPC, ENB, the Exchange Agent, nor any other person shall be liable to any former holder of ENB Common Stock for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

         If a certificate formerly representing ENB Common Stock shall have been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable with respect to the shares formerly represented by such certificate in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction; appropriate evidence as to ownership of such certificate by the claimant; and a lost instrument bond in form satisfactory to UPC, the Resulting Bank and the Exchange Agent as required by the Exchange Materials.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and ENB to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time of the Merger: (i) approval of the Reorganization Agreement and the Merger Agreement and the transactions contemplated thereby by the affirmative votes of the holders of at least two-thirds (2/3) of the total shares of ENB Common Stock outstanding on the Record Date; (ii) approval of the Reorganization Agreement and the transactions contemplated thereby by each of the Federal Reserve, the Comptroller and the Florida Department and the expiration of any statutory waiting periods; (iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Reorganization Agreement; (iv) the satisfaction of all other requirements prescribed by law as conditions precedent to the consummation of the transactions contemplated by the Reorganization Agreement; (v) none of UPC, ENB or Interim shall be subject to any order, decree or injunction of a court or agency which presents a substantial risk of the restraint or prohibition of the consummation of the Merger or the obtaining of material damages or other relief in connection therewith; (vi) the Registration Statement of which this Prospectus forms a part shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (vii) receipt of a written opinion from counsel to UPC that the Merger may be recorded as a taxable stock purchase by UPC and that no gain or loss will be recognized by UPC, Interim or ENB.

         The obligations of UPC and Interim to effect the Merger are further subject to the satisfaction, or waiver by UPC, of the following conditions: (i) UPC shall have received a legal opinion, dated the date of closing, from counsel to ENB as to the good standing of ENB, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of ENB set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Effective Date of the Merger as if made on such date (except to the extent they relate by their terms to an earlier date) and UPC shall have received a certificate signed by certain officers of ENB to such effect; (iii) there shall have been no damage to or destruction of, or taking of any property of ENB or any material adverse change in the business, financial condition, results of operations or prospects of ENB; (iv) ENB shall not have committed to effect any form of business combination with, or asset sale to any other person or entity; adopted any "poison pill", shareholders' rights provision or "golden parachute;" or taken any other action the effect of which would be to materially diminish the value of ENB to UPC; (v) ENB shall have maintained certain asset and capital covenants and refrained from declaring or paying any dividends subsequent to December 31, 1994 (except such dividends as are permitted to be declared at Closing in the event Closing should occur after September 30, 1995); (vi) Jose J. Valdes-Fauli shall have entered into an employment agreement and non-compete agreement with UPC and the Resulting Bank (in the form annexed as Schedule 8.2(j) to the Reorganization Agreement); and (vii) UPC shall have received letters from all ENB executive officers, directors and shareholders who would be deemed affiliates of ENB committing not to pledge, assign, sell or take any action which would diminish the risk of owning the Series E Preferred Stock except in accordance with the Federal securities laws.

         The obligation of ENB to effect the Merger is further subject to the satisfaction or waiver by ENB, of the following conditions: (i) ENB shall have received a legal opinion, dated the date of closing, from counsel to UPC as to the good standing of UPC and Interim; the enforceability and due authorization of the Reorganization Agreement; the validity of the Series E Preferred Stock; the receipt of required approvals and the absence of conflict with UPC's Charter, Bylaws and material contracts (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of UPC set forth in the Reorganization Agreement will, in all material respects, be true on, or complied with by, the Effective Date of the Merger as if made on such date (except to the extent they relate by their terms to an earlier date) and ENB shall have received a certificate signed by certain officers of UPC to that effect; (iii) ENB shall have received from UPC certificates from UPC executive officers stating that the consummation of the transaction has been duly authorized and that the persons executing and delivering documents on behalf of UPC are duly appointed and that their signatures are genuine; (iv) ENB shall have received from the Exchange Agent a certificate evidencing receipt of funds sufficient to satisfy the Cash Payment, executed notes representing that part of the Consideration to be satisfied by delivery of UPC Negotiable Notes, the certificates representing the Series E Preferred Stock (and cash for any fractional shares) and cash in an amount sufficient to pay cash in lieu of Series E Preferred Stock and UPC Negotiable Note under the circumstances set forth in the Reorganization Agreement; (v) there shall have been no material adverse change in the business, financial condition, results of operation or prospects of UPC; and (vi) ENB shall have received an opinion from The Robinson-Humphrey Company, Inc. within five (5) days prior to Closing confirming their opinion dated April 25, 1995 that the Consideration to be received by the ENB Shareholders is fair to the ENB Shareholders from a financial point of view.

         No assurance can be provided as to when, if ever, the regulatory consents and approvals necessary to consummate the Merger will be obtained (or, if so obtained, that such consents and approvals will not contain conditions or requirements which would materially reduce the benefits of, and result in abandonment of the Merger) or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

         The Merger and its related transactions are subject to prior approval by (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Section 3(a) of the Bank Holding Company Act; (ii) the Office of the Comptroller of the Currency (the "Comptroller") and (iii) the Department of Banking and Finance of the State of Florida under Chapter 655 of the Florida Statutes. The Bank Holding Company Act, as amended, requires that the Federal Reserve take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. Applications for such approvals have not yet been filed and are expected to be filed promptly following the date of the Special Meeting. The Bank Holding Company Act prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Comptroller should find that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve also has the authority to deny an application if it should conclude that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

         Under the Bank Holding Company Act, the Merger may not be consummated earlier than the 15th day following the date of approval by the Federal Reserve, during which period the United States Department of Justice is afforded an opportunity to challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court should specifically order otherwise. As of the date of this Prospectus, applications have not been filed with any of the regulatory authorities. There can be no assurance that the Department of Justice will not challenge the Merger, or if such challenge is made, as to the result thereof.

         The Merger may not lawfully proceed in the absence of the requisite regulatory approvals. See "THE MERGER-- Conditions to Consummation of the Merger" and "--Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

         The Reorganization Agreement contains certain restrictions upon the conduct of ENB's business pending consummation of the Merger. In particular, the Reorganization Agreement provides that, except as otherwise provided in the Reorganization Agreement and/or with the written consent of UPC, ENB may not, among other things; (i) amend its articles of association or bylaws; (ii) permit any lien or security interest to exist in respect to any share of stock held by ENB; (iii) repurchase any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock dividend in respect to the ENB Common Stock; (iv) issue or sell any ENB Common Stock or sell or otherwise dispose of a substantial part of ENB's assets or earning power; (v) dispose of, discontinue or acquire any material assets or earning power other than in the ordinary course of business; (vi) incur any additional debt in excess of $50,000 except in the ordinary course of business;
(vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless ENB or its subsidiaries may terminate same at will without liability, except for past services rendered by the employee; (ix) adopt any new, or make any change in or termination of any existing, benefit plan; (x) enter into any new lease agreement or service contract; (xi) make any capital expenditures in excess of $25,000 except in the ordinary course of business; (xii) extend credit (or commit to extend credit) to any officer, director or holder of 2% or more of ENB Common Stock if such extension of credit would exceed 2% of the capital of ENB or amend the terms of any such credit; or (xiii) acquire direct or indirect control over any person or entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in ENB's fiduciary capacity. Moreover, ENB shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

         ENB is prohibited under Section 7.3(c) of the Reorganization Agreement from paying dividends or making any other type of distribution with respect to the ENB Common Stock, except that ENB is permitted to declare and pay a one-time cash dividend at Closing, the amount of which shall be equal to any interest foregone on the Cash Payment and the UPC Negotiable Notes at a rate of 8% per annum from September 30, 1995 to the Closing Date.

WAIVER AND AMENDMENT; TERMINATION

         Prior to the Effective Date of the Merger, any condition to closing set forth in the Reorganization Agreement may (to the extent permitted by law) be waived by the party benefitted by the provision or may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of Directors of UPC and ENB; provided, however, that no such amendment may be effected after shareholder approval of the Reorganization Agreement and the Merger Agreement without approval of the ENB shareholders if the effect of such amendment would be to change the amount or the type of consideration to be delivered and/or paid in the Merger to the ENB Record Holders.

         The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Merger, either before or after approval by the ENB shareholders, as follows: (i) by the mutual consent of the parties; (ii) by UPC if ENB should violate any affirmative or negative covenant in respect to the operation of its business; (iii) by UPC or ENB if the Closing Date shall not have, with certain exceptions, occurred by March 31, 1996, unless the failure should be due to the failure of the party seeking to terminate; (iv) by either party if any governmental or regulatory approval should be denied and not successfully appealed within certain time limits; (v) by either party if the other party's conditions shall not have been satisfied in all material respects or waived as of the Closing Date or if the other party shall have committed a material breach which shall not have been cured within 30 days after the breaching party receives notice of such breach; (vi) by either party if there shall have been a material adverse change in the business, properties, liabilities, prospects or net worth of the other party; or (vii) by UPC should ENB enter into any business combination or any letter of intent or agreement with respect thereto with any other person or if ENB should enter into a formal capital plan in cooperation with any applicable banking regulator.

         In the event of the valid termination of the Reorganization Agreement by either UPC or ENB, the Reorganization Agreement and the Merger Agreement shall become void, and there will be no liability on the part of either party or their officers or directors except for liability for breach of the Reorganization Agreement or for any misstatement or misrepresentation made prior to such termination.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement and the Merger Agreement provide that after the Effective Time of the Merger, Union Planters Bank of Florida, N.A., as the Resulting Bank, would be managed by a board of directors and executive officers consisting of the following persons certain of whom currently serve on the Board of Directors of ENB and/or in the positions indicated opposite their names in the following table:

NAME                                       AGE           POSITION WITH EASTERN NATIONAL BANK*
----                                       ---           -----------------------------------
Carole Fewell                              47            Director
Robert L. Jamerson, Jr.                    44            Director
Jose J. Valdes-Fauli                       43            Chairman, President and C.E.O.
Melvin Wolfe                               53            Director
Abel L. Iglesias                           33            Executive V.P. - Loan Administration
Isis Valle                                 43            Senior V.P. - Human Resources
Caridad H. Campos                          56            Senior V.P. - Finance & Operations
Robert E. Diaz                             36            Senior V.P. - International


*Messrs. Juan Santaella and Julio Leanez, both of whom are foreign nationals, will not be eligible to continue to serve on the Board of Directors of ENB following the Effective Time of the Merger. As of the date of this Prospectus, the vacancy to be created at the Effective Date of the Merger has not been filled.

The Principal occupations of the above persons for at least the past five years are as follows:

Ms. Fewell is a real estate broker with Robert J. Fewell Company, Inc., a family owned business specializing in the commercial management and development of retail, office and industrial space and has served on the Board of Directors of ENB for seven years.

Mr. Jamerson, a director of ENB since 1992, is an attorney. Since 1981, Mr. Jamerson has been a shareholder and director of Jamerson, Sutton & Surles, P.A. where he is currently President.

Mr. Valdes-Fauli, has been President and Chief Executive Officer of ENB since 1985. In addition to serving on the ENB Board, Mr. Valdes-Fauli serves as the President of the Board of Directors of Mercy Hospital Foundation, the Chairman of Metro-Dade Art in Public Places and as a member of the board of directors of several other community organizations.

Mr. Wolfe, a director of ENB for over ten years, is an attorney and currently practices with the firm of Wolfe & Gross, P.A. Mr. Wolfe is also a director of Equity Bank, Del Ray Beach, Florida, and the President and sole shareholder of Suncoast Capital Corporation, a real estate and mortgage firm.

         All officers and directors of ENB serve one-year terms but may be reelected or reappointed, as the case may be as provided in ENB's Bylaws.

ENB EXECUTIVE COMPENSATION

During the past three years, compensation has been paid to certain executive officers by ENB. The following table sets forth the compensation received by Jose J. Valdes-Fauli, the President and Chief Executive Officer of ENB; Abel L. Iglesias, Executive Vice President-Loan Administration; and Isis Valle, Senior Vice President-Human Resources for the periods indicated. ENB has no other executive officers whose total annual remuneration exceeded $100,000.

                                                                              LONG-TERM COMPENSATION
                                                                              ----------------------
                                    ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                                    -------------------                     ------            -------
NAME AND                                                            RESTRICTED
PRINCIPAL                                           OTHER ANNUAL      STOCK      OPTIONS/      LTIP           ALL OTHER
POSITION              YEAR   SALARY(1)    BONUS   COMPENSATION (2)    AWARDS       SARS       PAYOUTS      COMPENSATION (3)
--------              ----   ---------    -----   ----------------    ------     --------     -------      ----------------
J. Valdes-Fauli       1994   $186,576    $11,150    $11,574.78           -          -           -            $9,600.00
President/CEO         1993    186,576     14,206      5,985.98           -          -           -             9,600.00
                      1992    179,400     24,352      4,497.00           -          -           -             9,600.00

A. Iglesias           1994     82,500     38,450      1,701.77                                                6,000.00
Executive
Vice President-
Loan Administration

I. Valle              1994     69,000     27,140      4,463.81                                                6,000.00
Senior Vice
President-
Human Resources
--------------------

(1) Information under "Salary" includes fees for service as a director of ENB.

(2)      Reflects annual contributions by ENB to 401-K Profit Sharing Plan
         Account.

(3)      Reflects automobile and insurance benefits and club dues.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The directors and officers of ENB own approximately .084% of the outstanding shares of ENB Common Stock issued and outstanding and will receive the Merger consideration described above. Certain officers of ENB (as described under "THE MERGER--Management after the Merger") are expected to become officers of the Resulting Bank at the Effective Time of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS ABBREVIATED IN NATURE AND IS INCLUDED FOR GENERAL INFORMATION ONLY. FURTHER, THE FEDERAL INCOME TAX DISCUSSION BELOW DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER, INCLUDING BUT NOT LIMITED TO ANY WITHHOLDING OBLIGATION, UPON ENB RECORD HOLDERS WHO ARE NOT RESIDENT CITIZENS OF THE UNITED STATES. THE ENB RECORD HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

         General. Although structured as a merger, the Merger will not qualify as a tax-free reorganization pursuant to Section 368 of the Code. Rather, for federal income tax purposes, the Merger will be treated as a taxable stock purchase by UPC. Accordingly, (i) no gain or loss will be recognized by either UPC, Interim or ENB as a result of the Merger, and (ii) gain or loss will be recognized by the ENB Record Holders to the extent that the fair market value of the Consideration received in exchange for their shares shall exceed their federal income tax basis thereof.

         Receipt of UPC Negotiable Notes. To the extent that UPC Negotiable Notes are received by ENB Record Holders in exchange for ENB Common Stock, such UPC Negotiable Notes may qualify for reporting of gain, if any, pursuant to the installment method of Code Section 453, subject to the limitations imposed by Sections 453, 453A and 453B and regulations promulgated thereunder. Additionally, taxpayers who hold installment obligations from all sources, including UPC Negotiable Notes, in the face amount of $5,000,000 or more may be subject to an interest charge on Federal income taxes deferred by virtue of the installment sales rules.

         Cash Received by Holders of ENB Common Stock Who Perfect their Dissents. A shareholder of ENB who shall perfect his or her dissenters' rights under applicable law and who shall receive a cash payment for the "fair market value" of his shares of ENB Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. In general, if the shares of ENB Common Stock are held by the holder as a capital asset at the Effective Time of the Merger, such holder will recognize capital gain (or loss) measured by the difference between the amount of cash received by such holder and the basis of such shares. Each holder of ENB Common Stock who contemplates exercising his dissenters' rights should consult his own tax advisor as to the possibility that any payment to him would be treated as dividend income.

ACCOUNTING TREATMENT

         The Merger is intended to be accounted for by UPC as a "purchase."

EXPENSES

         The Reorganization Agreement provides, in general, that UPC, ENB and Interim will each pay their own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of their own independent accountants and counsel.

RESALES OF SERIES E PREFERRED STOCK

         The shares of Series E Preferred Stock issued pursuant to the Reorganization Agreement will be freely transferable under the Securities Act of 1933 except for shares issued to any ENB executive officer, director or shareholder who shall be deemed as of the date of the Special Meeting to be an "affiliate" of ENB and therefore an "underwriter" with respect to the Series E Preferred Stock received for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Series E Preferred Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act (other than on Form S-4) covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of ENB generally include individuals or entities that control, are controlled by or are under common control with, ENB and include its executive officers, directors, or holders of ten percent (10%) or more of the ENB Common Stock. UPC will place restrictive legends on certificates representing Series E Preferred Stock issued to all persons who are deemed by UPC to be "underwriters" under Rule
145. The form of the restrictive legend is set forth in Section 2.6 of the Reorganization Agreement (pages 12 and 13 of Appendix B to this Prospectus).


                       CERTAIN REGULATORY CONSIDERATIONS

         As a bank holding company, UPC is subject to the regulation and supervision of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the Office of Thrift Supervision (the "OTS"). Thus, UPC is subject to Federal Reserve and OTS regulation, supervision and reporting requirements. UPC's Banking Subsidiaries which are national banking associations are subject to supervision and examination by both the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). State-chartered bank subsidiaries of UPC which are members of the Federal Reserve System are subject to supervision and examination by both the Federal Reserve and the state banking authorities of the states in which they are located. State-chartered bank subsidiaries which are not members of the Federal Reserve System are subject to supervision and examination by both the FDIC and the state banking authorities of the states in which they are located. UPC's federally-chartered savings bank subsidiaries are subject to supervision and examination by the OTS. UPC's Banking Subsidiaries are subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Banking Subsidiaries. In addition to the impact of regulation, the Banking Subsidiaries are also affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy. A more detailed discussion of this subject may be found in Part I, Item 1 of UPC's Annual Report on Form 10-K dated December 31, 1994, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS (pages 3 through 6) which is hereby incorporated by reference in this Prospectus.

         As FDIC-insured, national banking associations, ENB and Interim are subject to the regulation and supervision of both the Comptroller and the FDIC. Thus both ENB and Interim are subject to regulation similar in scope to that of UPC's other subsidiaries which are FDIC-insured national banking associations.

         Some of the many subjects of governmental regulation are: business expansion through acquisitions or otherwise, capital adequacy, the requirement of prompt corrective action under certain circumstances, restriction upon payments of dividends and making other distributions, support of subsidiary banks, limitations upon transactions with affiliates, FDIC Deposit Insurance assessments, standards for safety and soundness, limitations upon acceptance of brokered deposits, consumer protection, accounting, financial reporting and similar matters.

         In the area of FDIC insurance assessments, Federal regulators have recently reduced the annual premiums for most of the nation's banks as a result of having reached required capital levels in its insurance fund. Under the new premium schedule, the annual premiums range from $.04 to $.31 for every $100 of deposits as opposed to a range of $.23 to $.31 under the old assessment schedule. For a detailed description of FDIC insurance assessment requirements, see Part I, Item 1 of UPC's Annual Report on Form 10-K dated December 31, 1994 as noted above and UPC's Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 1995. Based on UPC's current deposit levels, it is estimated that UPC's deposit insurance expense will be reduced approximately $12 million annually. The change is expected to be effective during the third quarter and may result in retroactive application to the second quarter of 1995. As of June 30, 1995, UPC had approximately $6.7 billion of deposits in the Bank Insurance Fund and $1.6 billion of deposits in the Savings Association Insurance Fund.


               DESCRIPTION OF THE UPC COMMON AND PREFERRED STOCK

         UPC's Charter of Incorporation ("Charter") currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having
no par value (the "UPC Preferred Stock").   As of July 31, 1995, 40,875,967
shares of UPC Common Stock were issued and outstanding and approximately 782,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 969,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,710,292 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of July 31, 1995, 3,540,419 shares of UPC Preferred Stock of all series were issued and outstanding, consisting of 44,000 shares of UPC's $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (the "Series B Preferred Stock"); and 3,496,419 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). As of August 22, 1995, none of UPC's 250,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.

THE UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee or UPC's Charter or Bylaws. Union Planters National Bank, a wholly-owned subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock and Preferred Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on the UPC Common Stock and UPC Preferred Stock; however, UPC has no such arrangements in effect at the date hereof.

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

THE SERIES E PREFERRED STOCK

         General. Pursuant to its Charter, as amended, UPC is authorized to issue 4,500,000 shares of Series E Preferred Stock. 3,496,419 shares of the Series E Preferred Stock were issued and outstanding on the date hereof. Shares of Series E Preferred Stock have no par value but have a $25.00 per share "Stated Value" for purposes of determining the amounts of dividends and preferential payments in the event of liquidation of UPC. When issued and delivered to the ENB Record Holders, the shares of Series

E Preferred Stock offered hereby will be fully paid and non-assessable. The Series E Preferred Stock ranks, with respect to dividends, preferences, qualifications, limitations, restrictions and the distribution of assets upon liquidation, on a parity with UPC's outstanding (i) Series B Preferred Stock, and (ii) Series A Preferred Stock, if and when shares of the same should be issued. Shares of Series E Preferred Stock have no preemptive rights, no voting rights (except as may be provided by statute) and are not subject to any sinking fund or other obligation of UPC to purchase or redeem the Series E Preferred Stock. Union Planters National Bank (Corporate Trust Department) is the Registrar, Transfer Agent and Dividend Disbursing Agent for UPC's Series E Preferred Stock. The following description of the terms applicable to the Series E Preferred Stock is subject in its entirety to the provisions of Article SIXTH of UPC's Restated Charter which specifies in detail the rights of the holders of UPC's Capital Stock, including the Series E Preferred Stock. UPC's Restated Charter, as presently in effect, is Exhibit 3 to the Current Report on Form 8-K of Union Planters Corporation dated August 22, 1995. Said
Exhibit 3 is incorporated by reference as a part of this Prospectus.

         Dividends. Holders of shares of the Series E Preferred Stock are entitled to receive, but only when, as and if declared by the Board of Directors of UPC, out of funds legally available therefor, an annual cash dividend at a rate of 8% of the $25.00 Stated Value per share, i.e., $2.00 of dividends per annum payable in four quarterly installments of $.50 per share in the manner described below.

         Dividends on each share of Series E Preferred Stock accrue and are cumulative from (but not including) the date of its original issuance on the basis of a quarterly dividend period consisting of three calendar months ending on the last days of January, April, July and October. Dividends are payable quarterly on the 15th days of February, May, August and November (each, a "Quarterly Dividend Payment Date"), unless such 15th day is not a day on which banks in Memphis, Tennessee are required to be open for business, in which case such Quarterly Dividend Payment Date will be the next business day. Assuming the Effective Date will be December 1, 1995, the first Quarterly Dividend Payment Date for the Series E Preferred Stock offered hereby would be February 15, 1996. The amount of dividends payable for the initial dividend period or for any period shorter than a full dividend period, shall be calculated on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. Dividends are payable to holders of record as they appear on the stock transfer records of UPC on such record dates as may be fixed by the Board of Directors, not more than 30 days nor less than 10 days preceding the Quarterly Dividend Payment Date.

         For any dividend period, no dividends may be paid or declared and set apart for payment on any Series E Preferred Stock, or any other series of UPC Preferred Stock at the time outstanding, unless dividends properly accumulated in respect to the Series E Preferred Stock and all other series of UPC Preferred Stock ranking senior to or on a parity therewith for all prior dividend periods shall have been paid or declared and set apart for payment.

         In the event that full cumulative dividends on the Series E Preferred Stock shall not have been paid when due or set apart for payment, then, until such aggregate deficiency shall have been declared and paid or set apart for payment, UPC may not (A) declare or pay any dividends or make other distributions on the UPC Common Stock other than (i) dividends payable in shares of UPC Common Stock or other stock of UPC ranking junior to the Series E Preferred Stock as to the payment of dividends and distributions upon liquidation, dissolution and winding up of UPC (such other capital stock is hereinafter referred to as "Junior Stock") or (ii) options, warrants or rights to subscribe for or purchase shares of UPC Common Stock or Junior Stock or (B) purchase, redeem or otherwise acquire (i) any share of UPC Common Stock or Junior Stock (other than with funds previously deposited in trust for the redemption of shares of Junior Stock pursuant to any sinking fund) or (ii) any other shares of capital stock of UPC ranking on a parity with the Series E Preferred Stock, except by conversion into or exchange for UPC Common Stock or Junior Stock.

         A holder of shares of Series E Preferred Stock surrendered for conversion during the period between any dividend payment record date and the related dividend payment date will receive the dividend payable by UPC on such shares of Series E Preferred Stock on such date, even though the payment date for such dividend may be subsequent to the date of conversion.

         UPC has the right to, and may from time to time or at any time hereafter, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on the Common Stock and the Preferred Stock of UPC; however, UPC has no such arrangements in effect at the date hereof.

         Liquidation Rights. In the event of a liquidation, dissolution and winding up of UPC, whether voluntary or involuntary, the registered holders of shares of Series E Preferred Stock then outstanding shall be entitled to receive out of the assets of UPC, before any distributions shall be made to the holders of the UPC Common Stock or any other Junior Stock, an amount equal to the "Liquidation Preference" with respect to such shares of Series E Preferred Stock. The Liquidation Preference for the Series E Preferred Stock is $25.00 per share, plus an amount equal to all dividends thereon (whether or not declared) accrued and unpaid through the date of final distribution. After receipt of the Liquidation Preference, the holders of shares of Series E Preferred Stock will not be entitled to any further participation in any distributions of the assets of UPC. If, upon any such liquidation, dissolution and winding up of UPC, the assets of UPC should be insufficient to make full payment to the holders of shares of the Series E Preferred Stock and to the holders of any UPC Preferred Stock ranking as to liquidation, dissolution and winding up, on a parity with the Series E Preferred Stock, then such assets will be distributed pro rata among the holders of shares of Series E Preferred Stock and of any other UPC Preferred Stock ranking on a parity with the Series E Preferred Stock in proportion to the amounts of their respective Liquidation Preferences. Neither the consolidation nor the merger of UPC with or into any other corporation or corporations, nor a reorganization of UPC alone, nor the sale or transfer by UPC of substantially all of its assets will be deemed to be a dissolution or liquidation of UPC.

         The holders of Series E Preferred Stock will not be entitled to receive the Liquidation Preference in respect to such shares until the liquidation preferences on any shares of UPC's capital stock ranking senior to the Series E Preferred Stock as to the right to receive distributions upon liquidation, dissolution and winding up shall have been paid, or a sum set aside therefor sufficient to provide payment in full. No such senior capital stock of UPC is currently authorized or outstanding and the holders of Series E Preferred Stock will have certain voting rights with respect to the creation of any such series or class of senior capital stock of UPC. See "--Voting Rights" below.

         Because UPC is a holding company, its rights and the rights of its creditors and shareholders, including the holders of the Series E Preferred Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         Optional Redemption. At the option of UPC, and upon the giving of at least 30 but not more than 60 days' notice, the Series E Preferred Stock may be redeemed, in whole or in part, at any time or from time to time on or after March 31, 1997, for a redemption price per share of $25.00 plus accrued and unpaid dividends to the redemption date. Any such redemption may be effected only with the prior approval of the Federal Reserve. If fewer than all the outstanding shares of Series E Preferred Stock are to be redeemed, UPC may select those to be redeemed by lot or pro rata (or by a substantially equivalent method), as determined by UPC's Board of Directors to be equitable.

         Conversion. From and after original issuance but prior to redemption, the Series E Preferred Stock is convertible at the election of the record holder into shares of UPC's $5.00 par value Common Stock at a ratio of 1.25 common shares for each share of Series E Preferred Stock. The conversion ratio will be adjusted upon the occurrence of any (i) dividend in respect to the UPC Common Stock that is paid in shares of UPC Common Stock; (ii) expansion or contraction of the number of outstanding shares of UPC Common Stock by means of any stock split, reverse stock split or other similar transaction; (iii) combination or subdivision of shares of Series E Preferred Stock into a smaller or larger number of shares by means of any stock split, reverse stock split or other similar transaction having the effect of altering the number of shares of Series E Preferred Stock then outstanding; or (iv) issuance of rights or warrants entitling holders of UPC Common Stock to subscribe for or purchase UPC Common Stock at less than the then current market price. No events requiring adjustment have occurred. No fractional shares will be issued upon conversion of the Series E Preferred Stock and converting holders will receive cash in lieu of fractional shares upon conversion.

         If UPC should merge into or consolidate with another corporation or reclassify the UPC Common Stock (other than by stock split, reverse split or other similar transaction described above), then each share of Series E Preferred Stock shall be convertible into the stock, securities or other property that would have been received in such transaction had such share been converted into UPC's Common Stock immediately prior to the consummation of such transaction.

         Treasury regulations issued under Section 305 of the Internal Revenue Code of 1986, as amended, treat as taxable events certain constructive distributions of stock with respect to stock and convertible securities. An adjustment in the conversion price of the Series E Preferred Stock to reflect taxable distributions on Common Stock (but not stock splits or non-taxable stock dividends) may be treated as a constructive distribution of stock which would be taxable as a dividend to the extent of the current and accumulated earnings and profits of UPC. Prospective purchasers are advised to consult their own tax advisors as to the Federal, state and local tax consequences of acquiring, holding, converting and disposing of shares of Series E Preferred Stock and UPC Common Stock issuable upon conversion thereof.

         Voting Rights. Except as indicated below and except as expressly required by applicable law, the holders of Series E Preferred Stock are not entitled to vote. So long as any shares of Series E Preferred Stock remain outstanding, the consents of the holders of at least two-thirds (2/3rds) of the shares of Series E Preferred Stock outstanding at the time (voting separately as a class together with all other series of UPC Preferred Stock ranking on a parity with the Series E Preferred Stock either as to payment of dividends or the distribution of assets upon liquidation, dissolution and winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate (i) the authorization, creation or issuance of a new class of capital stock or series of UPC Preferred Stock having rights, preferences or privileges senior to the Series E Preferred Stock, or any increase in the number of authorized shares of any class of capital stock or series of UPC Preferred Stock having rights, preferences or privileges senior to the Series E Preferred Stock or
(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of UPC's Charter which would materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred

Stock or of the holders thereof; provided, however, that any increase in the amount of authorized UPC Common Stock or UPC Preferred Stock or the creation and issuance of any other class of capital stock or series of UPC Preferred Stock, in each case ranking on a parity with or junior to the Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

         Preemptive Rights. Holders of shares of Series E Preferred Stock are not entitled to preemptive rights with respect to any shares or other securities of UPC which may be issued.

         Ranking. Series E Preferred Stock ranks on a parity with UPC's Series B Preferred Stock, and, when and if ever issued, UPC's Series A Preferred Stock. UPC has redeemed all of its outstanding Series C and Series D Preferred Stock.

OTHER PREFERRED STOCK OF UPC

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 250,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Current Report on Form 8-K dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series B Preferred Stock. In November 1989, UPC issued to two holders, in a private offering incidental to an acquisition, 44,000 shares of its Series B Preferred Stock all of which are outstanding as of the date hereof. Such shares bear a dividend rate of $8.00 per share per annum;
dividends are cumulative.   Each share of Series B Preferred Stock is
convertible at the option of the holder into 7.722 shares of UPC Common Stock, with the maximum number of shares of UPC Common Stock into which such shares may be converted being 339,768. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $100.00 per share plus unpaid dividends accrued thereon and are not subject to redemption by UPC. Holders of Series B Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

         Series D Preferred Stock. In connection with the July, 1992 acquisition of Southeastern Bancshares, Inc., UPC issued in a private offering 253,655 shares of Series D Preferred Stock. As of July 1, 1995, all holders of the Series D Preferred Stock had converted their shares to a like number of shares of UPC Common Stock.

            CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

         Certain provisions of UPC's Charter and Bylaws and certain provisions of Tennessee law may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to the Tennessee Code.

         Charter and Bylaw Provisions. Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Charter also restricts the removal of directors by shareholders.

         The Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding stock for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. The Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to amend the Bylaws of UPC and the provisions of the Charter applicable to UPC's capital stock; to change the number, election and classification of directors; to give approval of certain transactions as described above; and to amend certain provisions of the Charter.

         Share Purchase Rights Plan. In 1989, the UPC Board adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Unit Purchase Right ("Right") for each outstanding share of UPC Common Stock. Moreover, one Right was required to be, automatically and without further action by UPC, distributed in respect to each share of UPC Common Stock issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Rights would separate from UPC Common Stock and each holder of a Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus. Until a Right is exercised, the holders thereof, as such, will have no rights as shareholders of UPC, thus they would have no right to vote or to receive dividends on the Series A shares.

         Provisions of the Tennessee Code. As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which impose certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

         The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an Interested Shareholder unless the business combination or the transaction pursuant to which the Interested Shareholder became such was approved by the UPC Board before the Interested Shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's

Charter or Bylaws. The Tennessee BCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquirer voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

         The provisions described above might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquirer would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquirer would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.


                   EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

         At the Effective Date of the Merger, shareholders of ENB (except for any ENB shareholder who shall have effectively exercised his or her dissenters' rights) automatically will become holders of the Series E Preferred Stock, and their rights as holders of the Series E Preferred Stock will be determined by the Tennessee Business Corporation Act and by UPC's Charter and Bylaws. The following is a summary of the material differences in the rights of holders of UPC and ENB Common Stock.

REMOVAL OF DIRECTORS

         ENB Directors may be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote at any meeting called for that purpose.

         In contrast, UPC's bylaws provide that directors may be removed with or without cause by vote of the holders of 66 2/3% or more of the outstanding shares entitled to vote generally in the election of directors.

REQUIRED SHAREHOLDER VOTES

         ENB's Articles of Association ("Charter") and Bylaws contain no provisions requiring more than a majority vote of all shares entitled to vote on any particular matter that may be subjected to a shareholder vote unless the question is one upon which, by express provision of Federal law, a larger or different vote should be required, in which case the express statutory provision shall govern. The UPC Charter provides that the vote of 66 2/3% or more of the shares entitled to vote shall be required to approve any merger or consolidation of UPC with or into any other corporation or the sale, lease, exchange or other disposition of substantially all of UPC's assets, if on the date a binding agreement is executed providing for such merger, sale or other disposition, the corporation, person or entity into which UPC would be merged or to which its assets would be sold is the beneficial owner of 10% or more of the outstanding capital stock of UPC.

ELECTION OF DIRECTORS

         ENB's Bylaws provide for only one class of directors, and shareholders are entitled to elect all of ENB's directors annually. Cumulative voting for the election of directors is permitted. The number of directors may be fixed from time to time by a majority of the entire ENB Board, but in no event shall the number of directors be less than five nor more than twenty-five (25).

         In contrast, UPC's bylaws provide for a classified board of directors consisting of three classes with staggered terms of three years each. Therefore, UPC shareholders are entitled to elect only one class, i.e., approximately one-third of UPC's directors annually. The number of UPC directors shall be not less than seven (7) nor more than twenty-five (25). To increase the number of directors, 66 2/3% of the directors then in office must concur.

METHOD OF CASTING VOTES

         Voting Rights. Except as required by law, the holders of Series E Preferred Stock are generally not entitled to vote other than to authorize the issuance by UPC of equity securities having rights, preferences or privileges senior to the Series E Preferred Stock and similar matters. See "The UPC Series E Preferred Stock-Voting Rights." Except as provided by law or the UPC Charter, each holder of UPC Common Stock shall have one vote on all matters voted upon by shareholders in respect of each share of UPC Common Stock held. Holders of UPC Common Stock do not have cumulative voting rights.

         Federal law provides that each common shareholder of a bank shall be entitled to one vote for each share of stock held by him on each matter submitted at a meeting of shareholders; provided, however, that in electing directors, each shareholder shall have cumulative voting rights, i.e., he or she shall be entitled to as many votes as shall equal the number of shares of stock held multiplied by the number of directors to be elected, which votes may be cast for one candidate or distributed among as many candidates and in such numbers as he or she shall see fit. Cumulative voting rights are granted by Federal law, since the ENB Charter and Bylaws do not prohibit it, however cumulative voting is of little practical value to the minority shareholders of ENB due to the ownership of 94.768% of the outstanding shares by the ENB Revocable Trust.

         Reservation of Shares. Such number of shares of UPC Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of UPC Preferred Stock or any other obligation of UPC convertible into shares of UPC Common Stock which shall be at the time outstanding, and (ii) upon the exercise of any outstanding options or warrants to purchase shares of UPC Common Stock.

                             EASTERN NATIONAL BANK

GENERAL

         Eastern National Bank is a commercial bank headquartered in Miami, Florida. Its main office is located at 799 Brickell Plaza in Miami, Florida 33131. At June 30, 1995, ENB had total assets of $266.3 million, total deposits of $235.1 million, and total shareholders' equity of $20.6 million. For the six months ended June 30, 1995, ENB earned $1.2 million.

         ENB offers traditional banking services including commercial, consumer, and real estate loans, deposit accounts, and private banking services. ENB has approximately 124 full-time-equivalent employees.

         ENB has been in operation in Miami since 1969. It opened branches at Brickell and in Coral Gables in 1983 and 1988, respectively, and now also has branches at Hialeah, Kendall and Miami West Airport. ENB has one subsidiary, ENB Holdings, Inc. ("ENB Holdings") which manages and owns the building where ENB's headquarters are located. At June 30, 1995, ENB Holdings had total assets of $4.8 million.

LENDING ACTIVITIES

         On June 30, 1995, based on the regulatory loan classification system, ENB's loan portfolio consisted of 55.30% in loans secured by real estate, 7.75% in loans to individuals, and 36.95% in commercial and other loans.

                                        Composition of ENB Loan Portfolio
                                                At June 30, 1995
                                                ----------------
                                            (Dollars in Thousands)

                                                                                Percent of
Real estate loans:                          Amount                                Total
                                            ------                                -----
   Construction and Land
     Development                           $ 13,852                                 8.36%
   1-4 Family                                17,160                                10.35
   Commercial and
     other                                   51,167                                30.87
   Secured Multi-Family                       9,488                                 5.72
                                             ------                                -----
      Total real estate                      91,667                                55.30
Loans to individuals                         12,845                                 7.75
Commercial and other                         61,246                                36.95
                                             ------                               ------
TOTAL LOANS                                $165,758                                100.0%
                                            =======                                =====


         Real Estate Loans. Loans secured by real estate included approximately $17.2 million of residential (1-4 family) mortgage loans of which all but approximately $4.1 million were secured by first liens. Substantially all of ENB's residential real estate loans include balloon principal payments with original maturities of one to four years. An additional $51.1 million of real estate loans consisted of commercial real estate loans included with other commercial loans which are secured by real estate.

         Consumer Loans. Consumer loans amounted to 12.8 million or 7.75% of total loans at June 30, 1995. These loans include personal lines of credit and installment loans for automobiles and other expenditures.

         Commercial and Other. Commercial and other loans amounted to $61.2 million or 36.95% of total loans at June 30, 1995. Commercial loans include working capital loans and lines of credit to small businesses in ENB's market area.

PROPERTY

         ENB or its wholly-owned subsidiary, ENB Holdings, Inc., own, free of any encumbrances, the property on which ENB's main office and branch offices
are located.   ENB also holds from time to time real estate acquired through foreclosure.

COMPETITION

         ENB competes with numerous other commercial banks and other financial institutions in Dade County and contiguous counties in Florida. There are other commercial banks, savings and loan institutions, credit unions, mutual funds, investment companies and other companies offering competing financial services in Dade and its contiguous Counties.

LEGAL PROCEEDINGS

         As of the date of this Prospectus, there were no significant legal proceedings pending against ENB.

MARKET PRICE OF ENB COMMON STOCK

         The ENB Common Stock has no established trading market. ENB has not declared any dividends on the ENB Common Stock or any other capital stock of ENB since 1985.

CERTAIN BENEFICIAL HOLDERS OF ENB COMMON STOCK

         The following table sets forth certain information as of the Record Date with respect to those known to ENB to be beneficial owners of more than five percent (5%) of the ENB Common Stock:

Name and Address of                         Number of                        % of
Beneficial Owner                             Shares                          Total
----------------                            ---------                        -----
ENB Revocable Trust (1)                      432,379                         94.768%
c/o Mr. Alcides Avila
Holland & Knight
701 Brickell Avenue
Suite 3000
Miami, Florida  33131

Eastern Overseas Bank Ltd. (2)                22,803                          4.998%
444 Brickell Avenue #51-302
Miami, Florida  33131
                                              ------                         ------

TOTAL                                        455,182                         99.768%
-----------------------                      =======                         ======

(1) A trust of which the Trustees are Juan Santaella, Oscar Zamora and Julio C. Leanez. Messrs. Santaella and Leanez are directors or executive officers of ENB.

(2) Mr. Santaella, Chairman of the Board of ENB, is the President and Chief Executive Officer of Eastern Overseas Bank, Ltd.


HOLDINGS OF ENB COMMON STOCK BY ENB MANAGEMENT

         The following officers and directors of ENB held the following amounts and percentages of the outstanding ENB Common Stock as of the Record Date:

                                                                      Number of        % of
Name                                                                     Shares        Total
----                                                                  -----------      -----
Carole Fewell                                                             63            .014%
Robert L. Jamerson, Jr.                                                   63            .014
Julio C. Leanez                                                           63            .014
Juan Santaella                                                            64            .014
Jose J. Valdes-Fauli                                                      63            .014
Melvin Wolfe                                                              63            .014
                                                                       -----            ----
All Officers and Directors
 as a group                                                              379            .084%
                                                                       =====            ====

                       EASTERN NATIONAL BANK MANAGEMENT'S
                           DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and tabular data analyze major factors and trends regarding the consolidated financial condition of Eastern National Bank ("ENB") and Subsidiary as of December 31, 1994 and 1993 and June 30, 1995 and 1994, and the consolidated results of operations of ENB and for each of the years ended December 31, 1994 and 1993 and the six-month periods ended June 30, 1995 and 1994. This discussion should be read in conjunction with the audited consolidated financial statements and the notes thereto as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 and the unaudited consolidated financial statements and the notes thereto as of June 30, 1995 and for the six months ended June 30, 1995 and 1994 as presented in Appendix A of this Prospectus/Proxy Statement.

OVERVIEW

     For a summary of selected consolidated financial data as of and for the years ended December 31, 1990 through 1994, and for the six month periods ended June 30, 1995 and 1994 see page 12 of this Prospectus. Since December 31, 1990, total assets have grown from $133 million to $266 million at June 30, 1995.

     ENB's net income for the year ended December 31, 1993 was $1,635,000 representing the highest level of earnings for the five-year period ended December 31, 1994, and net income of $550,000 for the year ended December 31, 1991, which represents the lowest earnings for the same five year period.

     Management expects modest growth to continue in both assets and income; however, such growth is dependent upon the economics of the markets served by Eastern National Bank, its relative competitiveness in its local market and other factors which are discussed below. Eastern National Bank is headquartered in Miami, Florida.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

Net Income. Net income for the six months ended June 30, 1995 was $1.2 million, an increase of $257,000 over 1994 net income of $898,000 for the comparable period. Income per share was $2.54 in 1995 and $1.97 in 1994. A more detailed analysis of the components of net income and the changes in such components is included under the appropriate captions below.

     The return on average assets for the six months ended June 30, 1995 was .92% compared to .71% for 1994. The return on average shareholders' equity for
1995 was 11.44% compared to 9.82% for the six months ended June 30, 1995. ENB has neither declared nor paid dividends to common shareholders for the six month periods ended June 30, 1995 and 1994.

Net Interest Income. Net interest income was $6.1 million for the six months ended June 30, 1995 compared to $5.4 million for the six months ended June 30, 1994. The fluctuation in net interest income has arisen from a combination of increasing yields and rates combined with overall increases in volumes on interest-bearing assets and liabilities. The increase in yields and volumes on interest-bearing assets have increased at a greater pace than the rates paid on interest-bearing liabilities.

Provision for Loan Losses.   ENB's provisions for loan losses for the six
months ended June 30, 1995 and 1994 amounted to $460,000 and $375,000, respectively. ENB effected recoveries of $119,000 and $50,000 for the six months ended June 30, 1995 and 1994, respectively. For the six month periods ended June 30, 1995 and 1994, gross charge-offs were $568,000 and $445,000, respectively.

     The level of nonperforming assets has decreased over the last year and management expects continued decrease due to improvements in the loan portfolio. The loan-to-deposit ratio increased from 67.61% at June 30, 1994 to 70.02% in 1995. Management expects future loan demand to remain fairly constant at current levels. Future provisions for loan losses are dependent upon various factors, including the economy, loan growth and composition, levels of nonperforming assets and loan loss experience. The amounts of nonperforming loans represent risks in the loan portfolio; however, a major portion of such loans is collateralized to various degrees and should not be interpreted as losses.

Other Income. Other income is primarily related to service charges on deposits and other fees for services as well as rental income and net investment securities gains and losses. Total other income for the six months ended June 30, 1995 was $1.4 million, a $131,000 increase from the $1.3 million reported for 1994.

Other Expense. Total other expenses for the six months ended June 30, 1995 were $5.2 million or $432,000 more than the $4.7 million reported for 1994.

     Salaries, wages and benefits totaled $2.8 million for the six months ended June 30, 1995 compared to $2.4 million for the six months ended June 30, 1994. The $400,000 increase was due to an increase in management salaries and the rate for accrual of bonuses. Management does not project any significant changes in the amount of these expenses.

     Occupancy and equipment expense totaled $821,000 for the six months ended June 30, 1995 compared to $835,000 for the six months ended June 30, 1995. Management does not expect any significant changes in the amount of such expenses based on planned capital expenditures.

     Management continues to monitor the level of noninterest expenses to identify the possibility of cost reductions where applicable; however, no significant reductions are expected.

Income Taxes. Income tax expense totaled $761,000 and $635,000 for the six months ended June 30, 1995 and 1994, respectively. These amounts represent effective tax rates of 40% and 41% for the six months ended June 30, 1995 and 1994, respectively. Management expects that future effective tax rates will remain at levels commensurate with that of 1995.

FINANCIAL CONDITION - JUNE 30, 1995

Total assets had increased at June 30, 1995 to $266.3 million as compared to $242.2 million at December 31, 1994. This increase was funded by an increase in deposits of $16 million to $235 million at June 30, 1995 as compared to $219 million at December 31, 1994.

Loans. Total loans, net of unearned income, at June 30, 1995 were $163.0 million, compared to $139.3 million at December 31, 1994. Loans increased by $23.7 million. This increase is attributable to more loans to foreign banks to provide export financing.

Investment Securities. Investment securities totaled $58.4 million at June 30, 1995, compared to $62.3 million at December 31, 1994. Investments in securities are generally made as an alternative deployment of available funds. Accordingly, the level of investment securities in the future and their classification as available-for-sale or held-to-maturity will depend on various factors, including loan demand and management's ability to attract loans and deposits.

Money Market Assets. Federal funds sold and interest-bearing deposits in other financial institutions totaled $17.8 million at June 30, 1995, compared to $14.9 million at December 31, 1994, an increase of approximately $2.9 million. The increase reflects the reinvestment of these funds from governmental securities.

Foreclosed Assets. Foreclosed assets were $1,050,000 and $335,000 at June 30, 1995 and 1994, respectively.

Deposits. Customer deposits totaled $235.1 million as of June 30, 1995, a $16.5 million increase over total deposits of $218.6 million as of December 31, 1994. The increase was primarily due to more competitive pricing by ENB. Included in deposits are $45.2 million of time deposits greater than or equal to $100,000 at June 30, 1995. At June 30, 1995, ENB's loan to deposit ratio was 70.02%, compared to 63.73% at December 31, 1994.

Capital. Total shareholders' equity as of June 30, 1995 was $20.6 million, compared to $19.3 million at December 31, 1994. Net income for the six months ended June 30, 1995 was $1,155,000. Capital was also increased by a $131,000 change in the valuation allowance for investment securities classified as available for sale.

     At June 30, 1995, Eastern National Bank Tier 1 and Total Capital to risk-weighted assets ratios were 11.49% and 11.68%, respectively, compared to 11.52% and 12.49%, respectively, at year end 1994. The regulatory agencies required "well-capitalized" institutions to have Tier 1 and Total Capital ratios of 5% and 10%, respectively. In addition to the risk-based capital requirements, the regulatory agencies have established leverage capital requirements. This ratio is computed by dividing Tier 1 capital by unadjusted (not risk-weighted) quarterly average total assets. ENB's leverage ratio at June 30, 1995 was 8.07% compared to 7.55% at year end 1994. The regulatory guideline is 5% for "well-capitalized" institutions.

Liquidity and Asset/Liability Management. ENB is restricted under banking regulations as to the amount of dividends that may be paid to shareholders. Although it could have done so, ENB elected not to pay dividends in 1995.

     For the six months ended June 30, 1995 and 1994, ENB generated cash flows from operating activities of $2.0 million and $1.6 million, respectively. Management expects future operating cash flows to be sufficient in amount necessary to enable ENB to meet its obligations.

     Sources and Use of Funds. ENB has a variety of sources of funds available, but its primary source is the taking of deposits from customers, both individual and business, within its market area. The net increase in deposits was $18.5 million for the six months ended June 30, 1995. Management believes that the rates offered for deposits are competitive with other financial institutions in the ENB market area. ENB does not gather deposits through any brokered means. ENB also derives funds from maturities and sales of investment securities, which totaled $14.8 million for the six months ended June 30, 1995.

     ENB's primary use of funds is the making of loans to customers. The loan to deposit ratio of 70.02% at June 30, 1995 represented a 9.9% increase in the loan to deposit ratio of 63.73% at December 31, 1994. The net increase in loans for the six months ended June 30, 1995 was $25.0 million. A secondary use of funds is the purchasing of debt securities for investment purposes. For the six months ended June 30, 1995, investment purchases totaled $10.4 million.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

Net Income. Net income for 1994 was $1,631,000, a decrease of $4,000 over 1993 net income of $1,635,000. Income per share was $3.58 in 1994 and 1993. A more detailed analysis of the components of net income and the changes in such components is included under the appropriate captions below.

     The return on average assets for the year ended December 31, 1994 was .65% compared to .71% for 1993. The return on average shareholders' equity for 1994 was 8.74% compared to 9.53% for the year ended December 31, 1993. ENB had neither declared nor paid dividends to common shareholders for the year ended December 31, 1994 and 1993.

Net Interest Income. Net interest income, the major component of ENB's income, is the amount by which interest and fees generated by earning assets exceeds the total interest cost of the funds used to carry them. Table 2 - Average Balance Sheet and Interest Yields/Rates provides an analysis of the net interest income for the years ended December 31, 1994, 1993 and 1992.

     Net interest income was $10.8 million for the year ended December 31, 1994 compared to $9.8 million for the year ended December 31, 1993. The fluctuation in net interest income has arisen from a combination of increasing yields and rates combined with overall increases in volumes on interest-bearing assets and liabilities. The increases in yields and volumes on interest-bearing assets have increased at a greater pace than the rates paid on interest-bearing liabilities.

Provision for Loan Losses. The allowance for loan losses has been, in the opinion of management, maintained at a level sufficient to provide for losses inherent in the loan portfolio. The level of provisions for the loan losses is based on past loan experience, growth and composition of the loan portfolio, as well as current economic conditions. ENB's provisions for loan losses for years ended December 31, 1994 and 1993 amounted to $750,000 and $825,000, respectively. ENB effected recoveries of $82,000 and $126,000 for the year ended December 31, 1994 and 1993, respectively. For the years ended December 31, 1994 and 1993 gross charge-offs were $1,027,000 and $979,000, respectively.

     Table 7, which follows this discussion, presents an analysis of the Allowance for Loan Losses for the years ended December 31, 1990 through 1994 while Table 6 presents analysis of the Nonperforming Assets for the same period. The level of nonperforming assets has decreased over the last year and management expects continued decrease due to improvements in the loan portfolio. The loan-to-deposit ratio decreased from 80.63% in 1990 to 63.73% in 1994 as the demand for quality loans decreased. Management expects future loan demand to remain fairly constant at current levels. Future provisions for loan losses are dependent upon various factors, including the economy, loan growth and composition, levels of nonperforming assets and loan loss experience. The amounts of nonperforming loans represent risks in the loan portfolio; however, a major portion of such loans is collateralized to various degrees and should not be interpreted as losses.

Other Income. Other income is primarily attributable to service charges on deposits and other fees for services as well as rental income and net investment securities gains and losses. Total other income for 1994 was $3.3 million, a $.7 million increase from the $2.6 million reported for 1993. The increase is primarily attributed to an increase in rental income in 1994 in connection with ENB's purchase of its corporate headquarters in October, 1993. Other changes in other income from 1993 to 1994 were not attributable to any significant individual items.

     Management continues to seek new sources of other income; however, no significant growth or the maintenance of current levels of other income can be assured.

Other Expense. Total other expenses for 1994 were $10.7 million or $1.8 million more than the $8.9 million reported for 1993.

     Salaries, wages and benefits totaled $5.1 million for the year ended December 31, 1994 compared to $4.3 million for the year ended December 31, 1993. Management does not project any significant changes in the amount of these expenses.

     Occupancy and equipment expense totaled $2.4 million for the year ended December 31, 1994 compared to $1.5 million for the year ended December 31, 1993. The increase is primarily attributed to ENB's purchase of its corporate headquarters in October, 1993 which resulted in a $700,000 increase in occupancy expenses. Occupancy expense also increased by $200,000 reflecting higher depreciation due to the purchase of a computer for in-house processing.

     Other operating expense remained fairly level for the last two years.
Such expenses totaled $3.2 million for 1994 compared to $3.1 million for 1993. Management does not project any significant changes in the amount of these expenses. Management continues to monitor the level of noninterest expenses to identify the possibility of cost reductions where applicable; however, no significant reductions are expected.

Income Taxes. Income tax expense totaled $1.1 million and $1.0 million for the years ended December 31, 1994 and 1993, respectively. These amounts represent effective tax rates of 40% and 38% for the years ended December 31, 1994 and 1993, respectively. Management expects that future effective tax rates will remain at levels commensurate with that of 1994.

FINANCIAL CONDITION - December 31, 1994

     Total assets had increased at December 31, 1994 to $242.2 million as compared to $240.2 million at December 31, 1993. This increase was funded by an increase in deposits of $6 million to $219 million at December 31, 1994 as compared to $213 million at December 31, 1993.

Loans. Total loans, net of unearned income, at December 31, 1994 were $139.3 million, compared to $155.8 million at December 31, 1993. Loans decreased by $16.5 million. This decrease is attributable to a $16 million decline in commercial loans due to the Venezuelan liquidity situation and the lack of new business from that market coupled with weak domestic loan demand.

     Table 6 - Nonperforming Assets sets forth information on the nonperforming loans within the loan portfolio for the five years from December 31, 1990 through 1994. Although the amounts shown represent risks in the loan portfolio, the major portion of the loans are collateralized to various degrees and should not be interpreted as losses.

     All potential problem loans have been disclosed in Table 6. Potential problem loans are those loans about which management has obtained information of possible credit problems of the borrower, resulting in serious doubts as to the ability of the borrower to comply with the present loan repayment terms.

Allowance for Loan Losses. In determining the amount of the provision for loan losses and the level of the allowance for loan losses, management considers past loan charge-offs, the level of past due and nonaccrual loans, the size and mix of the portfolio, loan-growth trends, adverse classifications at recent regulatory examinations, general economic conditions in the market area, and a review of individual loans to identify potential credit problems. The allowance for loan losses is maintained at a level considered adequate by management to provide for potential losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based upon changes in economic conditions. Management believes that the level of the allowance for loan losses is adequate in relation to the size, mix and quality of the loan portfolio at December 31, 1994. Table 7 - Allowance for Loan Losses sets forth an analysis of loan loss experience for the five years from 1990 through 1994.

     Table 8 - Allocation of the Allowance for Loan Losses sets forth the breakdown of the allowance for loan losses by loan category for the five years from December 31, 1990 through 1994. Management believes that the allowance can be allocated by category only on an estimated basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

Investment Securities. Investment securities totaled $62.3 million at December 31, 1994, compared to $35.1 million at December 31, 1993. The increase of $27.2 million is attributable to lower than expected commercial loan demand. Investments in securities are generally made as an alternative deployment of available funds. Accordingly, the level of investment securities in the future and their classification as available-for-sale or held-to-maturity will depend on various factors, including loan demand and management's ability to attract loans and deposits.

     As of December 31, 1994, the amortized cost of investment securities (including securities classified as available for sale) was less than the market value by $3.2 million, or 5.2%. Table 4 - Investment Securities Portfolio Maturities and Yields provides an analysis of the maturities and yields of the investment portfolio as of December 31, 1994.

Money Market Assets. Federal funds sold and interest-bearing deposits in other financial institutions totaled $14.9 million at December 31, 1994, compared to $23.5 million at December 31, 1993, a decrease of approximately $8.6 million. The decrease reflects the reinvestment of these funds in government securities.

Foreclosed Assets.  Foreclosed assets were $335,000 at December 31, 1994 and
1993.

Deposits. Average balances and average rates paid on deposits are reflected in Table 2 - Average Balance Sheet and Interest Yield/Rates.

     Customer deposits totaled $218.6 million as of December 31, 1994, a $5.7 million increase over total deposits of $212.9 million as of December 31, 1993. The increase was primarily due to the introduction of a new Savings Plus product. This product paid a slightly higher rate for balances over $10,000. Table 10 - Average Deposits shows the increase.

     Included in deposits are $34.3 million and $39.5 million of time deposits greater than or equal to $100,000 at December 31, 1994 and 1993, respectively.

     At December 31, 1994, ENB's loan to deposit ratio was 63.73%, compared to 73.18% at December 31, 1993.

Capital. Total shareholders' equity as of December 31, 1994 was $19.3 million, compared to $17.9 million at December 31, 1993. Net income for the year ended December 31, 1994 was $1,631,000 which is offset by a valuation allowance of $165,000 at December 31, 1994 for investment securities classified as available for sale.

     The key to continued growth and profitability of ENB is to maintain adequate levels of capital. The capital adequacy of a bank is determined based upon the level of capital as well as asset quality, liquidity, earnings history, and economic conditions. Management's goal is to maintain its bank in the "well-capitalized" category for regulatory capital. At December 31, 1994, Eastern National Bank was, and now is, in this category.

     The regulatory capital guidelines divide capital into two tiers, Tier 1 capital and Tier 2 capital. Tier 1 capital of ENB consists of shareholders' equity excluding goodwill and the unrealized loss on available-for-sale investment securities. Tier 2 capital includes the allowance for loan losses with certain limitations. In determining the risk- based capital requirements, assets are assigned risk weights of zero to 100 percent, depending upon the regulatory assigned levels of credit risk associated with such assets. Off-balance-sheet items are included in the calculation of risk-adjusted assets through conversion factors established by regulatory agencies.

     At December 31, 1994, Eastern National Bank Tier 1 and Total capital to risk-weighted assets ratios were 11.52% and 12.49%, respectively, compared to 9.82% and 10.83%, respectively at year end 1993. The regulatory agencies require "well-capitalized" institutions to have Tier 1 and Total capital ratios of 6% and 10% respectively.

     In addition to the risk-based capital requirements, the regulatory agencies have established leverage capital requirements. This ratio is computed by dividing Tier 1 capital by unadjusted (not risk-weighted) quarterly average total assets. Eastern National Bank's leverage ratio at December 31, 1994 was 7.66% compared to 7.58% at year end 1993. The regulatory guideline is 5% for "well-capitalized" institutions.

Liquidity and Asset/Liability Management. ENB views liquidity and asset/liability management as the ability to assure that funds will be available to support bank requirements, that is, the ability to allow depositors ready access to their monies and credit customers available funds to meet their credit needs. It is also the process by which ENB monitors and attempts to control the mix and maturities of its assets and liabilities in order to maximize net interest income. Management maintains balances of federal funds sold, interest bearing deposits in other financial institutions and available-for-sale investment securities in amounts it believes necessary to meet daily cash needs. With the available-for-sale investment securities portfolio, management can, in its discretion, manage the liquidity and interest rate risk of the Bank. Management does not foresee any particular matters which might immediately threaten its ability to remain liquid.

     ENB is restricted under banking regulations as to the amount of dividends that may be paid to shareholders. Although it could have done so, ENB elected not to pay dividends in 1994 and 1993.

     For the years ended December 31, 1994 and 1993, ENB generated cash flows from operating activities of $2.9 million and $2.5 million, respectively. Management expects future operating cash flows to be sufficient in amount necessary to enable ENB to meet its obligations.

Sources and Uses of Funds. ENB has a variety of sources of funds available, but its primary source is the taking of deposits from customers, both individual and business, within its market area. ENB's deposit acquisition strategy is to rely on a core deposit base of demand deposits as well as savings and time deposits under $100,000. Next, ENB utilizes time deposits $100,000 and over for additional sources of funds. At December 31, 1994, the percentage of time deposits $100,000 and over to total deposits was 15.7% compared to 18.5% at December 31, 1993. The net increase in deposits was $5.7 million in 1994 and $7.7 million in 1993. Management believes that the rates offered for deposits are competitive with other financial institutions in the ENB market area. ENB does not gather deposits through any brokered means.

     ENB also derives funds from maturities of investment securities, which totaled $28.7 million and $27.0 million in 1994 and 1993, respectively.

     ENB's primary use of funds is the making of loans to customers. The loan to deposit ratio of 63.73% at December 31, 1994 represented a 9.5% decrease in the loan to deposit ratio of 73.18% at December 31, 1993. ENB's Selected Consolidated Financial Data on page 12 indicates that the relative overall size of its loan portfolio has decreased as evidenced by the trend of decline in the loan to deposit ratio. ENB's loan portfolio is comprised of loans to individuals and businesses secured by various types of collateral and in certain circumstances the loans are extended on an unsecured basis. The composition of the loan portfolio is presented in Note 3 to the consolidated financial statements at December 31, 1994 and 1993, respectively, which are annexed to the Prospectus as Appendix A.

     A secondary use of funds is the purchasing of debt securities for investment purposes. During 1994, the investment portfolio averaged 28% of total earning assets compared to 15% in 1993. Table 12 presents the composition of the investment securities portfolio at December 31, 1994 and includes the average yields and maturities of the portfolio. The portfolio is comprised of U.S. Treasury obligations, obligations of U.S. Government agencies, and other securities. While ENB may continue to upgrade or reposition the portfolio, management has not in the past nor does it intend in the future to trade securities for profit or to depend upon securities gains as a regular source of income. At December 31, 1994, the amortized cost of the investment portfolio exceeded its fair value by approximately 5.2%.

     Effective January 1, 1994, ENB adopted Statement of Financial Accounting Standards ("SFAS") No. 115 Accounting for Certain Investments in Debt and Equity Securities. The new standard addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are required to be reported in one of three categories: (I) debt securities which the institution has a positive intent and ability to hold to maturity are classified as "held-to-maturity" securities and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with the unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of deferred taxes, as a separate component of shareholders' equity.

     In connection with the adoption of SFAS No. 115,, securities with a carrying value of $7.9 million were transferred to the available-for-sale category at fair value, with a net unrealized gain of $18,000 net of deferred income taxes, which was reflected as a separate component of shareholders' equity. The remaining securities were classified as held-to-maturity which will continue to be carried at amortized cost adjusted for amortization of premiums and accretion of discounts. Management has the intent and ability to hold until maturity those securities classified as such. The initial adoption did not have any effect on the results of operations of ENB.

     At December 31, 1994, ENB's commitments to extend credit totaled $48 million. However, some commitments are expected to expire without being drawn upon and may not result in cash requirements. Accordingly, management is of the opinion that the sources of funds discussed above, together with the level of investment securities carried in the available-for-sale portfolio, will be sufficient to enable ENB to meet its obligations as they arise and to fund future net growth.

Regulatory Assessments. ENB is required to pay certain fees to the FDIC and the Office of the Comptroller of the Currency. The FDIC monitors risk-based capital requirements and requires weaker institutions to pay higher deposit insurance premiums, while allowing well-capitalized institutions to pay less. The deposit insurance assessments currently range from 23 cents per $100 of deposits for "well-capitalized" institutions to 31 cents for the weakest institutions. These premiums are currently under review and it is expected that the premium for Bank Insurance Fund institutions would decrease from 23 cents to 4 cents per $100 of deposits. For 1994, ENB paid 26 cents per $100 of deposits and had $218.6 million of insured deposits as of December 31, 1994.

     FDIC deposit insurance and regulatory assessments totaled $609,000 and $540,000 for the years ended December 31, 1994 and 1993, respectively.

Effects of Inflation. A bank's asset and liability structure is primarily monetary in nature, that is, fixed in terms of monetary amounts. Consequently, the impact of inflation on a bank differs significantly from its impact on an industrial company. Factors such as interest rates have a more significant impact on a bank's performance than does general inflation. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the price of other goods and services.

IMPACT OF ACCOUNTING STANDARDS TO BE ADOPTED

Impairment of Loans. SFAS No. 114, Accounting by Creditors for Impairment of a Loan (effective for fiscal years beginning after December 15, 1994), as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, prescribes a valuation methodology for impaired loans as defined by the standard. Generally a loan is considered "impaired" if management believes that it is probable that all amounts due will not be collected according to the contractual terms stipulated in the loan agreement. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient, at the loan's observable market price or fair value of the loan's underlying collateral if the loan is collateral dependent. ENB adopted SFAS No. 114 as of January 1, 1995. Adoption of the Statement did not have a material effect on ENB's financial condition or results of operations.

                                    TABLE 1
                        SUMMARY OF CONSOLIDATED RESULTS
                             (DOLLARS IN THOUSANDS)





                                                                            Years Ended December 31,
                                                          -------------------------------------------------------------
                                                            1994         1993         1992        1991         1990
                                                          ----------   ----------  -----------  ----------   ----------
Interest income                                           $   16,207   $   14,319  $   13,275   $   12,683   $   12,049
Interest expense                                               5,366        4,539       4,925        6,296        6,592
                                                          ----------   ----------  -----------  ----------   ----------

  Net interest income                                         10,841        9,780       8,350        6,387        5,457
Provision for losses on loans                                    750          825       1,079          950          490
                                                          ----------   ----------  -----------  ----------   ----------

  Net interest income after provision                         10,091        8,955       7,271        5,437        4,967
     for losses on loans                                  ----------   ----------  -----------  ----------   ----------

Noninterest income:
  Service fees                                                 2,032        1,840       1,105          887          657
  Other income                                                 1,300          781         978          658          457
                                                          ----------   ----------  -----------  ----------   ----------

     Total noninterest income                                  3,332        2,621       2,083        1,545        1,114
                                                          ----------   ----------  -----------  ----------   ----------
Noninterest expense
  Salaries and employee benefits                               5,056        4,265       3,499        2,852        2,518
  Net occupancy expense                                        2,422        1,539       1,217        1,269        1,151
  Other expense                                                3,205        3,122       2,221        1,974        1,444
                                                          ----------   ----------  -----------  ----------   ----------

     Total noninterest expense                                10,683        8,926       6,937        6,095        5,113
                                                          ----------   ----------  -----------  ----------   ----------

     Income before taxes                                       2,741        2,650       2,417          887          968
Taxes                                                          1,110        1,015         881          337          368
                                                          ----------   ----------  -----------  ----------   ----------

     Net income                                           $    1,631   $    1,635  $    1,536   $      550   $      600
                                                          ==========   ==========  ===========  ==========   ==========

                                    TABLE 2
    AVERAGE BALANCE SHEET AND INTEREST YIELDS/RATES (DOLLARS IN THOUSANDS)




                                                                      For the Year Ended December 31,
                                             -------------------------------------------------------------------------------------
                                                      1 9 9 4                     1 9 9 3                       1 9 9 2
                                             ---------------------------  --------------------------   ---------------------------
                                             Average              Yield/  Average             Yield/   Average              Yield/
                                             Balance    Interest   Rate   Balance  Interest    Rate     Balance  Interest    Rate
                                            --------   ---------  ------- -------  ---------   -----   --------- --------- -------
ASSETS
  Interest bearing assets:
       Federal funds sold                   $ 14,809   $    580   3.92%  $ 14,088   $    414    2.94%  $ 12,300   $   365    2.97%
       Interest bearing deposits in other
          financial institutions(1)              774         42   5.43%     5,674        297    5.23%     4,472       183    4.09%
       Taxable investment securities          62,508      3,022   4.83%    31,442      1,499    4.77%    32,661     1,408    4.31%
       Loans, net of unearned interest (2)   148,254     12,564   8.47%   160,431     12,110    7.55%   135,411    11,319    8.36%
                                            --------   --------   ----   --------   --------   -----   --------   -------   -----

          Total interest earning assets      226,345     16,208   7.16%   211,635     14,320    6.77%   184,843    13,275    7.18%
                                            --------   --------   ----   --------   --------   -----   ---------  -------   -----

   Noninterest earning assets:
       Cash and due from banks                 8,471                        8,690                         8,766
       Premises and equipment                 10,921                        6,261                         4,425
       Other assets                            6,077                        6,253                         4,787
       Less allowance for loan losses         (1,731)                      (1,871)                       (1,435)
                                            --------                     --------                      --------

          Total assets                      $250,083                     $230,968                      $201,386
                                            ========                     ========                      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Interest bearing liabilities:
       Money market accounts                $ 76,826      1,610   2.10%  $ 66,549      1,505    2.26%  $ 48,199     1,358    2.82%
       NOW accounts                           13,869        235   1.69%    15,857        312    1.97%    11,970       237    1.98%
       Savings deposits                       24,488        823   3.36%     8,067        164    2.03%     5,107       122    2.39%
       Certificates of deposits of $100,000
          and over                            36,060      1,655   4.59%    48,674      1,792    3.68%    53,484     2,210    4.13%
       Other time deposits                    24,262        966   3.98%    20,101        686    3.41%    21,570       890    4.13%
       Securities sold under agreements to
          repurchase                           4,108         78   1.90%     4,586         80    1.74%     5,366       109    2.03%
                                            --------   --------   ----   --------   --------   -----   --------   -------   -----

          Total interest bearing liabilities 179,613      5,367   2.99%   163,834      4,539    2.77%   145,696     4,926    3.38%
                                            --------   --------   ----   --------   --------   -----   --------   -------   -----

   Noninterest bearing liabilities:
       Demand deposits                        48,168                       47,037                        37,664
       Other liabilities                       3,630                        2,938                         2,539
   Shareholders' equity                       18,672                       17,159                        15,489
                                            --------                     --------                      --------
          Total liabilities and shareholders'
          equity                            $250,083                     $230,968                      $201,388
                                            ========                     ========                      ========

NET INTEREST INCOME                                    $ 10,841                     $  9,781                      $ 8,349
                                                       ========                     ========                      =======

NET YIELD ON INTEREST EARNING ASSETS                              4.79%                         4.62%                        4.52%
                                                                  ====                         =====                        =====



(1) Yields are calculated on historical cost and exclude the impact of the unrealized loss on available-for-sale investment securities.
(2) Nonaccruing loans are included in the daily average loan amount outstanding and income on such loans, which are immaterial in amounts, is recognized as received. Loan fees are included in the interest amounts for loans, but in each case were immaterial in amount.

                                    TABLE 3
          ANALYSIS OF VOLUME AND RATE CHANGES (DOLLARS IN THOUSANDS)






                                                                  1994 versus 1993                   1993 versus 1992
                                                             -------------------------------   -------------------------------
                                                                  Increase                          Increase
                                                                 (Decrease)                        (Decrease)
                                                                Due to Change                     Due to Change
                                                                   in (1):                          in (1):
                                                              -----------------                ------------------
                                                                                   Total                              Total
                                                              Average   Average   Increase     Average    Average    Increase
                                                              Volume     Rate     (Decrease)   Volume      Rate     (Decrease)
                                                              ------    -------   ----------   -------    -------   ----------
INTEREST INCOME
 Interest-bearing deposits in other financial institutions   $   (265)  $     10   $   (255)   $     56   $     58   $    114
 Federal funds sold                                                22        144        166          53         (4)        49
 Investment securities                                          1,504         19      1,523         (54)       145         91
 Loans                                                           (958)     1,412        454       1,957     (1,166)       791
                                                             --------   --------   --------    --------   --------   --------

    TOTAL INTEREST INCOME                                         303      1,585      1,888       2,012       (967)     1,045
                                                             --------   --------   --------    --------   --------   --------

INTEREST EXPENSE
 Money market accounts                                            218       (113)       105         451       (304)       147
 NOW accounts                                                     (36)       (41)       (77)         76         (1)        75
 Savings deposits                                                 499        160        659          63        (21)        42
 Certificates of deposit of $100,000 and over                    (523)       386       (137)       (189)      (229)      (418)
 Other time deposits                                              156        124        280         (54)      (150)      (204)
 Securities sold under agreements to repurchase                    (9)         7         (2)        (15)       (14)       (29)
                                                             --------   --------   --------    --------   --------   --------

    TOTAL INTEREST EXPENSE                                        305        523        828         332       (719)      (387)
                                                             --------   --------   --------    --------   --------   --------

CHANGE IN NET INTEREST INCOME                                      (2)     1,062      1,060       1,680       (248)     1,432
                                                             ========   ========   ========    ========   ========   ========

PERCENTAGE INCREASE IN NET INTEREST INCOME OVER PRIOR
 PERIOD                                                                               10.84%                            17.15%
                                                                                   ========                          ========



(1) The change due to both rate and volume has been allocated to change due to volume and change due to rate in proportion to the relationship of the absolute dollar amounts of the change in each.

                                    TABLE 4
    INVESTMENT SECURITIES PORTFOLIO MATURITIES AND YIELDS DECEMBER 31, 1994
                            (DOLLARS IN THOUSANDS)





                                                                                                WEIGHTED
                                                                         BOOK VALUE           AVERAGE YIELD
                                                                         ----------           -------------
AVAILABLE-FOR-SALE
------------------
   U.S. Treasury securities:
      One to five years                                                  $   4,994                4.74%
                                                                         ---------
                                                                             4,994                4.74%
                                                                         ---------


   U.S. Government Agency securities:
      Within one year                                                        3,946                6.11%
      One to five years                                                      2,000                6.10%
                                                                         ---------
                                                                             5,946                6.10%
                                                                         ---------


   Other securities:
      Within one year                                                          500                5.70%
                                                                         ---------
      Total available-for-sale investments                               $  11,440                5.49%
                                                                         =========



HELD-TO-MATURITY
----------------
   U.S. Government Agency securities:
      Within one year                                                    $   5,501                4.93%
      One to five years                                                     37,983                5.04%
      Five to ten years                                                      6,000                5.12%
                                                                         ---------
                                                                            49,484                5.03%

Other securities:
   Within one year                                                           1,661                6.88%
                                                                         ---------
      Total held-to-maturity investments                                 $  51,145
                                                                         =========

                                    TABLE 5
             COMPOSITION OF LOAN PORTFOLIO (DOLLARS IN THOUSANDS)





                                                                              Years Ended December 31,
                                                            -------------------------------------------------------------
                                                              1994         1993        1992          1991        1990
                                                            ---------   ----------   ----------   ----------  -----------
Commercial, financial, and agricultural                     $  46,153   $   62,012   $   70,402   $   52,542  $    49,924
Real estate -- construction                                    13,403       12,199       13,052       17,664       11,001
Real estate -- mortgage
   Secured by 1-4 family residential                           10,419       12,041       16,981       10,430       15,942
   Other mortgage loans                                        47,651       46,381       42,264       23,984        8,992
Home equity                                                     6,782        6,823        8,566        4,598            -
Consumer
   Credit cards and other related plans                            82           54            -            -            -
   Other consumer loans                                        11,947       10,109        9,116        6,894        7,178
Loans to Banks in foreign countries                             3,779        7,189            -            -            -
                                                            ---------   ----------   ----------   ----------  -----------

       Total loans                                            140,216      156,808      160,381      116,112       93,037

   Less: Unearned income                                          877        1,007        1,121        1,121          966
                                                            ---------   ----------   ----------   ----------  -----------

       Total loans, net of unearned income                  $ 139,339   $  155,801   $  159,260   $  114,991  $    92,071
                                                            =========   ==========   ==========   ==========  ===========

                                    TABLE 6
    NONACCRUAL, RESTRUCTURED, AND PAST DUE LOANS AND FORECLOSED PROPERTIES
                            (DOLLARS IN THOUSANDS)





                                                                              Years Ended December 31,
                                                            -------------------------------------------------------------
                                                               1994         1993        1992          1991        1990
                                                            ---------   ----------   ----------   ----------  -----------
Nonaccrual loans                                            $   4,119   $    4,693   $    4,560   $    1,149  $         -
                                                            ---------   ----------   ----------   ----------  -----------

       Total nonperforming loans                                4,119        4,693        4,560        1,149            -
                                                            ---------   ----------   ----------   ----------  -----------

Foreclosed property
   Other real estate owned, net                                   335          335          678          646          646
                                                            ---------   ----------   ----------   ----------  -----------

       Total foreclosed properties                                335          335          678          646          646
                                                            ---------   ----------   ----------   ----------  -----------

       Total nonperforming assets                           $   4,454   $    5,028   $    5,238   $    1,795  $       646
                                                            =========   ==========   ==========   ==========  ===========

Loans 90 days or more past due and not on
   nonaccrual status                                        $      42   $      236   $      196   $    1,635  $        49
                                                            =========   ==========   ==========   ==========  ===========


Nonperforming loans as a percentage of loans                     2.94%        2.99%        2.84%        0.99%        0.00%
Non performing assets as a percentage of loans plus
   foreclosed properties                                         3.17%        3.20%        3.25%        1.54%        0.69%
Allowance for loan losses as a percentage of
   nonperforming loans                                          39.14%       38.50%        0.24%       89.99%          N/A
Loans 90 days or more past due and not on nonaccrual
   status as a percentage of loans                               0.03%        0.15%        0.12%        1.41%        0.05%

                                    TABLE 7
                           ALLOWANCE FOR LOAN LOSSES
                            (DOLLARS IN THOUSANDS)





                                                                                      Years Ended December 31,
                                                                      ---------------------------------------------------------
                                                                         1994        1993      1992         1991       1990
                                                                      ----------  ---------- ----------  ----------  ----------
Balance at beginning of period                                        $    1,807  $    1,835 $    1,034  $      711  $      535
                                                                      ----------  ---------- ----------  ----------  ----------
   Loans charged off
   Commercial, financial, and agricultural                                   928         967        303         666         129
   Real estate -- mortgage                                                     -           -          8           -         156
   Consumer                                                                   99          12         29          21          63
                                                                      ----------  ---------- ----------  ----------  ----------

          Total charge-offs                                                1,027         979        340         687         348
                                                                      ----------  ---------- ----------  ----------  ----------

Recoveries on loans previously charged off
   Commercial, financial, and agricultural                                    80         117         60          44          29
   Consumer                                                                    2           9          2          16           5
                                                                      ----------  ---------- ----------  ----------  ----------

       Total recoveries                                                       82         126         62          60          34
                                                                      ----------  ---------- ----------  ----------  ----------

Net charge-offs                                                              945         853        278         627         314
Provision charged to expense                                                 750         825      1,079         950         490
                                                                      ----------  ---------- ----------  ----------  ----------

Balance at end of period                                              $    1,612  $    1,807 $    1,835  $    1,034  $      711
                                                                      ==========  ========== ==========  ==========  ==========

Loans, net of unearned income, at end of period                       $  139,339  $  155,801 $  159,260  $  114,991  $   92,071
                                                                      ==========  ========== ==========  ==========  ==========

Average loans, net of unearned income, during period                  $  148,254  $  160,431 $  135,411  $  102,275  $   83,399
                                                                      ==========  ========== ==========  ==========  ==========


Ratios:
   Allowance at end of period to loans, net of unearned income              1.16%       1.16%      1.15%        .90%        .77%
   Allowance at end of period to average loans, net of
       unearned income                                                      1.09%       1.13%      1.36%       1.01%        .87%
   Net charge-offs to average loans, net of unearned income                  .64%        .53%       .21%        .61%        .38%

                                    TABLE 8
   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES BY CATEGORY OF LOANS AND THE
          PERCENTAGE OF LOANS BY CATEGORY TO TOTAL LOANS OUTSTANDING
                            (DOLLARS IN THOUSANDS)




                                                                           December 31,
                           ---------------------------------------------------------------------------------------------------------
                                  1994                   1993                  1992                1991                 1990
                           --------------------   -------------------   -------------------  ------------------   ------------------
                                    Percentage            Percentage            Percentage          Percentage           Percentage
                                    of Loans to           of Loans to           of Loans to         of Loans to          of Loans to
                           Amount   Total Loans   Amount  Total Loans   Amount  Total Loans  Amount Total Loans   Amount Total Loans
                           ------   -----------   ------  -----------   ------  -----------  -----  -----------   ------ -----------
Commercial, financial,
  and agricultural         $1,322     32.92%      $ 1,167    39.58%     $ 1,115    43.91%    $  715     45.27%      $ 217    53.66%
Real estate                   202     55.81%          526    49.36%         641    50.40%       256     48.79%        410    38.62%
Consumer                       88      8.58%          114     6.48%          79     5.68%        63      5.94%         83     7.72%
Foreign banks                   -      2.69%            -     4.58%           -     0.00%         -      0.00%          -     0.00%
                           ------   -------       -------  -------      -------  -------     ------  --------       -----  -------

      Total                $1,612    100.00%      $ 1,807   100.00%     $ 1,835   100.00%    $1,034    100.00%      $ 710     0.00%
                           ======   =======       =======  =======      =======  =======     ======  ========       =====  =======

                                    TABLE 9
     RATE SENSITIVITY ANALYSIS AT DECEMBER 31, 1994
                            (DOLLARS IN THOUSANDS)




                                                                             Interest-Sensitive Within
                                                            -------------------------------------------------------------------
                                                              0-90       91-180      181-365    Over     Noninterest
                                                              Days        Days         Days    1 Year      Bearing     Total
                                                            ---------  ---------  ---------- ----------  ----------  ----------
Assets
 Loans and leases                                           $  15,506  $  22,452  $   11,273 $   86,866  $    4,119  $  140,216
 Investment securities                                         38,699      7,230       2,095     14,296                  62,320
 Other earning assets                                          14,884                                                    14,884
 Other assets                                                                                                24,793      24,793
                                                            ---------  ---------  ---------- ----------  ----------  ----------

  Total assets                                              $  69,089  $  29,682  $   13,368 $  101,162  $   28,912  $  242,213
                                                            =========  =========  ========== ==========  ==========  ==========

Sources of funds
 Money market deposits                                      $  62,981                                                $   62,981
 Other savings and time deposits                               57,797      4,278      13,603        611                  76,289
 Time deposits over $100,000                                   15,908     10,478       7,248        636                  34,270
 Securities sold under agreements                                 962                                                       962
 to repurchase
 Long-term debt
 Noninterest-bearing deposits                                                                                45,098      45,098
 Other liabilities                                                                                            3,253       3,253
 Shareholders' equity                                                                                        19,360      19,360
                                                            ---------  ---------  ---------- ----------  ----------  ----------

  Total sources of funds                                    $ 137,648  $  14,756  $   20,851 $    1,247  $   67,711  $  242,213
                                                            =========  =========  ========== ==========  ==========  ==========

Interest rate sensitivity gap                               $ (69,559) $   14,926 $  (7,483) $   99,915  $ (38,799)
Cumulative interest rate
 sensitivity gap                                            $ (69,559) $ (53,633) $ (61,116) $   38,799  $        0
Cumulative gap as a
 percentage of total assets                                       (28)%      (22)%      (25)%        16%          0%

____________________

Management has made the following assumptions in the above analysis:

(a) Assets and liabilities are generally assigned to a period based upon their earliest repricing period when the repricing is less than the contractual maturity.

(b)   Nonaccrual loans are included in the noninterest-bearing category.

(c) Investment securities available for sale are currently treated in the same manner as comparable securities in the investment securities held to maturity portfolio in that they are scheduled according to the earlier of their contractual maturities or earliest repricing dates; however, the maturities of callable agency securities are scheduled according to their call dates when valued at a premium to par.

                               TABLE 10 AVERAGE
                                  DEPOSITS(1)
                            (DOLLARS IN THOUSANDS)





                                                                                        December 31,
                                                                    ------------------------------------------------------
                                                                          1994               1993                1992
                                                                    --------------     ---------------     ---------------
Noninterest bearing demand                                          $       48,168     $        47,037     $        37,664
Interest-bearing demand(2)                                                  90,695              82,406              60,169
Savings                                                                     24,488               8,067               5,107
Time                                                                        59,130              67,575              74,011
                                                                    --------------     ---------------     ---------------

       Total average deposits                                       $      222,481     $       205,085     $       176,951
                                                                    ==============     ===============     ===============


(1) Table 2 presents the average rate paid on the above deposit categories for the three years ended December 31, 1994.

(2)  Includes money market savings accounts and NOW accounts.

                                   TABLE 11
                  TIME DEPOSIT MATURITIES $100,000 OR GREATER
                      AS OF DECEMBER 31, 1994 (DOLLARS IN
                                  THOUSANDS)




3 months or less                                                                                 $     15,908
Over 3 months through 12 months                                                                        17,726
Over 12 months                                                                                            635
                                                                                                 ------------

       Total                                                                                     $     34,269
                                                                                                 ============

                                   TABLE 12
                INVESTMENT SECURITIES AND OTHER EARNING ASSETS
                            (DOLLARS IN THOUSANDS)





                                                                                December 31,
                                                             ---------------------------------------------------
                                                                  1994               1993              1992
                                                             --------------     --------------     -------------
Held to maturity:
   U.S. Government obligations:
   U.S. Treasury                                             $            -     $      13,942      $       7,082
   U.S. Government Agencies                                          49,484            19,240             21,970
                                                             --------------     -------------      -------------

       Total U.S. Government obligations                             49,484            33,182             29,052
   Other investment securities                                        1,661             2,274              4,041
                                                             --------------     -------------      -------------

       Total held to maturity                                        51,145            35,456             33,093
                                                             --------------     -------------      -------------

Available-for-sale:
   U.S. Government Obligations
       U.S. Treasury                                                  4,817                 -                  -
       U.S. Government Agencies                                       5,859                 -                  -

                                                             --------------     -------------      -------------
          Total U.S. Government Obligations                          10,676                 -                  -

   Other investment securities                                          499                 -                  -

                                                             --------------     -------------      -------------
   Total available-for-sale                                          11,175                 -                  -

                                                             --------------     -------------      -------------
   Total investment securities                                       62,320            35,456             33,093

Interest-bearing deposits in other financial institutions               384             2,483              4,654
Federal funds sold                                                   14,500            21,000             14,600
                                                             --------------     -------------      -------------


       Total investment securities and
          money market assets                                $       77,204     $      58,939      $      52,347
                                                             ==============     =============      =============

                                   TABLE 13
                              RISK-BASED CAPITAL
                            (DOLLARS IN THOUSANDS)





                                                                                  December 31,
                                                                 -----------------------------------------------
                                                                      1994             1993             1992
                                                                 -------------    -------------    -------------
TIER 1 CAPITAL
   Shareholders' equity                                          $     19,360     $     17,895     $     16,259
   Less goodwill                                                         (361)            (398)            (436)
   Add unrealized loss on
       available for sale securities                                      164                -                -
                                                                 ------------     ------------     ------------

          TOTAL TIER 1 CAPITAL                                         19,163           17,497           15,823

TIER 2 CAPITAL
   Allowance for losses on loans                                        1,612            1,807            1,835
                                                                 ------------     ------------     ------------

          TOTAL CAPITAL                                          $     20,775     $     19,304     $     17,658
                                                                 ============     ============     ============

RISK-WEIGHTED ASSETS                                             $    166,280     $    178,182     $    164,356
                                                                 ============     ============     ============


RATIOS
   Equity to assets                                                      7.99%            7.45%            7.04%
   Leverage                                                              7.66%            7.58%            7.86%
   Tier 1 capital to risk-weighted assets                               11.52%            9.82%            9.63%
   Total capital to risk-weighted assets                                12.49%           10.83%           10.74%





Regulatory minimums for institutions considered "well-capitalized" are 5%, 6%, and 10% for the leverage, Tier 1 capital to risk-weighted assets, and Total capital to risk-weighted assets ratios, respectively.

           VALIDITY OF SERIES E PREFERRED STOCK AND UPC COMMON STOCK


         The validity of the shares of the Series E Preferred Stock and UPC Common Stock offered hereby will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from UPC.


                                    EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated balance sheets of Eastern National Bank and Subsidiary as of December 31, 1994 and 1993 and the consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994, included in this Prospectus as Appendix A-1 have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated balance sheets of Capital Bancorporation, Inc. and its subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, incorporated in this Prospectus by reference to the Current Report on Form 8-K, dated August 21, 1995 of Union Planters Corporation have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report which is incorporated herein by reference and in reliance on the report on such firm given upon their authority as experts in accounting and auditing.

                          UNION PLANTERS CORPORATION
                             INDEX TO APPENDICES

APPENDIX
 NUMBER
--------

A        --      Eastern National Bank Consolidated Financial Statements

A-1      --      Eastern National Bank Audited Consolidated Financial
                 Statements as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992.

A-2      --      Eastern National Bank Unaudited Consolidated Financial
                 Statements as of June 30, 1995 and for the six-month periods ended June 30, 1995 and 1994.

B        --      Agreement and Plan of Reorganization between Union Planters
                 Corporation, Eastern National Bank and ENB Interim National
                 Bank dated as of April 25, 1995, as amended by that certain
                 Letter Agreement dated July 28, 1995, together with the
                 related Merger Agreement annexed as Exhibit A thereto.

C        --      Fairness Opinion of The Robinson-Humphrey Company, Inc.

D        --      Excerpt from the United States Code Annotated, Title 12,
                 Section 215, as amended which  provides for Shareholders'
                 Dissenters' Rights.


                                 APPENDIX A-1


                            EASTERN NATIONAL BANK

                      CONSOLIDATED FINANCIAL STATEMENTS
              AS OF DECEMBER 31, 1994 AND 1993 AND FOR THE YEARS
                    ENDED DECEMBER 31, 1994, 1993 AND 1992

                      REPORT OF INDEPENDENT ACCOUNTANTS




To the Shareholders and Board of Directors of Eastern National Bank


We have audited the accompanying consolidated balance sheets of Eastern National Bank and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eastern National Bank and Subsidiary as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Bank changed its method of accounting for investment securities in 1994.




/s/ Coopers & Lybrand LLP
-------------------------
Miami, Florida
January 27, 1995

                     EASTERN NATIONAL BANK AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                          December 31, 1994 and 1993

                                                                          1994                      1993
                                                                     --------------            ---------------
                                     ASSETS
Cash and due from banks                                              $    9,978,989            $    11,923,375
Federal funds sold                                                       14,500,000                 21,000,000
                                                                     --------------            ---------------

       Total cash and cash equivalents                                   24,478,989                 32,923,375

Interest-bearing deposits in other financial institutions                   384,055                  2,482,500
Investment securities:
  Available for sale (amortized cost December 31, 1994:
      $11,439,901)                                                       11,175,270                          -
  Held to maturity (fair value:  $48,174,531 and
      $35,471,965, respectively)                                         51,145,209                 35,455,833
Loans, net                                                              137,726,428                153,993,641
Bank premises and equipment, net                                         11,430,793                 10,177,709
Customers' acceptance liability                                           1,891,586                  1,663,164
Other assets                                                              3,980,726                  3,488,734
                                                                     --------------            ---------------
       Total assets                                                  $  242,213,056            $   240,184,956
                                                                     ==============            ===============
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                                             $   45,097,870            $    56,791,552
  Money market accounts                                                  62,981,259                 71,214,604
  Savings and NOW accounts                                               47,352,840                 26,013,209
  Time deposits of $100,000 or more                                      34,269,459                 39,475,065
  Other time deposits                                                    28,936,252                 19,418,024
                                                                     --------------            ---------------
       Total deposits                                                   218,637,690                212,912,454

Securities sold under agreements to repurchase                              962,282                  6,811,660
Accrued interest and other liabilities                                    1,361,119                    903,027
Acceptances outstanding                                                   1,891,586                  1,663,164
                                                                     --------------            ---------------
       Total liabilities                                                222,852,677                222,290,305
                                                                     --------------            ---------------
Commitments (Notes 4 and 7)

Shareholders' equity:
  Common stock - par value $16; 1,000,000 shares
   authorized, 456,250 issued and outstanding in
   1994 and 1993, respectively                                            7,300,000                  7,300,000
  Surplus                                                                 5,304,055                  5,304,055
  Accumulated earnings                                                    6,921,718                  5,290 596
  Net unrealized loss on securities available for sale                     (165,394)                         -
                                                                     --------------            ---------------
       Total shareholders' equity                                        19,360,379                 17,894,651
                                                                     --------------              -------------
       Total liabilities and shareholders' equity                    $  242,213,056            $   240,184,956
                                                                     ==============            ===============





          See accompanying notes to consolidated financial statements

                      EASTERN NATIONAL BANK AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
              for the years ended December 31, 1994, 1993 and 1992



                                                                1994                1993                1992
                                                          ---------------     ---------------      --------------
Interest income:
  Interest and fees on loans                              $    12,563,439      $    12,109,771     $   11,318,753
  Interest on deposits in other financial institutions             41,970              297,278            182,907
  Interest on investment securities - taxable                   3,021,919            1,498,605          1,408,341
  Interest on federal funds sold                                  579,780              413,705            365,306
                                                          ---------------      ---------------     --------------
          Total interest income                                16,207,105           14,319,359         13,275,307
                                                          ---------------      ---------------     --------------

Interest expense:
  Interest on money market accounts                             1,609,826            1,504,810          1,357,613
  Interest on savings and NOW accounts                          1,057,609              475,910            419,149
  Interest on time deposits                                     2,620,389            2,478,390          3,039,294
  Other, principally funds placed by affiliates and
      other borrowings                                             78,013               80,241            109,439
                                                          ---------------      ---------------     --------------
          Total interest expense                                5,365,837            4,539,351          4,925,425
                                                          ---------------      ---------------     --------------
          Net interest income                                  10,841,268            9,780,008          8,349,812

Provision for loan losses                                         750,000              825,000          1,079,000
                                                          ---------------      ---------------     --------------
          Net interest income after provision
              for loan losses                                  10,091,268            8,955,008          7,270,812
                                                          ---------------      ---------------     --------------

Other income:
  Service fees                                                  2,031,985            1,840,380          1,104,554
  Letters of credit and bankers' acceptance fees                  237,071              327,553            329,741
  Other income                                                  1,066,929              441,956            442,059
  Security gains (losses), net                                     (3,632)              10,742            207,123
                                                          ---------------      ---------------     --------------
          Total other income                                    3,332,353            2,620,631          2,083,477
                                                          ---------------      ---------------     --------------
Other expense:
  Salaries and employee benefits                                5,056,035            4,265,361          3,498,724
  Occupancy expense of bank premises                            2,422,229            1,538,544          1,216,898
  Other operating expense                                       3,204,635            3,122,211          2,221,446
                                                          ---------------      ---------------     --------------
          Total other expense                                  10,682,899            8,926,116          6,937,068
                                                          ---------------      ---------------     --------------
          Income before income taxes                            2,740,722            2,649,523          2,417,221
Provision for income taxes                                      1,109,600            1,014,600            880,500
                                                          ---------------      ---------------     --------------
          Net income                                      $     1,631,122      $     1,634,923     $    1,536,721
                                                          ===============      ===============     ==============
Net income per share                                      $          3.58      $          3.58     $         3.37
                                                          ===============      ===============     ==============
Weighted average shares outstanding                               456,250              456,250            456,243
                                                          ===============      ===============     ==============





          See accompanying notes to consolidated financial statements

                      EASTERN NATIONAL BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CHANGES IN
                   SHAREHOLDERS' EQUITY for the years ended
                       December 31, 1994, 1993 and 1992



                                                                                                Net
                                                                                             Unrealized
                                                                                           Gains (Losses)
                                         Common Stock                                      on Securities
                                    ----------------------                    Accumulated     Available
                                     Shares      Par Value      Surplus        Earnings       for Sale        Total
                                    ---------   -----------   ------------   ------------   ------------   ------------
Balance at December 31, 1991          456,220   $ 7,299,520   $  5,303,485   $  2,118,952   $          -   $ 14,721,957

Net income                                  -             -              -      1,536,721              -      1,536,721
                                    ---------   -----------   ------------   ------------   ------------   ------------
Balance at December 31, 1992          456,220     7,299,520      5,303,485      3,655,673              -     16,258,678

Issuance of common stock                   30           480            570              -              -          1,050

Net income                                  -             -              -      1,634,923              -      1,634,923
                                    ---------   -----------   ------------   ------------   ------------   ------------
Balance at December 31, 1993          456,250     7,300,000      5,304,055      5,290,596              -     17,894,651

Adjustment for change in method
    of accounting for investment
    securities                              -             -              -              -         17,645         17,645

Change in net unrealized gains
    (losses) of securities
    available for sale, net of
    income taxes of $99,237                 -             -              -              -       (183,039)      (183,039)

Net income                                  -             -              -      1,631,122              -      1,631,122
                                    ---------   -----------   ------------   ------------   ------------   ------------
Balance at December 31, 1994          456,250   $ 7,300,000   $  5,304,055   $  6,921,718   $   (165,394)  $ 19,360,379
                                    =========   ===========   ============   ============   ============   ============





          See accompanying notes to consolidated financial statements

                      EASTERN NATIONAL BANK AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1994, 1993 and 1992

                                                                   1994               1993               1992
                                                              -------------      -------------      ---------------
Cash flows from operating activities:
  Net income                                                  $   1,631,122      $   1,634,923      $     1,536,721
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Provision for loan losses                                       750,000            825,000            1,079,000
    Depreciation and amortization, net of accretion                 409,105            331,193              489,689
    Loss on sale of premises and equipment                           36,247             16,240                4,567
    Loss (gain) on sale of investment securities                      3,632            (10,742)            (207,123)
    (Increase) decrease in interest receivable                     (653,227)           518,348               12,781
    Increase (decrease) in interest payable                         194,933           (816,893)            (139,389)
    Other, net                                                      485,848                  -             (405,093)
                                                              -------------      -------------      ---------------
         Net cash provided by operating activities                2,857,660          2,498,069            2,371,153
                                                              -------------      -------------      ---------------
Cash flows from investing activities:
  Purchase of interest bearing deposits in other
      financial institutions                                       (289,604)       (43,263,548)          (6,936,727)
  Proceeds from sales and maturities of interest
      bearing deposits in other financial institutions            2,385,000         45,430,548            6,572,243
  Securities held to maturity:
    Proceeds from sales and maturities                           23,742,275         26,959,069           26,064,714
    Purchases                                                   (48,442,282)       (29,114,267)         (30,181,530)
  Securities available for sale:
    Proceeds from maturities                                      4,925,000                  -                    -
    Proceeds from sales                                           7,975,179                  -                    -
    Purchases                                                   (14,939,901)                 -                    -
  Net decrease (increase) in loans                               15,517,213          2,566,617          (44,584,185)
  Proceeds from sale of premises and equipment                       20,500            149,912                  351
  Purchases of premises and equipment                            (2,071,284)        (6,140,904)            (959,440)
                                                              -------------      -------------      ---------------
         Net cash used in investing activities                  (11,177,904)        (3,412,573)         (50,024,574)
                                                              -------------      -------------      ---------------
Cash flows from financing activities:
  Net increase in demand, money market, savings,
      NOW accounts, time and other deposits                       5,725,236          7,677,354           56,285,315
  Net (decrease) increase in funds placed by
      affiliates and other borrowings                            (5,849,378)           146,425            1,262,352
  Proceeds from issuance of common stock                                  -              1,050                    -
                                                              -------------      -------------      ---------------
         Net cash (used in) provided by
             financing activities                                  (124,142)         7,824,829           57,547,667
                                                              -------------      -------------      ---------------
(Decrease) increase in cash and cash equivalents                 (8,444,386)         6,910,325            9,894,246
Cash and cash equivalents at beginning of year                   32,923,375         26,013,050           16,118,804
                                                              -------------      -------------      ---------------
Cash and cash equivalents at end of year                      $  24,478,989      $  32,923,375      $    26,013,050
                                                              =============      =============      ===============
Supplemental disclosures:
  Interest paid                                               $   5,170,904      $   4,604,136      $     5,064,884
                                                              =============      =============      ===============
  Income tax payments                                         $     747,000      $   1,280,850      $     1,055,737
                                                              =============      =============      ===============





          See accompanying notes to consolidated financial statements

                      EASTERN NATIONAL BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       Summary of Significant Accounting Policies:

         Eastern National Bank (the Bank) is a 95% controlled subsidiary of ENB Revocable Trust, a British Virgin Islands corporation.

         The accounting policies and reporting practices of the Bank conform to the predominant practices in the banking industry and are based on generally accepted accounting principles. The following is a summary of the more significant accounting policies of the Bank.

         Consolidation

         The consolidated financial statements of Eastern National Bank (the
         Bank) include the accounts of the Bank and its wholly-owned subsidiary (from August 12, 1993, date of inception of subsidiary) which owns a building and land partly occupied by the Bank. Significant intercompany transactions have been eliminated.

         Cash Equivalents

         Cash equivalents include cash on hand, amounts due from banks and federal funds sold.

         Investment Securities

         On January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Statement requires applicable debt and equity securities to be classified into three categories: held-to-maturity, available-for-sale, or trading. Securities classified as held to maturity are those debt securities the Bank has both the positive intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


1.       Summary of Significant Accounting Policies, Continued:

         Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity.

         In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The opening balance of shareholders' equity increased by $17,645 to reflect the net unrealized gain on securities classified as available-for-sale that were previously classified as held for investment and carried at amortized cost.

         Prior to 1994, investment securities were stated at cost adjusted for amortization of premiums and accretion of discounts since it was management's intention to hold investment securities for the foreseeable future. From time to time management had decided to sell certain securities prior to maturity for liquidity, tax planning or other valid business purposes.

         Realized gains or losses on the sales of investment securities are determined by the specific identification method. Interest income on investment securities is accrued monthly as earned.

         Loans, Allowance for Loan Losses and Loan Fees

         Loans are carried at the principal amount outstanding reduced by unearned discount on certain installment loans and by an allowance for loan losses. Interest is accrued based upon the principal balance outstanding.

         The Bank provides for loan losses by charges to current operations in amounts sufficient to maintain the allowance at an adequate level based on factors which, in management's judgement, deserve current recognition in estimating loan losses. Such factors include changes in prevailing economic conditions, historical experience, changes in the character and size of the loan portfolio, and the overall creditworthiness of the borrowers.

         Loans are charged against the allowance for loan losses at such time as management considers them uncollectible in the normal course of business. Accrual of interest on loans is discontinued when, in the opinion of management, its collectibility is doubtful. Classification of a loan as non-accrual is not necessarily indicative of a potential loss of principal.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


1.       Summary of Significant Accounting Policies, Continued:

         Loan origination and commitment fees are deferred and amortized over the life of the related loan.

         Bank Premises and Equipment

         Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of each type of asset. Leasehold improvements are amortized over the remaining term of the applicable leases or their useful lives, whichever is shorter.

         Maintenance and repairs are charged to expense as incurred; improvements and betterments are capitalized. When items are retired or are otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are credited or charged to income.

         Goodwill

         The excess of cost over the fair value of the underlying net assets and certain costs incurred in a branch acquisition of approximately $574,600, net of accumulated amortization of approximately $214,000 and $176,000, as of December 31, 1994 and 1993, respectively, is being amortized on a straight-line basis over fifteen years and is included in other assets in the accompanying balance sheets. Management periodically evaluates whether events or circumstances have occurred that would result in impairment in the value or life of goodwill.

         Other Real Estate

         Other real estate acquired by foreclosure or other remedies is carried at the lower of the recorded amount of the loan or the estimated net realizable value reduced by estimated selling costs. When a reduction of the recorded amount to the net realizable value is required at the time of foreclosure, the difference is charged to the allowance for loan losses. Any subsequent reduction is charged to other real estate expense and a valuation reserve is established for the potential declines in appraised values. Other real estate of approximately $335,000 is included in other assets in the accompanying balance sheets at December 31, 1994 and 1993.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


1.       Summary of Significant Accounting Policies, Continued:

         Income Taxes

         Effective January 1, 1993, the Company adopted the provisions of SFAS No. 109, Accounting for Income Taxes. Pursuant to this statement, deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the time periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The implementation of the new statement did not have a material impact on the Bank's financial statements.

         Prior to 1993, deferred taxes were computed in accordance with APB Opinion No. 11, Accounting for Income Taxes, based on timing differences in the recognition of income and expense for financial reporting and for income tax purposes.

         Employee Benefit Plan

         The Bank has established a qualified contributory profit sharing plan covering substantially all eligible employees. The Bank's contribution to the plan was approximately $48,000, $33,000 and $31,000 for fiscal years 1994, 1993 and 1992, respectively.

         Capital and Reserve Requirements

         Bank regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Payment of dividends are generally limited to earnings of the Bank, as defined for regulatory purposes, for the current period and the full two preceding years.

         Bank regulatory agencies also require banks to maintain certain capital levels based both on the amount of carrying asset value and an adjusted asset valuation determined on an assigned risk basis. The amount of dividends that may be paid is also subject to these capital requirements. As of December 31, 1994, the Bank was in compliance with these requirements.

         The Bank is also required to maintain noninterest bearing reserve balances with the Federal Reserve Bank. At December 31, 1994 and 1993, the balances required to be maintained for such purposes amounted to $1,407,000 and $2,648,000, respectively.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


1.       Summary of Significant Accounting Policies, Continued:

         Future Impact of Recently Issued Accounting Pronouncement

         The Financial Accounting Standards Board has issued Statement No. 114, Accounting by Creditors for Impairment of a Loan, which becomes effective for fiscal years beginning after December 15, 1994. The Statement generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Adoption of the Statement is not expected to have a significant impact on the Bank's financial position.

2.       Investment Securities:

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated market values of investment securities are summarized as follows:

                                                                 December 31, 1994
                                        --------------------------------------------------------------------
                                                              Gross             Gross            Estimated
                                            Amortized       Unrealized        Unrealized          Market
                                             Cost             Gains             Losses            Value
                                        ---------------    ------------    ---------------   ---------------
         Available for Sale
             Securities:
           U.S. Treasury
               securities               $     4,993,639    $          -    $       176,744   $     4,816,895
           Obligations of other
               U.S. government
               agencies and
               corporations                   5,946,262               -             87,022         5,859,240
           Corporate bonds                      500,000               -                865           499,135
                                        ---------------    ------------    ---------------   ---------------
                                        $    11,439,901    $          -    $       264,631   $    11,175,270
                                        ===============    ============    ===============   ===============

       Held to Maturity Securities:
         Obligations of other
             U.S. government
             agencies and
             corporations               $    49,483,809    $          -    $     2,954,416   $    46,529,393
         Obligations of foreign
          government and/or
          entities                            1,283,250               -             16,262         1,266,988
         Other securities                       378,150               -                  -           378,150
                                        ---------------    ------------    ---------------   ---------------
                                        $    51,145,209    $          -    $     2,970,678   $    48,174,531
                                        ===============    ============    ===============   ===============

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


2.       Investment Securities, Continued:

                                                                 December 31, 1993
                                        --------------------------------------------------------------------
                                                               Gross            Gross           Estimated
                                            Amortized        Unrealized       Unrealized          Market
                                              Cost             Gains            Losses            Value
                                        ---------------    -------------   ---------------   ---------------
       Held to Maturity Securities:
        U.S. Treasury
             securities                 $    13,942,024    $       6,629   $         3,533   $    13,945,120
         Obligations of other
             U.S. government
             agencies and
             corporations                    19,240,181           32,832            34,467        19,238,546
         Obligations of
             foreign government
             and/or entities                  1,395,478            7,862                76         1,403,264
         Other securities                       378,150                -                 -           378,150
         Corporate bonds                        500,000            6,885                 -           506,885
                                        ---------------    -------------   ---------------   ---------------
                                        $    35,455,833    $      54,208   $        38,076   $    35,471,965
                                        ===============    =============   ===============   ===============

         The amortized cost and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Available for Sale                  Held to Maturity
                                          -------------------------------     --------------------------------
                                                              Estimated                            Estimated
                                             Amortized           Fair            Amortized           Market
                                               Cost             Value               Cost             Value
                                          --------------    -------------     --------------     -------------
         Due in one year or less          $    4,446,262    $   4,443,135     $    7,064,022     $   6,966,438
         Due after one year through
             five years                        6,993,639        6,732,135         38,081,187        35,654,493
         Due after five years through
             ten years                                 -                -          6,000,000         5,553,600
                                          --------------    -------------     --------------     -------------
                                          $   11,439,901    $  11,175,270     $   51,145,209     $  48,174,531
                                          ==============    =============     ==============     =============


        Proceeds from sales of investments held to maturity during 1994 were $4,976,171 and resulted in realized gross gains and losses of $0 and $3,863, respectively. Such investments were sold within three months of their respective maturities. Proceeds from sales of securities available for sale during 1994 were $7,975,179 and resulted in realized gross gains of $4,186 and gross losses of $3,950. Proceeds from sales of investment securities during 1993 were $7,995,270 and resulted in realized gross gains and losses of $10,742 and $0, respectively. Proceeds from sales of investment securities during 1992 were $17,186,102 and resulted in realized gross gains and losses of $207,123 and $0, respectively.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


2.       Investment Securities, Continued:

         Investment securities having a carrying value of approximately $8,645,000 and $9,490,000 at December 31, 1994 and 1993, respectively, were pledged to secure public and trust funds on deposit and securities sold under agreements to repurchase.

3.       Loans:

         A summary of the distribution of loans by type, is as follows:

                                                                                     December 31,
                                                                       ---------------------------------------
                                                                              1994                 1993
                                                                       -----------------     -----------------
                 Commercial, financial and agricultural                $      46,153,104     $      62,011,144
                 Real estate - mortgage                                       64,851,692            65,245,415
                 Real estate - construction                                   13,403,443            12,198,631
                 Consumer                                                     12,028,579            10,163,352
                 Banks in foreign countries                                    3,779,380             7,189,860
                                                                       -----------------     -----------------
                                                                             140,216,198           156,808,402
                 Unearned discount                                              (391,168)             (454,278)
                 Deferred loan fees                                             (486,274)             (552,948)
                                                                       -----------------     -----------------
                                                                             139,338,756           155,801,176
                 Allowance for loan losses                                    (1,612,328)           (1,807,535)
                                                                       -----------------     ------------------
                 Loans, net                                            $     137,726,428     $     153,993,641
                                                                       =================     =================


         As of December 31, 1994 and 1993, loans of approximately $14,855,000 and $28,603,000, respectively, were collateralized by deposits.

         As of December 31, 1994 and 1993, the Bank had non-accrual loans of $4,119,000 and $4,693,000, respectively. Non-accrual loans at December 31, 1994 included $1,483,000 due from Venezuelan borrowers. The interest income on these loans for 1994 and 1993 would have been $353,230 and $323,300, respectively, had these loans performed in accordance with their original terms.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


3.       Loans, Continued:

         An analysis of the change in the allowance for loan losses follows:

                                                                         December 31,
                                                  ----------------------------------------------------------
                                                        1994                 1993                 1992
                                                  ---------------      ----------------      ---------------
         Balance at beginning of year             $     1,807,535      $      1,835,208      $     1,633,572
         Provision charged to operations                  750,000               825,000            1,079,000
         Losses                                        (1,027,701)             (979,046)            (339,430)
         Recoveries                                        82,494               126,373               62,066
                                                  ---------------      ----------------      ---------------
           Balance at end of year                 $     1,612,328      $      1,807,535      $     1,835,208
                                                  ===============      ================      ===============

4.       Bank Premises and Equipment:

         Bank premises and equipment were as follows:

                                                                                     December 31,
                                                                      ----------------------------------------
                                                                             1994                   1993
                                                                      -----------------       ----------------
         Land                                                          $      2,193,375       $      2,193,375
         Building and improvements                                            6,411,563              5,390,070
         Leasehold improvements                                               1,208,920                950,794
         Furniture, fixtures and
             equipment                                                        3,866,343              3,676,145
         Construction in progress                                               360,703                163,911
                                                                       ----------------       ----------------
                                                                             14,040,904             12,374,295
         Accumulated depreciation
             and amortization                                                (2,610,111)            (2,196,586)
                                                                       ----------------       -----------------
         Bank premises and equipment, net                              $     11,430,793       $     10,177,709
                                                                       ================       ================


         Depreciation and amortization of bank premises and equipment amounted to $761,453, $497,947 and $421,142 in 1994, 1993 and 1992,
         respectively.

                     EASTERN NATIONAL BANK AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


4.       Bank Premises and Equipment, Continued:

         The Bank is obligated under non-cancelable operating leases for bank premises. The following is a schedule of minimum lease commitments outstanding that have an initial or remaining lease term in excess of one year, net of future minimum noncancelable subleases of $390,500:

         Year ending December 31,
                 1995                                                  $        294,000
                 1996                                                           294,000
                 1997                                                           294,000
                 1998                                                           226,000
                 1999                                                           248,000
                 2000 and thereafter                                          1,332,000
                                                                       ----------------

                                                                       $      2,688,000
                                                                       ================

         Rent expense was approximately $391,000, $370,000 and $381,000 in 1994, 1993 and 1992, respectively.

5.       Other Income and Operating Expense:

         The major components of other income and other operating expense are as follows:

                                                                    Years Ended December 31,
                                                  ----------------------------------------------------------
                                                        1994                 1993                 1992
                                                  ---------------      ----------------      ---------------
         Other income:
           Rental                                 $       775,020      $        199,369      $             -
           Other                                          291,909               242,587              442,059
                                                  ---------------      ----------------      ---------------

                                                  $     1,066,929      $        441,956      $       442,059
                                                  ===============      ================      ===============

                  EASTERN NATIONAL BANK AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


5.       Other Income and Operating Expense, Continued:

                                                                   Years Ended December 31,
                                                  ----------------------------------------------------------
                                                        1994                 1993                 1992
                                                  ---------------      ----------------      ---------------
         Other operating expense:
           Computer conversion                    $             -      $         96,085      $             -
           Data processing                                 71,181               123,770              161,343
           FDIC and OCC insurance                         608,838               540,458              394,614
           Advertising                                    161,279               158,162              108,775
           General bank insurance                         104,124                70,338               85,746
           Tangible and intangible tax                    146,964               194,102              136,295
           Legal fees                                     228,875               263,701              231,359
           Telephone                                      259,506               170,167              123,443
           Other real estate owned expense                 76,830                60,696               54,965
           Stationery and supplies                        205,715               177,520              125,462
           Travel and entertainment                       128,936               100,626               94,520
           Consulting fees                                134,545               124,323               67,827
           Armored carrier and courier                    101,401                81,729               52,178
           Accounting and auditing fees                    65,202                95,640               49,098
           Other service fees                             143,582                77,241               25,232
           Appraisal fees                                   7,625                82,278                    -
           Postage and freight                             90,206                75,107               59,369
           Contributions                                   48,610                67,820               19,250
           Public relations                               108,656                73,697               54,721
           Other                                          512,560               488,751              377,249
                                                  ---------------      ----------------      ---------------
                                                  $     3,204,635      $      3,122,211      $     2,221,446
                                                  ===============      ================      ===============

6.       Income Taxes:

         The provision for income taxes is as follows:

                                                                   Years Ended December 31,
                                                  ----------------------------------------------------------
                                                        1994                 1993                 1992
                                                  ---------------      ----------------      ---------------
           Current:
             Federal                              $       895,800      $        778,500      $     1,153,900
             State                                         72,700                43,000               99,700
             Foreign                                       85,500                56,000                    -
                                                  ---------------      ----------------      ---------------
                                                        1,054,000               877,500            1,253,600
                                                  ---------------      ----------------      ---------------
           Deferred:
             Federal                                       54,100               129,100             (323,900)
             State                                          1,500                 8,000              (49,200)
                                                  ---------------      ----------------      ---------------
                                                           55,600               137,100             (373,100)
                                                  ---------------      ----------------      ---------------
                 Total                            $     1,109,600      $      1,014,600      $       880,500
                                                  ===============      ================      ===============

                  EASTERN NATIONAL BANK AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


6.       Income Taxes, Continued:

         The following table provides a reconciliation between the Federal income tax rate and the Bank's effective income tax rate:


                                                                                     Percent of
                                                                                    Pretax Income
                                                                        ------------------------------------
                                                                          1994          1993          1992
                                                                        -------        -------       -------
         Income tax at Federal income tax rate                               34%            34%           34%
         State and foreign income taxes                                       4              3             1
         Other                                                                2              1             1
                                                                        -------       --------       -------
                                                                             40%            38%           36%
                                                                        =======       ========       =======

         Deferred tax assets/liabilities are comprised of the following:

                                                                                     December 31,
                                                                        ------------------------------------
                                                                            1994                   1993
                                                                        ------------          --------------
         Deferred tax assets:
           Losses on loans and other real estate                        $      334,306        $      385,113
           Interest on non-accrual loans                                        98,570               102,889
           Unrealized loss on securities                                        99,237                     -
           Other deferred items                                                 34,735                23,894
                                                                        --------------        --------------
                 Total deferred tax assets                                     566,848               511,896
                                                                        --------------        --------------
         Deferred tax liabilities:
           Depreciation                                                        222,619               211,325
                                                                        --------------        --------------
                 Total deferred tax liabilities                                222,619               211,325
                                                                        --------------        --------------
                 Net deferred tax asset                                 $      344,229        $      300,571
                                                                        ==============        ==============

7.       Related Party Transactions:

         At December 31, 1993, interest bearing deposits in other financial institutions included $1,600,000 invested with an affiliate, Eastern Overseas Bank. The 1993 deposit accrued interest at 6.75% and matured February 4, 1994. Interest income on such deposits for 1994, 1993 and 1992 amounted to $10,000, $108,000 and $57,000, respectively.

                 EASTERN NATIONAL BANK AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


7.       Related Party Transactions, Continued:

         At December 31, 1994 and 1993, securities sold under agreements to repurchase include approximately $350,000 and $3,482,000, respectively, from affiliates. Interest expense on such deposits for 1994, 1993 and 1992 amounted to approximately $21,000, $36,000 and $34,000, respectively.

8. Financial Instruments With Off-Balance-Sheet Risk and With Concentrations of Credit Risk:

         Off-Balance-Sheet Risk

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Total commitments to extend credit as of December 31, 1994 and 1993 included $44,398,000 and $34,124,000, respectively, in floating rate loan commitments and $4,057,000 and $2,897,000 respectively, in fixed rate loan commitments. The 1994 fixed rate commitments were at rates ranging from 5.47% to 10.5%, and expire on various dates through September 1995. The Bank evaluates each customer's creditworthiness on a case- by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty.

         Standby and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing or performance arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 1994, the Bank had approximately $2,220,000 and $2,759,000 in irrevocable standby and commercial letters of credit, respectively, outstanding of which $1,656,000 and $460,000, respectively, were collateralized by cash. At December 31, 1993, the Bank had approximately $2,094,000 and $2,510,000 in irrevocable standby and commercial letters of credit, respectively, outstanding of which $1,357,000 and $704,000, respectively, were collateralized by cash.

                 EASTERN NATIONAL BANK AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


8. Financial Instruments With Off-Balance-Sheet Risk and With Concentrations of Credit Risk, Continued:

         Concentrations of Credit Risk

         The Bank primarily grants loans on which South Florida real estate is collateral. The borrowers ability to honor their contracts is substantially dependent upon the general economic conditions of the region, particularly as it relates to the real estate and construction industry. In addition, at December 31, 1994 and 1993, loans to foreign borrowers, primarily Venezuelans, amounted to approximately $15,001,000 and $30,331,000, respectively, of which approximately $9,099,000 and $22,600,000, respectively, were collateralized by cash. Commitments to extend credit to foreign borrowers, principally foreign banks, totalled $19,320,000 as of December 31, 1994.

         The Bank also owns investments in securities of foreign government and/or entities. At December 31, 1994 and 1993, the carrying value of such investments amounted to approximately $1,283,000 and $1,395,000, respectively.

9.       Disclosures About Fair Value of Financial Instruments:

         The following methods and assumptions were used to estimate the fair value of each significant class of financial instruments for which it is practicable to estimate that value:

         Cash and Due from Banks, Federal Funds Sold

         For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Investment Securities

         The fair value of investment securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Note 2 to the financial statements provides information on estimated fair values at December 31, 1994 and 1993.

         Loan Receivables

         A significant portion of loans receivable is comprised of prime-based loans and cash collateralized loans, the fair value for these types of loans is the carrying amount of the loan. At December 31, 1994, prime-based loans amounted to $87,217,000 and cash collateralized loans amounted to $14,855,000. At December 31, 1993, prime-based loans amounted to $85,885,000 and cash collateralized loans amounted to $28,603,000. Nonaccrual loans have not been valued because it is not practical to estimate a fair value for such loans.

                 EASTERN NATIONAL BANK AND SUBSIDIARY
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


9.       Disclosures About Fair Value of Financial Instruments, Continued:

         Deposit Liabilities

         The fair value of demand deposits, savings and NOW accounts, money market deposits and funds placed by affiliates and other borrowings is the amount payable on demand (carrying amount) at December 31, 1994 and 1993. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. At December 31, 1994 and 1993, the fair value of time deposits approximated their carrying value and included time deposits of $40,934,000 and $50,323,000, respectively, due within six months of year-end.

         Commitments to Extend Credit and Standby Letters of Credit

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements. At December 31, 1994 and 1993, letters of credit of approximately $3,631,000 and $3,036,000 were scheduled to expire within six months of year-end. The fair value of these commitments approximate the carrying amount.

                                 APPENDIX A-2


                             EASTERN NATIONAL BANK

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               AS OF JUNE 30, 1995 AND FOR THE SIX-MONTH PERIODS
                         ENDED JUNE 30, 1995 AND 1994

                     EASTERN NATIONAL BANK AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEET (Unaudited)
                                 June 30, 1995
                 (Dollars in thousands, except per share data)


                                                    ASSETS
Cash and due from banks                                                                       $       9,536
Federal funds sold                                                                                   17,500
                                                                                              -------------
       Total cash and cash equivalents                                                               27,036

Interest-bearing deposits at other financial institutions                                               290
Investment securities:
  Available for sale                                                                                  6,962
  Held to maturity                                                                                   51,395
Loans, net                                                                                          163,014
Bank premises and equipment, net                                                                      9,725
Customers' acceptance liability                                                                       2,724
Other assets                                                                                          5,106
                                                                                              -------------
       Total assets                                                                           $     266,252
                                                                                              =============
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                                                         $      47,306
  Other interest-bearing, including NOW accounts of $14,422                                         142,603
  Certificates of deposit of $100,000 and over                                                       45,203
                                                                                              -------------
       Total deposits                                                                               235,112

Accrued interest and other liabilities                                                                2,097
Securities sold under agreements to repurchase                                                        5,672
Acceptances outstanding                                                                               2,724
                                                                                              -------------
       Total liabilities                                                                            245,605
                                                                                              -------------
Shareholders' equity:
  Common stock, $16 par value; 1,000,000 shares authorized,
      456,250 shares issued and outstanding                                                           7,300
  Additional paid-in capital                                                                          5,304
  Retained earnings                                                                                   8,077
  Net unrealized loss on securities available-for-sale                                                  (34)
                                                                                              -------------
        Total shareholders' equity                                                                   20,647
                                                                                              -------------
        Total liabilities and shareholders' equity                                            $     266,252
                                                                                              =============





   The accompanying notes are an integral part of these unaudited financial statements

                     EASTERN NATIONAL BANK AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                for the six months ended June 30, 1995 and 1994
                 (Dollars in thousands, except per share data)

                                                                                1995                 1994
                                                                           --------------        -------------
Interest income:
  Interest and fees on loans                                                $       7,549        $       6,116
  Interest on investment securities - taxable                                       1,569                1,351
  Interest on federal funds sold                                                      404                  289
  Interest on deposits in other financial institutions                                 13                   29
                                                                            -------------        -------------
        Total interest income                                                       9,535                7,785
                                                                            -------------        -------------
Interest expense:
  Deposits                                                                          3,347                2,365
  Other borrowings                                                                     62                   63
                                                                            -------------        -------------
        Total interest expense                                                      3,409                2,428
                                                                            -------------        -------------
        Net interest income                                                         6,126                5,357

Provision for loan losses                                                             460                  375
                                                                            -------------        -------------
        Net interest income after provision for loan losses                         5,666                4,982
                                                                            -------------        -------------
Other income:
  Service fees                                                                        849                  898
  Other                                                                               551                  371
                                                                            -------------        -------------
        Total other income                                                          1,400                1,269
                                                                            -------------        -------------
Other expense:
  Salaries and employee benefits                                                    2,767                2,424
  Occupancy expense of bank premises                                                  821                  835
  Other operating expense                                                           1,562                1,459
                                                                            -------------        -------------
        Total other expense                                                         5,150                4,718
                                                                            -------------        -------------
        Income before income taxes                                                  1,916                1,533

  Provision for income taxes                                                          761                  635
                                                                            -------------        -------------
        Net income                                                          $       1,155        $         898
                                                                            =============        =============
Net income per share                                                        $        2.54        $        1.97
                                                                            =============        =============
Weighted average shares outstanding                                               456,250              456,250
                                                                            =============        =============





   The accompanying notes are an integral part of these unaudited financial statements

                     EASTERN NATIONAL BANK AND SUBSIDIARY
                          CONSOLIDATED STATEMENTS OF
                  CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)
                    for the six months ended June 30, 1995
                            (Dollars in thousands)

                                                                                      Net
                                                                                  Unrealized
                                                                                     Gains
                                                                                  (Losses) on
                                                    Additional                    Securities
                                     Common          Paid-in        Retained       Available
                                      Stock          Capital        Earnings        For Sale           Total
                                    ---------      -----------      --------      ------------      -----------
Balance at
  December 31, 1994                 $    7,300     $      5,304     $    6,922    $       (165)     $    19,360

Net income                                   -                -          1,155               -            1,155

Change in net unrealized
    gain (loss) on securities
    available for sale                       -                -              -             131              131
                                    ----------     ------------     ----------    ------------      -----------

Balance at June 30, 1995            $    7,300     $      5,304     $    8,077    $        (34)     $    20,647
                                    ==========     ============     ==========    ============      ===========





   The accompanying notes are an integral part of these unaudited financial statements

                      EASTERN NATIONAL BANK AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                for the six months ended June 30, 1995 and 1994
                             (Dollars in thousands)

                                                                                    1995            1994
                                                                                -----------      -----------
Cash flows from operating activities:
  Net income                                                                    $     1,155      $       898
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses                                                           460              375
    Depreciation and amortization, net of accretion                                     142              181
    Loss on sale of premises and equipment                                               29               17
    Gain on sale of investment securities                                                 -               (4)
    Increase in interest receivable and other assets                                   (504)            (605)
    Increase in interest payable and other liabilities                                  736              717
                                                                                -----------      -----------
        Net cash provided by operating activities                                     2,018            1,579
                                                                                -----------      -----------
Cash flows from investing activities:
  Purchases of interest-bearing deposits in other financial institutions                  -             (194)
  Proceeds from maturities of interest bearing deposits in other
      financial institutions                                                             94            1,895
  Securities held to maturity:
    Proceeds from maturities                                                          7,783           10,442
    Proceeds from sales                                                                   -            4,981
    Purchases                                                                        (7,970)         (46,289)
  Securities available for sale:
    Proceeds from maturities                                                          6,993              500
    Proceeds from sales                                                                   -            8,072
    Purchases                                                                        (2,470)          (7,978)
  Net (increase) decrease in loans                                                  (25,028)           5,474
  Purchase of premises and equipment                                                   (513)          (1,285)
  Proceeds from sale of premises and equipment                                          466                -
                                                                                -----------      -----------
        Net cash used in investing activities                                       (20,645)         (24,382)
                                                                                -----------      -----------
Cash flows from financing activities:
  Net increase in deposit accounts                                                   16,474            8,104
  Net increase in other borrowed funds                                                4,710           (3,845)
                                                                                -----------      ------------
        Net cash provided by financing activities                                    21,184            4,259
                                                                                -----------      -----------
Decrease in cash and cash equivalents                                                 2,557          (18,544)
Cash and cash equivalents at beginning of period                                     24,479           32,931
                                                                                -----------      -----------
Cash and cash equivalents at end of year                                        $    27,036      $    14,387
                                                                                ===========      ===========
Cash paid for interest                                                          $     3,196      $     2,450
                                                                                ===========      ===========
Cash paid for income taxes                                                      $       563      $       200
                                                                                ===========      ===========





   The accompanying notes are an integral part of these unaudited financial statements

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    for the Six Months Ended June 30, 1995


Note 1 - Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The foregoing financial statements are unaudited; however, in the opinion of management, all adjustments, including only normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements have been included. The accounting policies followed by Eastern National Bank and Subsidiary (the "Bank") for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. The financial statements and notes included herein should be read in conjunction with the notes to the consolidated financial statements for the year ended December 31, 1994.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.

Note 2 - Accounting Change

Effective January 1, 1995, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan. The Statement generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Adoption of the Statement did not have a significant impact on the Bank's financial position.

Note 3 - Pending Merger

In April 1995, the Board of Directors of the Bank approved an Agreement and Plan of Reorganization with Union Planters Corporation ("UPC") whereby the two parties intend to effectuate a merger of the Bank with and into a subsidiary of UPC. The consideration to be paid consists of the following: (i) a payment of $4,500,000 in cash, (ii) the issuance of approximately 317,459 shares of UPC Series E Preferred Stock, and (iii) $14,500,000 in UPC, negotiable, unregistered, unsecured notes having an interest rate of 8% per annum which matures on various terms ranging from the one year anniversary date of the merger to September, 1997. Notes in the amount of approximately $1.5 million are payable on September 30, 1997 subject to the repayment of certain loans which are currently in default.

The merger is dependent upon the approval of the shareholders of the Bank and various regulatory agencies. Additionally, the Bank is restricted from certain activities prior to the consummation of the transaction.

                                  APPENDIX B


       AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF APRIL 25, 1995,
                    ALONG WITH THE MERGER AGREEMENT ANNEXED
                             AS EXHIBIT A THERETO

                     AGREEMENT AND PLAN OF REORGANIZATION


                           DATED as of April 25, 1995


                                   Between



                        UNION PLANTERS CORPORATION and
                          ENB INTERIM NATIONAL BANK


                                     and


                            EASTERN NATIONAL BANK

                              TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
                               AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . .   1

                                            AGREEMENT   . . . . . . . . . . . . . . . . . . .   3

                                            ARTICLE 1   . . . . . . . . . . . . . . . . . . .   3

                                           DEFINITIONS  . . . . . . . . . . . . . . . . . . .   3
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                            ARTICLE 2   . . . . . . . . . . . . . . . . . . .   9

                                   TERMS OF THE REORGANIZATION  . . . . . . . . . . . . . . .   9
         2.1     The Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (a)      Organization of ENB INTERIM NATIONAL BANK . . . . . . . . . . . . .   9
                 (b)      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.2     Articles of Association, Bylaws, Directors, Officers and Name of the
                 Resulting Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (a)      Articles of Association . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)      Officers and Directors  . . . . . . . . . . . . . . . . . . . . . .  10
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . .  11
         2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . .  12
         2.7     Restrictive Legend - UPC Negotiable Notes  . . . . . . . . . . . . . . . . .  13
         2.8     ENB Stock Options and Treasury Stock . . . . . . . . . . . . . . . . . . . .  13

                                            ARTICLE 3   . . . . . . . . . . . . . . . . . . .  14

                                    DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . .  14
         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . .  14
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . .  14
                 (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . .  14
                 (d)      Conversion and Cancellation of Shares of ENB  . . . . . . . . . . .  15
                 (e)      Conversion and Exchange of ENB Shares; Exchange Ratio . . . . . . .  15
                 (f)      Mechanics of Payment of the Consideration . . . . . . . . . . . . .  20
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . .  22
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . .  23
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . .  23
                 (k)      Dissenting Shareholders' Rights . . . . . . . . . . . . . . . . . .  23
                 (l)      ENB Stock Options and Treasury Stock  . . . . . . . . . . . . . . .  23
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                            ARTICLE 4   . . . . . . . . . . . . . . . . . . .  24

                              REPRESENTATIONS AND WARRANTIES OF UPC   . . . . . . . . . . . .  24
         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . .  24
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in
                 Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.4     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . .  27
         4.8     The UPC Common Stock and UPC Series E Preferred Stock  . . . . . . . . . . .  28
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.10    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.11    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .  30
         4.12    Bank Secrecy Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.13    Fair Lending Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.14    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                            ARTICLE 5   . . . . . . . . . . . . . . . . . . .  31

                              REPRESENTATIONS AND WARRANTIES OF ENB   . . . . . . . . . . . .  31
         5.1     Organization and Qualification of ENB and Subsidiaries . . . . . . . . . . .  31
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in
                 Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . .  33
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.7     ENB Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.11    ENB Subsidiaries and Representative Offices  . . . . . . . . . . . . . . . .  36
         5.12    Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . .  37
         5.13    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.17    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.18    Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.19    Capitalization of ENB  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.20    Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.21    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.22    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .  44
         5.23    Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . .  45
         5.24    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  48

         5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.29    Bank Secrecy Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.30    Fair Lending Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.31    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . .  49

                                            ARTICLE 6   . . . . . . . . . . . . . . . . . . .  50

                                         COVENANTS OF UPC . . . . . . . . . . . . . . . . . .  50
         6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . .  51
         6.3     Registration of UPC Series E Preferred Stock and
                 UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . .  51
         6.4     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.5     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                            ARTICLE 7   . . . . . . . . . . . . . . . . . . .  53

                                         COVENANTS OF ENB . . . . . . . . . . . . . . . . . .  53
         7.1     Proxy Statement; ENB Shareholder Approval  . . . . . . . . . . . . . . . . .  53
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . .  53
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . .  55

                                            ARTICLE 8   . . . . . . . . . . . . . . . . . . .  58

                                      CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . .  58
         8.1     Conditions to the Obligations of ENB . . . . . . . . . . . . . . . . . . . .  58
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . .  58
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 (e)      Opinion of UPC's and INTERIM' Counsel . . . . . . . . . . . . . . .  59
                 (f)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . .  61
                 (g)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . .  61
                 (h)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . .  61
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . .  62
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . .  62
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . .  63
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . .  63
                 (g)      Opinion of ENB's Counsel  . . . . . . . . . . . . . . . . . . . . .  63
                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . .  64
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . .  64
                 (j)      Employment Agreement and Non-Compete Agreement  . . . . . . . . . .  65
                 (k)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . .  65
         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . .  65
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . .  66
                 (b)      Government Approvals and Acquiescence Obtained  . . . . . . . . . .  66

                 (c)      Effective Registration Statement and No Stop Orders . . . . . . . .  66
                 (d)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                            ARTICLE 9   . . . . . . . . . . . . . . . . . . .  66

                                           TERMINATION  . . . . . . . . . . . . . . . . . . .  66
         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                            ARTICLE 10  . . . . . . . . . . . . . . . . . . .  69

                                        GENERAL PROVISIONS  . . . . . . . . . . . . . . . . .  69
         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.2    Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . .  70
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.9    Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . .  71
         10.10   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         10.11   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         10.13   Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         10.14   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         10.15   Survival of Representations and Warranties . . . . . . . . . . . . . . . . .  73
         10.16   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.17   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                     AGREEMENT AND PLAN OF REORGANIZATION
                  (As revised and reexecuted June  30 , 1995)


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 25th day of April, 1995, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; ENB INTERIM NATIONAL BANK ("INTERIM"), a national banking association to be formed and chartered under the laws of the United States of America as a wholly-owned subsidiary of UPC and whose principal place of business shall be located at 799 Brickell Plaza, Miami, Dade County, Florida 33131; and EASTERN NATIONAL BANK ("ENB"), a national banking association chartered and existing under the laws of the United States of America and whose principal offices are located at 799 Brickell Plaza, Miami, Dade County, Florida 33131;

UPC, INTERIM and ENB are sometimes referred to herein as the "Parties."

Juan Santaella, a natural person residing in the United States of America; and Julio Leanez, a natural person residing in the United States of America (each individually referred to herein as a "Trustee" and collectively as the "Trustees"), each joins in this Reorganization Agreement, in his capacity as a co-trustee of that certain trust known as the "ENB Revocable Trust" which is the holder of record for the beneficial owners (the "Beneficiaries") of 432,379 shares of ENB Common Stock, for the sole purpose of evidencing their acknowledgment and agreement with the agreements, terms, conditions, representations, warranties, covenants, obligations and undertakings entered into, accepted, undertaken and agreed to by ENB in this Reorganization Agreement and the accompanying Merger Agreement.

Eastern Overseas Bank LTD, a ________________________ ("EOB") which is the beneficial owner and holder of record of 22,803 shares of ENB Common Stock, joins in this Reorganization Agreement for the sole purpose of evidencing its acknowledgement and agreement with the agreements, terms, conditions, representations, warranties, covenants, obligations and undertakings entered into, accepted, undertaken and agreed to by ENB in this Reorganization Agreement and the accompanying Merger Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

                                   RECITALS

         A. ENB desires to have itself acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Merger Agreement (attached hereto as Exhibit A) (the "Merger Agreement").

         B. The Board of Directors of ENB deems it desirable and in the best interests of ENB and the shareholders of ENB (the "ENB Shareholders") that INTERIM be merged with and into ENB (which would survive the merger) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Merger Agreement.

         C. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC, INTERIM and the shareholders of UPC and INTERIM that INTERIM be merged with and into ENB on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Merger Agreement.

         D. The respective Boards of Directors of UPC, INTERIM and ENB have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Merger Agreement, and have directed that this Reorganization Agreement and the Merger Agreement and all resolutions adopted by said Boards of Directors and by the ENB Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Office of the Comptroller of the Currency (the "Comptroller"), the Department of Banking and Finance of the State of Florida (the "FSBD") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger (as defined herein) in accordance with this Reorganization Agreement, the Merger Agreement and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

                 "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF ENB" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in Tennessee or Florida.

                 "CASH PAYMENT" shall have the meaning assigned to such term in
Section 3.1(e) of this Reorganization Agreement and shall be a component of the Consideration deliverable by UPC and INTERIM to the ENB Record Holders in accordance with the terms and conditions of this Reorganization Agreement.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency or any successor thereto.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "CONSIDERATION" shall mean the value to be received by the ENB Record Holders in exchange for their ENB Common Stock, and shall consist of (i) the Cash Payment, (ii) shares of UPC Series E Preferred Stock, and (iii) the UPC Negotiable Notes, with such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of ENB.

                 "EFFECTIVE DATE" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ENB " means Eastern National Bank, a national banking association chartered and existing under the laws of the United States of America, having its principal place of business at 799 Brickell Plaza, Miami, Dade County, Florida 33131.

                 "ENB COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "ENB COMPANIES" shall mean ENB and all of its Subsidiaries.

                 "ENB EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by ENB or any ENB Subsidiary, to or for the benefit of the officers, directors or employees of ENB or any ENB Subsidiary.

                 "ENB RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of ENB Common Stock immediately prior to the Effective Time of the Merger.

                 "ENB SHAREHOLDERS" shall have the meaning assigned to such term in Recital B of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "ENB STOCK OPTIONS" shall have the meaning assigned to such term in Section 3.1(l) of this Reorganization Agreement.

                 "EOB" shall have the meaning assigned to such term in the Preambles to this Reorganization Agreement.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FLORIDA CODE" means the Florida Code Annotated, as amended.

                 "FLORIDA COMPTROLLER" shall mean the Office of the Comptroller of the Department of Banking and Finance of the State of Florida.

                 "FSBD" shall mean the Department of Banking and Finance of the State of Florida.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENT APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INTERIM" shall mean ENB Interim National Bank, a national banking association to be formed and chartered under the laws of the United States of America as a wholly-owned subsidiary of UPC with its principal place of business located at 799 Brickell Plaza, Miami, Dade County, Florida 33131.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the consolidation or merger of INTERIM with and into ENB, which shall survive the Merger as the Resulting Bank.

                 "MERGER AGREEMENT" shall mean the Merger Agreement substantially in the form of Exhibit A hereto to be executed by authorized representatives of ENB, UPC and INTERIM and filed with the Comptroller along with the Articles of Merger in accordance with the National Banks Consolidation Acts, 12 U.S.C.A. Sections 215 - 215b, and 12 U.S.C.A. Section 1828(c) and providing for the Merger of INTERIM with and into ENB as contemplated by
Section 2.1 of this Reorganization Agreement.

                 "NASDAQ/NMS" shall mean the National Association of Securities Dealers Automated Quotation System -- National Market System, or its successor, upon which shares of the UPC Series E Preferred Stock are quoted for trading.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "PARTIES" shall mean UPC, INTERIM, ENB, ENB Revocable Trust and EOB collectively; UPC and INTERIM on the one hand, or ENB, ENB Revocable Trust and EOB on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 6

                 "PROXY STATEMENT" shall mean the proxy statement to be used by ENB to solicit proxies with a view to securing the approval of the ENB Shareholders of this Reorganization Agreement and the Merger Agreement.

                 "REALTY" means the real property of ENB owned or leased by ENB or any Subsidiary of ENB.

                 "RECORDS" means all available records, original instruments and other documentation, pertaining to ENB, ENB's assets (including plans and specifications relating to the Realty), ENB's liabilities, the ENB Common Stock, the Deposits and the Loans, and all other business and financial records which are necessary or customary for use in the conduct of ENB's, business by UPC and ENB on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Comptroller, the Federal Reserve, the FSBD, the FDIC, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization, as amended to the date hereof, together with the Merger Agreement (Exhibit A), and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "RESULTING BANK" shall mean ENB as the bank resulting from the consummation of the Merger as set forth in Section 2.1 of this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the Comptroller, the FDIC or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 7 promulgated thereunder, as well as the similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the meeting of the ENB Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "TARGET DATE" shall have the meaning set forth in Section 9.1(c) of this Reorganization Agreement.

                 "TRUST" shall mean that certain trust known as the "ENB Revocable Trust" which is the holder of record for the Beneficiaries (as defined in the Preambles) of 432,379 shares of ENB Common Stock.

                 "UPC" shall mean Union Planters Corporation, a
Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its executive offices at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1993 and 1994 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

Subsidiaries for each of the quarters ended or ending after January 1, 1995, as filed by UPC in SEC Documents.

                 "UPC NEGOTIABLE NOTES" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement and shall be a component of the Consideration deliverable by UPC and INTERIM to the ENB Record Holders in accordance with the terms and conditions of this Reorganization Agreement.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.

                 "UPC SERIES E PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement, and a portion of such shares shall be a component of the Consideration deliverable by UPC and INTERIM to the ENB Record Holders in accordance with the terms and conditions of this Reorganization Agreement.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION


                 2.1      The Reorganization.

                          (a)     Organization of ENB INTERIM NATIONAL BANK.
After execution of this Reorganization Agreement, UPC shall cause an interim bank to be organized under the laws of the United States of America as a wholly- owned subsidiary of UPC. The name of said subsidiary will be ENB INTERIM NATIONAL BANK ("INTERIM"), or another appropriate name to be selected by UPC. The sole purpose of INTERIM shall be to function as a party to the reorganization contemplated by this Reorganization Agreement and INTERIM shall not engage in any other activity prior to the Effective Time of the Merger.

                          (b)  The Merger.  Subject to the terms and conditions
of this Reorganization Agreement and of the Merger Agreement (which is annexed hereto as Annex A and is incorporated by reference as a part of this Reorganization Agreement), at the Effective Time of the Merger, INTERIM shall be merged with and into ENB in accordance with the Merger Agreement and the provisions of the National Banks Consolidation Acts, 12 U.S.C.A. Sections 215 - 215b, and 12 U.S.C.A. Section 1828(c) and with the effect provided in the Merger Agreement and said Sections. ENB shall be the entity surviving the Merger and the Resulting Bank and, as a result of the Merger becoming effective, shall become a wholly-owned subsidiary of UPC and shall continue to be governed





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 9 by the laws of the United States of America. The Merger shall be consummated pursuant to the terms of this Reorganization Agreement, the execution and delivery of which has been duly approved and adopted by a majority of the Board of Directors of UPC and a majority of the Board of Directors of ENB, and pursuant to the terms of the Merger Agreement. Upon the organization of INTERIM, UPC shall become and be the holder of record of all of the outstanding shares of INTERIM Common Stock and shall cause INTERIM to execute and to join in the Merger Agreement and, upon all of UPC's conditions to Closing having been met, to carry out the Merger Agreement. UPC shall provide the Consideration to which the ENB Record Holders shall be entitled upon conversion of the ENB Common Shares held in their names immediately prior to the Effective Time of the Merger. The members of the Board of Directors of ENB have agreed to and shall, subject to their fiduciary duties, recommend to the ENB Shareholders that the ENB Shareholders approve this Reorganization Agreement and the Merger Agreement. The Merger Agreement sets forth the terms of, and procedures for effecting the Merger, establishes the method of determining the value of the Consideration which the ENB Record Holders will receive upon consummation of the Merger, and the method of, and procedures for, UPC delivering or paying the Consideration to the ENB Record Holders in exchange for their ENB Common Stock upon the Merger becoming effective.

                 2.2 Articles of Association, Bylaws, Directors, Officers and Name of the Resulting Bank.

                          (a)     Articles of Association.  Immediately after
the Effective Time of the Merger, the Articles of Association of ENB, as in effect immediately prior to the Effective Time of the Merger, shall continue to constitute the Articles of Association of ENB as the Resulting Bank, unless and until the same shall be amended thereafter as provided by law and the terms of such Articles of Association.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of ENB, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of ENB as the Resulting Bank, unless and until amended or repealed as provided by law, its Articles of Association and such Bylaws.

                          (c)     Officers and Directors.  The officers and
directors of ENB in office immediately prior to the Effective Time of the Merger shall at the Effective Time of the Merger no longer serve as officers or directors of the Resulting Bank unless such officers or directors shall be reelected or reappointed by UPC to serve as an officer or director of the Resulting Bank, and such qualified persons as UPC shall appoint and elect immediately subsequent to the Effective Time of The





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 10

Merger as officers or directors of the Resulting Bank shall serve as the officers and directors of the Resulting Bank, to hold office as provided in the Articles of Association and Bylaws of the Resulting Bank, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of ENB as the Resulting Bank
following the Merger shall remain unchanged and continue to be:

                             EASTERN NATIONAL BANK

                 2.3 Due Diligence Review. Each Party shall be entitled to conduct a preliminary due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential, and shall cause its agents, representatives and employees to keep confidential, all non-public information received by the disclosing Party in connection with the provisions of this Section 2.4.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the right with the consent of the Board of Directors of ENB, which consent shall not be unreasonably withheld, to revise the structure of the transaction (whether prior to or subsequent to ENB Shareholder Approval) to achieve tax benefits or for any other reason which UPC may reasonably deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of ENB, to make any revision to the structure of the transaction (i)





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 11 which changes the amount of the Consideration which the ENB Record Holders are entitled to receive (determined in the manner provided in Section 3.1(e) of this Reorganization Agreement); (ii) changes the intended tax-free effects of the transaction to UPC or ENB; or (iii) which would permit UPC to pay the Consideration other than by delivery of the Cash Payment, shares of UPC Series E Preferred Stock registered with the SEC (in the manner described in Section
6.2 of this Reorganization Agreement), and the UPC Negotiable Notes to the ENB Record Holders; or (iii) which would unreasonably delay the Parties from obtaining all necessary Regulatory Approvals. Notwithstanding the limitations set forth in the previous sentence, UPC shall have the unilateral right, in its sole discretion, to revise the structure of the transaction as it shall deem necessary in order to assure that the transactions contemplated hereby shall qualify as a reverse triangular merger for the purposes of Sections 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code. UPC may exercise this right of revision by giving written Notice to ENB in the manner provided in
Section 10.1 of this Reorganization Agreement, which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. ENB, the ENB Revocable Trust and EOB each hereby acknowledges and agrees that any ENB Record Holder who would be deemed an Affiliate of ENB at the time of Closing under the Securities Laws and who accepts shares of UPC Series E Preferred Stock as Consideration for the cancellation, exchange and conversion of his, her or its shares of ENB Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, devise, otherwise alienate the shares of UPC Series E Preferred Stock to be received by such ENB Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Series E Preferred Stock to be delivered by UPC to such ENB Record Holder pursuant to the terms and conditions of this Reorganization Agreement except in accordance with the Securities Laws. ENB further acknowledges and agrees that any UPC Series E Preferred Stock Certificates issued in connection with the Merger to ENB Record Holders who would be deemed Affiliates of ENB or UPC at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 12

         COMMISSION ("SEC") THEREUNDER. NO SALE, TRANSFER OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR OTHER APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT.

                 2.7 Restrictive Legend - UPC Negotiable Notes. ENB, Trust and EOB each hereby acknowledges and agrees that, in order for the UPC Negotiable Notes to qualify under the Internal Revenue Code as portfolio indebtedness to the holder thereof the UPC Negotiable Notes shall at all times be held by, or for the benefit of, non-United States of America residents and/or foreign corporations. The UPC Negotiable Notes shall, if possible, be structured as to provide that any payments of principal and interest thereunder shall not be subject to any United States withholding or other taxes. ENB further acknowledges and agrees that any UPC Negotiable Notes issued in connection with the Merger to ENB Record Holders shall be subject to and bear a restrictive legend substantially in the form as follows:

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION SHALL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1986. BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON, OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF 1986, AND THE REGULATIONS PROMULGATED BY THE INTERNAL REVENUE SERVICE THEREUNDER.

                 2.8 ENB Stock Options and Treasury Stock. As of the date of this Reorganization Agreement, except as set forth on Schedule 2.8 hereto, there are no validly issued and outstanding options to purchase shares of ENB Common Stock; and no other options, rights, warrants, scrip or similar rights to purchase shares of ENB Common Stock (collectively, the "ENB Stock Options") are (or have been) issued and outstanding by ENB. Except as set forth on
Schedule 2.8 hereto, at the Effective Time of the Merger, there will be no issued and outstanding ENB Stock Options. Except as set forth on Schedule 2.8 hereto, as of the date of this Reorganization Agreement, ENB has not repurchased any shares of its capital stock. Except as set forth on Schedule
2.8 hereto, as of the date of this Reorganization Agreement, there are no shares of ENB Common Stock held by ENB as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 13

                                   ARTICLE 3

                          DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein have been approved by the shareholders of ENB and INTERIM, and each other condition to the obligations of the Parties hereto has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall deliver the certificates, letters and opinions which constitute conditions to the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Comptroller and immediately thereafter UPC shall file or cause to be filed such Articles of Merger with the Comptroller and the appropriate local authorities, and INTERIM and ENB shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Merger Agreement which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall reasonably direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of Articles of Merger with the Comptroller and the appropriate local authorities or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed or in a Certificate of Merger issued by the Comptroller (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
Effective Time of the Merger, each share of $50.00 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 14 shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, become one share of the issued and outstanding common stock of the Resulting Bank.

                          (d)     Conversion and Cancellation of Shares of ENB.
At the Effective Time of the Merger, each share of $16.00 par value common stock of ENB (the "ENB Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof, except with respect to such shares of ENB Common Stock as to which dissenters' rights shall have been perfected and shall remain perfected at the Effective Time of the Merger.

                          (e)     Conversion and Exchange of ENB Shares;
Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of ENB Common Stock held by the ENB Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in ENB and shall, except for those shares of ENB Common Stock held and registered in the name of any ENB Shareholder of record on the Record Date who shall have perfected his dissenters' rights and shall have continued such perfected dissenting status through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of the ENB Record Holders collectively to receive in exchange for their shares of ENB Common
Stock: (i) a payment in the aggregate amount of $4,500,000.00 by wire transfer in accordance with written instructions to be provided by the ENB Revocable Trust (the "Cash Payment"); (ii) whole shares of UPC Series E Preferred Stock and a cash payment in settlement of any ENB Record Holder's remaining fractional share of UPC Series E Preferred Stock; and (iii) $14,500,000 in aggregate principal amount of UPC negotiable, unregistered, unsecured notes issued in three series (as hereinafter described) with the notes of each of the three series bearing interest at the rate of eight percent (8%) per annum (the "UPC Negotiable Notes"), in accordance with the terms and conditions of this
Section 3.1(e). The Cash Payment, the shares of UPC Series E Preferred Stock and the cash settlement of any remaining fractional share of UPC Series E Preferred Stock, and the UPC Negotiable Notes deliverable by UPC to the ENB Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The Consideration per share of ENB Common Stock shall be determined as follows:





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 15

(A) The Cash Payment to be delivered for each share of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 456,250 shares of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger) shall be fixed at Nine Dollars and Eighty-Six Cents ($9.86) per share of ENB Common Stock (the "Cash Payment Exchange Ratio").

(B) The number of shares of UPC Series E Preferred Stock to be exchanged for each share of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 456,250 shares of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger) shall be based on an exchange ratio (the "Series E Exchange Ratio") as determined and set forth in this Subsection 3.1(e)(B). The Series E Exchange Ratio shall be determined as follows:

                                  (i)  In the event the Current Market Price
         Per Share (as defined below) of UPC Series E Preferred Stock should be less than or equal to $31.50 per share of UPC Series E Preferred Stock, the Series E Exchange Ratio shall be fixed at .6958 shares of UPC Series E Preferred Stock for each share of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (ii)  In the event the Current Market Price
         Per Share of UPC Series E Preferred Stock should be greater than $31.50 per share of UPC Series E Preferred Stock, the Series E Exchange Ratio shall be equal to the quotient of 21.9178 ($10,000,000.00 / 456,250 shares of ENB Common Stock issued and outstanding at the Effective Time of the Merger) divided by the Current Market Price Per Share of one share of UPC Series E Preferred Stock for each share of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger.

(C) The UPC Negotiable Notes (and cash to be paid in lieu of certain small denomination UPC Negotiable Notes as hereinafter provided) to be delivered for each share of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 456,250 shares of ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger) shall be delivered in three series the aggregate principal amount of which shall be equal to Thirty-One Dollars and Eighty Cents ($31.80) per share of ENB Common Stock (the "Negotiable Note Exchange Ratio"), and shall be





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 16 in the principal amounts, have the maturity dates and be subject to the following terms and conditions:

                                  (i)   There shall be delivered one or more
         UPC Negotiable Notes in the aggregate principal amount of $15.90 per share of ENB Common Stock which shall be payable as to principal on that date which is twelve (12) months subsequent to the Effective Date of the Merger and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the calendar quarter in which the Effective Date of the Merger shall occur (the "Series I Notes");

                                  (ii)   There shall be delivered one or more
         UPC Negotiable Notes in the aggregate principal amount of $12.61 per share of ENB Common Stock which shall be payable as to principal on March 31, 1997 and as to interest quarterly beginning on the first day of the calendar quarter subsequent to the calendar quarter in which the Effective Date of the Merger shall occur (the " Series II Notes");

                                  (iii)    There shall be delivered one or more
         UPC Negotiable Notes (the "Series III Notes") in the principal amount of $3.29 per share of ENB Common Stock which Notes, subject to the exceptions set forth below, shall be payable as to principal on September 30, 1997 and shall be payable as to interest quarterly beginning on the first day of the calendar quarter subsequent to the calendar quarter in which the Effective Date of the Merger shall occur. The Series III Notes are intended to evidence UPC's obligation to pay additional consideration conditioned upon the receipt of payments on that certain extension of credit by ENB to the "Borrower" described in Schedule 3.1(e) hereof (the "Schedule 3.1(e) Loan" or the "Loan"). For purposes of this Subsection 3.1(e)(C)(iii), all payments made on the Schedule 3.1(e) Loan, however described at the time, shall be deemed to have been applied: first, to reimbursement of any unpaid expenses which shall have been incurred by ENB or by any successor holder(s) of the Schedule 3.1(e) Loan with respect to said Loan and which the Borrower shall be legally obligated to pay (the "Loan Expenses"); second, to the payment of interest accrued on said Loan from the date of its inception; and third, to the payment of principal. UPC shall have no obligation to pay any installment of interest should Loan Expenses in any amount be unreimbursed on the interest payment date or should payments on the Loan have been insufficient to pay in full not only all Loan Expenses but also any interest accrued at the stipulated rate from the Schedule 3.1(e) Loan's inception through the Effective Date of the Merger. Moreover, the amount of an installment





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 17 of interest shall not exceed the lesser of: (i) the unpaid interest accrued on the Series III Notes at 8% per annum subsequent to the Effective Date of the Merger or (ii) the amount of interest both accrued and paid on the Schedule 3.1(e) Loan subsequent to the Effective Date of the Merger. Should all Loan Expenses, interest, principal and other obligations of the Borrower under the Schedule 3.1(e) Loan be paid in full on or before September 30, 1997, UPC shall pay the unpaid amount of principal and accrued interest on the Series III Notes within 10 days thereafter; provided, however, that UPC shall have no obligation to pay the principal prior to March 31, 1997. Should any obligation of the Borrower on the Schedule 3.1(e) Loan (the "Scheduled Borrower") remain unpaid at September 30, 1997, the holder of the Schedule 3.1(e) Loan shall promptly assign to the then holder(s) of the Series III Notes in proportion to their respective interests in the Series III Notes, without any recourse against such assignor(s), all of the right, title and interest of the holders of the Schedule 3.1(e) Loan whereupon UPC shall be entitled to a credit against UPC's obligations under the Series III Notes in an amount equal to the aggregate amount of any unsatisfied obligations of the Scheduled Borrower. Thereupon, UPC shall be entitled to discharge its obligations under the Series III Notes by paying in full the outstanding balance thereunder after application of such credit. The Series III Notes shall be appropriately annotated to put any subsequent holder on notice of the foregoing stipulations such that the same cannot be acquired without notice by a holder so as to have the status of a "holder in due course."

The UPC Negotiable Notes need (i) not be registered under the Securities Laws,
(ii) shall be unsecured, (iii) shall bear interest from the Effective Date of the Merger at the rate of eight percent (8%) per annum payable as set forth in Subsection 3.1(e)(C) above, and (iv) shall be subject to the restrictions on the resale or transfer thereof imposed under the Securities Laws and shall bear a restrictive legend to that effect. The parties hereby agree to use their best efforts to assure that the UPC Negotiable Notes shall qualify as portfolio indebtedness and shall bear the restrictive legend set forth in Section 2.7 of this Reorganization Agreement to that effect.

The Trustees of the ENB Revocable Trust and EOB have also joined in this Agreement for the purpose of warranting and representing that their present intention is to hold to maturity the Series I, Series II and Series III Negotiable Notes and that they have no present intention to sell or otherwise dispose of, or to transfer the same or any interest in the same subject, however, to the remote possibility that the ENB Revocable Trust could be





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 18 terminated and the net assets held by the trustees distributed to the beneficiaries thereof. If and when this should occur, UPC would cooperate in reissuing the Notes of each such Series in denominations requested by the Trustees in order to facilitate any such liquidating distributions.

The Cash Payment Exchange Ratio, the Negotiable Note Exchange Ratio, and the Series E Exchange Ratio are collectively referred to herein as the "Exchange Ratios."

The Exchange Ratios shall be based on an aggregate of no more than 456,250 shares of ENB Common Stock being issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no certificates representing less than one thousand (1,000) shares of UPC Series E Preferred Stock and no fractional shares of UPC Series E Preferred Stock shall be issued and if, after aggregating all of the shares and fractional shares of UPC Series E Preferred Stock to which an ENB Record Holder is entitled based upon the Series E Exchange Ratio, there would be less than 1,000 full shares of UPC Series E Preferred Stock or a fractional share of UPC Series E Preferred Stock remaining, such whole shares and any fractional share shall be settled by a cash payment therefor based upon a value of $31.50 for one (1) full share of UPC Series E Preferred Stock; provided, further, that UPC shall not issue any UPC Negotiable Notes of any series having a principal amount less than $100,000.00 and if, after aggregating the principal amounts of any series of UPC Negotiable Notes to which an ENB Record Holder would be entitled based upon the Negotiable Note Exchange Ratios, there would be a principal amount of less than $100,000.00 remaining with respect to such series, such principal amount below $100,000.00 shall be settled by a cash payment therefor based upon a value of $15.90 per share of ENB Common Stock with respect to any Series I Note, $12.61 per share of ENB Common Stock with respect to any Series II Note and $3.29 per share of ENB Common Stock with respect to any Series III Note so exchanged.

                                  (1)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., the closing price) of the UPC Series E Preferred Stock quoted on the NASDAQ/NMS (as published inThe Wall Street Journal Eastern Edition) for each of the ten (10) NASDAQ/NMS general market trading days next preceding the date of this Reorganization Agreement on which the NASDAQ/NMS was open for business (the "Pricing Period"). In the event the UPC Series E Preferred Stock should not trade on one or more of the trading days included in the Pricing Period (a "No Trade Date"), any such No Trade Date shall be





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 19 disregarded in computing the average closing price per share of UPC Series E Preferred Stock and the average shall be based upon the "last" real time trades and the number of days on which the UPC Series E Preferred Stock actually traded during the Pricing Period.

                                  (2) EFFECT OF PERFECTION OF DISSENTERS'
         RIGHTS ON THE EXCHANGE RATIO. Should ENB Record Holders representing at least in the aggregate five percent (5%) of the shares of ENB Common Stock issued and outstanding at the time of Closing have perfected such ENB Record Holder's dissenters' rights in the manner described in Section 215 of the United States Code and maintained the perfected status of such dissenters' rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to terminate this Reorganization Agreement or, with the approval of the Board of Directors of ENB, reduce the Consideration to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts in excess of the Consideration stipulated herein paid, or to be paid, by the Resulting Bank in satisfaction of such dissenters' rights.

                                  (3) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF UPC OR ENB. Should either UPC or ENB effect any stock splits, reverse stock splits, stock dividends or similar changes in their respective capital accounts subsequent to the date as of which this Reorganization Agreement is executed but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted proportionately in such a manner as the Board of Directors of UPC and the Board of Directors of ENB shall agree in good faith to be fair and reasonable in order to give effect to such changes.

                          (f)     Mechanics of Payment of the Consideration.
At the Closing and upon receipt by UPC from ENB of a certified copy of a list of all of the ENB Record Holders (the "Shareholder List") and the proper submission of certificate(s) formerly representing and evidencing ownership of the shares of ENB Common Stock, the Exchange Agent shall deliver to the former ENB Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such ENB Record Holder's shares of ENB Common Stock evidenced by the certificate or certificates which were converted exclusively into the right to receive the Consideration upon the Merger becoming effective and thereupon cancelled. Within five days after the Effective Time of the Merger, the Exchange Agent shall deliver to each of the Record Holders whose certificates were not surrendered at Closing such materials and information deemed necessary by the





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 20

Exchange Agent to advise any ENB Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the ENB Common Stock in order for the ENB Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the ENB Record Holders at the addresses set forth on the Shareholder List. As soon as reasonably practicable thereafter, the ENB Record Holders of all of the outstanding shares of ENB Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of ENB Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of ENB Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of ENB Common Stock, the Exchange Agent shall, as soon as reasonably practicable thereafter, mail to the ENB Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such ENB Record Holder's shares of ENB Common Stock evidenced by the certificate or certificates which shall have been cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of ENB Common Stock of an ENB Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such ENB Record Holder's shares of ENB Common Stock were converted at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the ENB Record Holder's ENB Common Stock shall have been surrendered as provided above, the Consideration payable to the ENB Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the ENB Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Series E Preferred Stock constituting part of the Consideration and no interest on the UPC Negotiable Notes





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 21 constituting part of the Consideration shall be paid to any ENB Record Holders entitled to receive such shares or notes until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of ENB Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Series E Preferred Stock and the UPC Negotiable Notes shall be issued (i) any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon, and (ii) any interest accrued and payable prior to such surrender with respect to such UPC Negotiable Notes, without interest thereon. Each ENB Shareholder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his or her receipt of the Consideration to be paid in the Merger. The ENB Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section 3.1(f), receive without interest thereon the Consideration to which each such ENB Record Holder is entitled, provided that each such ENB Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Resulting Bank, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the ENB Shareholder.

                          If any of the Consideration due or other payments to
be paid or delivered to the ENB Record Holders is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such Consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, the Resulting Bank or the Exchange Agent shall be entitled to dispose of any such Consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of ENB shall be closed and no transfer of shares of ENB Common Stock shall be made thereafter.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 22

                          (h)     Effects of the Merger.  As of the Effective
Time of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into ENB which, as the Resulting Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both ENB and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of ENB and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in ENB as the Resulting Bank by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Resulting Bank shall become and be liable for all debts, liabilities, obligations and contracts of ENB as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of ENB or INTERIM.

                          (k)     Dissenting Shareholders' Rights.  Any ENB
Record Holder of shares of ENB Common Stock who shall comply strictly with the provisions of 12 U.S.C.A. Section 215 et seq., shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the United States Code. Such an ENB Shareholder is referred to herein as an "ENB Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if ENB Record Holders holding or controlling more than five percent (5%) of the shares of the ENB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their dissenters' rights in accordance with the United States Code and the perfected status of said dissenters' rights shall have continued to the time of Closing.

                          (l)     ENB Stock Options and Treasury Stock.  As of
the date of this Reorganization Agreement, except as set forth on Schedule 2.8 hereto, there are no options, rights, warrants, scrip or similar rights issued and outstanding by ENB to purchase shares of ENB Common Stock (the "ENB Stock Options"). Therefore, except as set forth on Schedule 2.8 hereto, at the Effective Time of the Merger there will be no issued or outstanding ENB Stock





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 23

Options. As of the date of this Reorganization Agreement, except as set forth on Schedule 2.8 hereto, there are no shares of ENB Common Stock held by ENB as Treasury Stock.

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a. m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Corporation, Administrative Center, Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time and place as may be mutually agreed upon by the Parties.


                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF UPC

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to ENB as follows:

                 4.1 Organization and Corporate Authority. UPC is a corporation (and INTERIM will be a national banking association) duly organized, validly existing and in good standing under the laws of the State of Tennessee and the United States of America, respectively, and (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. Neither UPC nor INTERIM has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit or authorization, and no such proceeding is pending or has been threatened by any government authority. The corporate Charters and Bylaws of UPC and the Articles of Association and Bylaws of INTERIM, as amended to date, are (or in the case of INTERIM will be) in full force and effect as of the date of this Reorganization Agreement.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 24

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and/or INTERIM, have been (or upon execution by INTERIM will have been) duly executed and delivered by UPC and/or INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM is a party or by which they or their property or any of their assets are bound; the corporate Charter or Bylaws of UPC or the Articles of Association or Bylaws of INTERIM; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which UPC or INTERIM is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM, except that the Government Approvals shall be required in order for UPC or INTERIM to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, order, writ,





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 25 letter of understanding, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement or the Merger Agreement by UPC or INTERIM, its delivery to ENB or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against UPC or INTERIM in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; (b) the Office of the Comptroller of the Currency (the "Comptroller") under the Bank Merger Act, as amended; and (c) the prior approval of the Department of Banking and Finance of the State of Florida ("FSBD") under Chapter 655 of the Florida Code and the regulations promulgated by the FSBD thereunder (collectively, the "Government Approvals").

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and, effective April 27, 1994, 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock").
As of December 31, 1994, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of December 31, 1994, 40,179,474 shares of UPC Common Stock were validly issued and outstanding.

         Except as described in Schedule 4.5 hereto, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for director qualifying shares.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 26

                          (b)  The authorized capital stock of INTERIM shall
consist of 100,000 shares of common stock having a par value of $50.00 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM shall issue all 100,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, at the Effective Time of the Merger UPC shall be the record holder and beneficial owner of all of the INTERIM Common Stock outstanding.

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to ENB true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1993 and 1994 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1994 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1995. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained. Since the date of the most recent SEC Document filed by UPC, UPC has not suffered a material adverse change on its business, operations or financial condition taken as a whole.

                  4.7      Exchange Act and Listing Filings.

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by the NYSE to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 27 material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (c) The outstanding shares of UPC Series E Preferred Stock are quoted on the NASDAQ/NMS (under the symbol "UnPlantr PE") pursuant to the rules of the NASD and UPC has filed with the NASD all material forms and reports required by the NASD to be filed by UPC with the NASD, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock and UPC Series E Preferred Stock. All shares of UPC Series E Preferred Stock to be issued by UPC and delivered to the ENB Record Holders in exchange for all of the ENB Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Series E Preferred Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Series E Preferred Stock to be delivered as a component of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Series E Preferred Stock outstanding immediately prior to the Effective Time of the Merger.

All shares of UPC Common Stock to be reserved for issuance by UPC for the conversion of any shares of UPC Series E Preferred Stock issued to the ENB Record Holders in exchange for all of the ENB Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock reserved for issuance shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or any UPC Subsidiary threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or any UPC





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 28

Subsidiary and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary that would have a material adverse impact on UPC or any UPC Subsidiary.

                 4.10 Labor and Employment Matters. Except as reflected in Schedule 4.10 hereto, there is no (i) collective bargaining agreement or other labor agreement to which UPC or any UPC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which UPC or any UPC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of UPC or any UPC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither UPC nor any UPC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. UPC and each UPC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and UPC and each UPC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of UPC and each UPC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.10, there is no: unfair labor practice complaint against UPC or any UPC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting UPC or any UPC Subsidiary; labor grievance pending against UPC or any UPC Subsidiary; pending representation question respecting the employees of UPC or any UPC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party, or to the best knowledge of UPC, any basis for which a claim may be





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 29 made under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party.

                 4.11 Absence of Undisclosed Liabilities. Except as described in Schedule 4.11 hereto, neither UPC nor any UPC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to ENB prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as contemplated under this Reorganization Agreement. Except as described in Schedule 4.11 hereto, since December 31, 1994, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.

                 4.12 Bank Secrecy Act. Except as set forth in Schedule 4.12 hereto, neither UPC nor any UPC Subsidiary has been cited for any violation of, and UPC and all UPC Subsidiaries are in substantial compliance with, the Bank Secrecy Act and other similar State or Federal laws or regulations which establish reporting and record keeping requirements with respect to currency transactions or transactions involving monetary instruments.

                 4.13 Fair Lending Laws. Except as set forth in Schedule 4.13 hereto, neither UPC nor any UPC Subsidiary has been cited for any violation of, and UPC and all UPC Subsidiaries are in substantial compliance with, the Fair Housing Act, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Americans with Disabilities Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and other similar State or Federal fair lending laws.

                 4.14 Disclosure. The information concerning, and the representations or warranties made by UPC and INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and INTERIM to ENB pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to ENB by UPC and INTERIM pursuant hereto were or will be complete and accurate copies of such documents.


                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF ENB

         Both as of the date hereof and as of the Effective Time of the Merger, ENB represents and warrants to UPC and INTERIM as follows:

                 5.1 Organization and Qualification of ENB and Subsidiaries. ENB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (c) engages only in activities (and hold properties only of the types) permitted by the United States Code and the rules and regulations promulgated by the Comptroller thereunder or the FDIC for national banks. Each ENB Subsidiary is duly chartered, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and (a) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. ENB and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.
ENB's deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     ENB has all requisite power and authority to
execute and deliver this Reorganization Agreement and the Merger Agreement and to consummate the transactions contemplated hereby





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 31 and thereby. The execution and delivery of this Reorganization Agreement and the Merger Agreement and the consummation of the proposed transaction have been duly authorized by majorities of the entire Board of Directors of ENB and, except for the approval of the ENB Shareholders, no other corporate proceedings on the part of ENB are necessary to authorize the execution and delivery of this Reorganization Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by ENB have been (or upon execution will have been) duly executed and delivered by ENB and constitute (or upon execution will constitute) legal, valid and enforceable obligations of ENB, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Merger Agreement, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any material mortgage, lease, covenant, agreement, indenture or other instrument to which ENB or any ENB Subsidiary is a party or by which ENB or any ENB Subsidiary is bound; the Articles of Association or Bylaws of ENB; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which ENB or any ENB Subsidiary is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to ENB or any ENB Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of ENB or any ENB Subsidiary, except that the Government Approvals shall be required in order for ENB or any ENB Subsidiary to consummate the Merger.

                 5.3      No Legal Bar.   ENB is not a party to, or subject to,
or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement or the Merger Agreement by ENB, the delivery thereof to UPC and





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 32

INTERIM, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against ENB in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by ENB in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to ENB in order to avoid forfeiture or impairment of such rights.

                 5.5 Compliance With Law. ENB and all ENB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and ENB, as the owner of the Realty has complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over ENB's properties or over any other part of ENB's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by ENB subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither ENB nor any ENB Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Articles of Association and Bylaws of ENB. The Articles of Association and Bylaws of ENB, as amended to date, are in full force and effect.

                 5.7 ENB Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the audited consolidated statements of condition of ENB as of December 31, 1994, and December 31, 1993, and the related statements of income and changes in capital funds of ENB for the years ended December 31, 1994, and 1993 (the "Audited Financial Statements of ENB") and the comparative interim (or annual) financial statements for any subsequent





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 33 quarter (or year) ending after December 31, 1994 and prior to the Closing Date. Except as set forth in Schedule 5.7 hereto, such financial statements (i) were prepared from the books and records of ENB; (ii) were prepared in accordance with generally accepted accounting principles consistently applied; (iii) accurately present ENB's financial condition and the results of its operations and changes in stockholders' equity as at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect all necessary adjustments and accruals for an accurate presentation of ENB's financial condition and the results of ENB's operations and cash flows for the periods covered by such financial statements; (v) do contain and reflect adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1994 (the "Balance Sheet Date") there has not been:

                          (a)     any material transaction by ENB not in the
ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of ENB;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of ENB or their future use and operation by ENB;

                          (d)     any acquisition or disposition by ENB of any
property or asset of ENB, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of ENB, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 34

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to ENB, to which ENB is a party which would have a material adverse effect upon the financial condition or operations of ENB;

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of ENB, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by ENB, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of ENB, or in the accounting policies or practices therein reflected;

                          (j)     any release or discharge of any material
obligation or liability of any person or entity related to or arising out of any loan made by ENB of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan (except credit card loans, passbook
loans or home loans) by ENB to any Officer, director or 2% shareholder of ENB or any Affiliate of ENB; or to any member of the immediate family of such Officer, director or 2% shareholder of ENB or any Affiliate of ENB; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 35

                 5.9 Deposits. To the best of the knowledge, information and belief of the management of ENB, none of the ENB Deposits is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of ENB.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of ENB, ENB and each ENB Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of ENB as being owned by ENB or any ENB Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of ENB and its Subsidiaries on a consolidated basis, held under leases or subleases by ENB or any ENB Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the ENB Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the ENB Companies is a named insured are believed to be sufficient.

                 5.11  ENB Subsidiaries and Representative Offices.  Schedule
5.11 hereto lists all of the active and inactive ENB Subsidiaries and representative offices as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each ENB Subsidiary and representative office. No equity securities of any of the ENB Subsidiaries are or may become required to be issued (other than to ENB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any ENB Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any ENB Subsidiary is bound to issue (other than to ENB) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each ENB Subsidiary held by ENB or by any ENB Subsidiary are fully paid and nonassessable and are owned





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 by ENB or such ENB Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of ENB's fixed assets and equipment having a net book value in excess of Twenty-Five Thousand Dollars ($25,000) included in the Fixed Assets is in sufficient operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of ENB and each ENB Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably expected to result in a determination materially adverse to ENB or any ENB Subsidiary except as fully reserved for in the Audited Financial Statements of ENB. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither ENB nor any ENB Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for ENB and all ENB Subsidiaries for all periods through and including December 31, 1994, has been made and is reflected on the December 31, 1994 financial statements included in the Audited Financial Statements of ENB, and have been made with respect to periods ending after December 31, 1994.

                          (d)  Deferred taxes of ENB and each ENB Subsidiary
have been provided for in accordance with GAAP.

                          (e)  To the best knowledge of ENB, neither the
Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 37 against ENB or any ENB Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon ENB by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by ENB or any ENB Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of ENB referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against ENB or any ENB Subsidiary, or to the best knowledge of ENB threatened against or affecting ENB, any ENB Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would be reasonably expected to, if decided against ENB or the ENB Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of ENB and that are not reflected in the Audited Financial Statements of ENB or (ii) has been brought by or on behalf of any employee employed or formerly employed by ENB or any ENB Subsidiary that would have a material adverse impact on ENB or any ENB Subsidiary.

                 5.15 Hazardous Materials. To the best of the knowledge, information and belief of the management of ENB, except as set forth in
Schedule 5.15 hereto:

                          (a)     ENB and all ENB Subsidiaries have obtained
all permits, licenses and other authorizations which are required to be obtained by ENB or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by ENB or any ENB Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15(a) hereto. For purposes hereof, the following terms shall have the following meanings:





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 38

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Florida Water and Air Pollution Control Act, Section 8-4-101 et seq. of the Florida Code of 1987 Annotated; (n) the Florida Solid Waste Management Act,
Section 8-6-201 et seq. of the Florida Code of 1987 Annotated; (o) the Hazardous Waste Management Act of 1979, Section 8-7-301 et seq. of the Florida Code of 1987 Annotated; (p) the Florida Resource Reclamation Act of 1979,
Section 8-7-301 et seq. of the Florida Code of 1987 Annotated; (q) the Emergency Response Fund Act, Section 8-7- 401 et seq. of the Florida Code of 1987 Annotated; (r) Remedial Act Trust Fund Act, Section 8-7-501 et seq. of the Florida Code of 1987 Annotated; (s) the Florida statute dealing with Regulated Substance Storage Tanks, 8-7-801 et seq. of the Florida Code of 1987 Annotated; (t) the Petroleum Storage Tank Trust Fund Act, Sections 8-7-901 et seq. of the Florida Code of 1987 Annotated; (u) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; and (v) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of ENB or any ENB Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 39 by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by ENB or a ENB Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                      (b) In addition, except as set forth in Schedule 5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by ENB or any ENB Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of ENB or any ENB Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by ENB or any Affiliate of ENB at the Property;

                                  (ii)     None of the Property has received or
         held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during ENB's or any ENB Subsidiary's occupancy thereof, or during the occupancy thereof by any assignee or sublessee of ENB or any ENB Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)    There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)     No Hazardous Substances have been
         Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 40

                          (c)      Neither ENB nor any Affiliate of ENB has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, ENB or any Affiliate of ENB in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of ENB or any Affiliate of ENB relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of ENB, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of ENB or any Affiliate of ENB in relation to any Property, which have not been made available to UPC.

                          (h)     ENB is not aware of any facts which might
suggest that ENB or any ENB Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject ENB or any ENB Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990).





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 41

                 5.16 Insurance. ENB has paid all material amounts due and payable under any insurance policies and guaranties applicable to ENB or ENB's assets and operations; all such insurance policies and guaranties are in full force and effect; and ENB and all of ENB's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

                 5.17 Labor and Employment Matters. To the best of the knowledge, information and belief of the management of ENB, except as reflected in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which ENB or any ENB Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which ENB or any ENB Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of ENB or any ENB Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither ENB nor any ENB Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. ENB and each ENB Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and ENB and each ENB Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of ENB and each ENB Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There are no unfair labor practice complaint against ENB or any ENB Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting ENB or any ENB Subsidiary; labor grievance pending against ENB or any ENB Subsidiary; pending representation question respecting the employees of ENB or any ENB Subsidiary; pending arbitration





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 42 proceedings arising out of or under any collective bargaining agreement to which ENB or any ENB Subsidiary is a party; or to the best knowledge of ENB, any basis for which a claim may be made under any collective bargaining agreement to which ENB or any ENB Subsidiary is a party.

                 5.18 Records and Documents. The Records of ENB are and will be sufficient to enable ENB to continue conducting ENB's business as a national banking association under similar standards as it has previously conducted such business.

                 5.19 Capitalization of ENB. The authorized capital stock of ENB consists of 1,000,000 shares of common stock having a par value of $16.00 per share (the "ENB Common Stock") and no shares of preferred stock or any other class of equity security. As of the date of this Reorganization Agreement, 456,250 shares of ENB Common Stock were issued and outstanding and no shares of ENB Common Stock were held by ENB as treasury stock. All of the outstanding ENB Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any ENB Shareholder. Except as described in Section 3.1(l) of this Reorganization Agreement or as described on Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into ENB Common Stock or into any other equity or debt security of ENB, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued ENB Common Stock or any other equity or debt security of ENB. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 456,250 shares of ENB Common Stock issued and outstanding. Except as set forth in Schedule 5.19 hereto, ENB owns and is the beneficial record holder of, and has good and freely transferable title to, all of the shares of capital stock in any ENB Subsidiary.

                 5.20 Sole Agreement. With the exception of this Reorganization Agreement, neither ENB, nor any ENB Subsidiary has been or is a party to any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of ENB or any Subsidiary of ENB (or any of their assets) in any business combination of any kind; or any agreement obligating ENB to issue or sell or authorize the sale or transfer of ENB Common Stock or the capital stock of any ENB Subsidiary. Except as described in Schedule 5.20 hereto, there are no shares of capital stock or other equity securities of ENB outstanding, except for shares of ENB Common Stock presently issued and outstanding, and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 43
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commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of ENB, or contracts, commitments, understandings, or arrangements by which ENB or is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no contracts, commitments, understandings, or arrangements by which ENB or any ENB Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any ENB Subsidiary, and there are no contracts, agreements, understandings or commitments relating to the right of ENB to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and representations and warranties made by, ENB set forth in this Reorganization Agreement, or in the Schedules of Exceptions of ENB hereto, or in any document, statement, certificate or other writing furnished or to be furnished by ENB to UPC and INTERIM pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC by ENB pursuant hereto were complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, neither ENB nor any ENB Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of ENB or any ENB Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of ENB or any ENB Subsidiary (i) except as disclosed in the ENB Financial Statements delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1994, neither ENB nor any ENB Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of ENB or such ENB Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to ENB or any ENB Subsidiary.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 44
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                 5.23  Allowance for Possible Loan or ORE Losses.  The
allowance for possible loan losses shown on the consolidated Audited Financial Statements of ENB is adequate in all material respects to provide for anticipated losses with respect to Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in Schedule 5.23 hereto, as of the date thereof ENB does not have any Loan which has been criticized or classified by its bank examiners or by its independent auditors in reports provided to the management of ENB by such reviewing parties as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

         The allowance for possible losses on other real estate ("ORE") shown on the consolidated Audited Financial Statements of ENB is (with respect to periods ended on or before December 31, 1994) or will be (with respect to periods ending subsequent to December 31, 1994) adequate in all material respects to provide for anticipated losses in ORE owned or held by ENB or any ENB Subsidiary and the net book value of ORE on the Balance Sheet of Audited Financial Statements of ENB is the net realizable value of the ORE in accordance with Statement of Position 92-3.

                 5.24 Compliance with Laws. To the best of ENB's knowledge, information and belief, except as described in Schedule 5.24 hereto, ENB and each ENB Subsidiary:

                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of ENB or any ENB Subsidiary, or which would or could reasonably be expected to subject ENB or any ENB Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that ENB or any ENB Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on ENB or any ENB Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of ENB or any ENB Subsidiary,





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 45 or (iii) requiring ENB or any ENB Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25 Employee Benefit Plans. (a) ENB has previously provided to UPC true and complete copies of each "employee benefit plan," as defined in ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of ENB or any ENB Subsidiary, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans", and each such Employee Plan is listed in Schedule 5.25(a) hereto. Each Employee Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code, is so qualified. Except as disclosed in
Schedule 5.25(a) hereto, all Employee Plans were in effect for substantially all of calendar year 1994 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or material increase in the cost thereof or benefits thereunder on or after January 1, 1995.

                          (b)  ENB has furnished to UPC true and complete
copies and descriptions of each plan or arrangement maintained or otherwise contributed to by ENB or any ENB Subsidiary which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare plan (including, but not limited to, "employee welfare benefit plans" as that term is defined in ERISA), or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of ENB or any ENB Subsidiary (such plans and arrangements being collectively referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of ENB and ENB's Subsidiaries are listed on Schedule 5.25(b) hereto). Except as disclosed in Schedule 5.25(b) hereto, there are no other Benefit Arrangements of the ENB Companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(b) hereto or as was required by applicable law, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995, and no material increase in the base salary and wage levels of ENB or any ENB Subsidiary and except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(b)





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 46 hereto, there has been no material increase in the compensation of or benefits payable to any senior executive employee of ENB or any ENB Subsidiary since January 1, 1995, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since January 1, 1995. Except as disclosed in Schedule 5.25(b) hereto, there is no contract, agreement or Benefit Arrangement covering any employee of ENB or any ENB Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Internal Revenue Code.

                          (c)  With respect to all Employee Plans and Benefit
Arrangements, ENB and each ENB Subsidiary are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders, or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by ENB or any ENB Subsidiary which is covered by Title I of ERISA, which could subject any person (other than a person for whom neither ENB nor any ENB Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code which could have an adverse effect on the business, assets, financial condition, results of operations or prospects of any ENB Company; no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; neither ENB nor any ENB Subsidiary has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement; no Benefit Arrangement has incurred, nor does any Benefit Arrangement have, any unfunded plan liabilities, whether or not waived; neither ENB nor any ENB Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of UPC or any of its Affiliates (including ENB or any ENB Subsidiary) at or after the Effective Time of the Merger. Except as disclosed in Schedule 5.25(c) hereto, to the best knowledge, information and belief of ENB, no condition exists that could subject any person (other than a person for whom neither ENB nor any ENB Subsidiary





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 47 is directly or indirectly responsible) to liabilities, damages, losses, taxes or sanctions that arise under Sections 106(b), 162(i) and 4980B of the Internal Revenue Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of Sections 162(k) and 4980B of the Internal Revenue Code with respect to any current or former employee, including their beneficiaries, of ENB or any ENB Subsidiary.

                          (d)  Except as described in Schedule 5.25(d) hereto,
each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by ENB (or by INTERIM as the Resulting Bank) within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination. Any amounts representing or attributable to overfunding for a ENB defined benefit plan may be returned to ENB or any ENB Subsidiary in accordance with the respective plan's arrangements as described in the respective plan's organic documents.

                 5.26 Material Contracts. Except as reflected in the ENB Financial Statements, or as described in Schedule 5.26 hereto, neither ENB nor any ENB Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that ENB were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by ENB as of the date of this Reorganization Agreement.

                 5.27 Material Contract Defaults. To the best of the knowledge, information and belief of the management of ENB, neither ENB nor any ENB Subsidiary is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on ENB or any ENB Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 48

                 5.28 Reports. Since January 1, 1990, ENB has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Comptroller; (ii) the FDIC, including, but not limited to, Call Reports and FFIEC 034 and proxy statements; and (iv) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. ENB has previously provided to UPC true and correct copies of all such reports filed by ENB after January 1, 1990.

                 5.29 Bank Secrecy Act. Except as set forth in Schedule 5.29 hereto, neither ENB nor any ENB Subsidiary has been cited for any violation of, and ENB and all ENB Subsidiaries are in substantial compliance with, the Bank Secrecy Act and other similar State or Federal laws or regulations which establish reporting and record keeping requirements with respect to currency transactions or transactions involving monetary instruments.

                 5.30 Fair Lending Laws. Except as set forth in Schedule 5.30 hereto, neither ENB nor any ENB Subsidiary has been cited for any violation of, and ENB and all ENB Subsidiaries are in substantial compliance with, the Fair Housing Act, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Americans with Disabilities Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and other similar State or Federal fair lending laws.

                 5.31 Statements True and Correct. None of the information prepared by, or on behalf of, ENB or any ENB Subsidiary regarding ENB or any ENB Subsidiary included or to be included in the Proxy Statement to be mailed to ENB's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of ENB, be false or misleading with respect to any





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 49 material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which ENB or any ENB Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                               COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within thirty (30) days after receipt of the approval of the ENB Shareholders of this Reorganization Agreement, UPC shall file any and all applications with the appropriate Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Merger Agreement with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time. UPC shall provide ENB with a copy of all applications filed by UPC with the Regulatory Authorities in connection with the transactions contemplated in this Reorganization Agreement and shall fully advise ENB of the status of all such pending applications.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 50
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                 6.2  Conduct of Business -- Affirmative Covenants.  Unless the
prior written consent of ENB shall have been obtained and, except as otherwise contemplated herein:

                          (a) UPC and INTERIM, at their own cost and expense,
shall use their reasonable best efforts to secure all necessary consents and all consents and releases, if any, required of UPC, INTERIM or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby; and

                          (b)  At all times to and including, and as of, the
Closing, UPC and INTERIM shall inform ENB in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of UPC and INTERIM in all material respects; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein.

                 6.3 Registration of UPC Series E Preferred Stock and UPC Common Stock under the Securities Laws. UPC shall cooperate with ENB in the preparation of the ENB Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Series E Preferred Stock and the reservation for issuance of shares of UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Series E Preferred Stock which may be delivered to the ENB Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NASDAQ/NMS the UPC Series E Stock. UPC shall also list for trading on the NYSE the UPC Common Stock. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.4 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of ENB or the ENB Subsidiaries and all employees of ENB and the ENB Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of ENB, as the Resulting Bank or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 51
term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure as of the Effective Date of the Merger. Service with ENB or with any ENB Subsidiary prior to the Effective Time of the Merger by such former ENB Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's
Subsidiaries.    In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of ENB and ENB's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, the ENB Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as the plan is replaced by a benefit plan maintained by UPC.

                 6.5 Indemnification. Subsequent to the Effective Time of the Merger:

                 (a) UPC shall cause ENB to, and ENB shall, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of ENB against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time of the Merger, including, without limitation, the transactions contemplated by this Reorganization Agreement, to the full extent permitted by applicable law;

                 (b) In the event ENB should (i) consolidate or merge with or into any other association, corporation or other legal entity and should not be the continuing, resulting or surviving association or other legal entity as the result of such consolidation or merger, or (ii) transfer all or substantially all of its assets or liabilities to any person, association, corporation or other legal entity, the obligations of UPC and ENB set forth in
Section 6.5(a) shall be continued by UPC and ENB and by any successors to, or assigns of, UPC and ENB resulting from such consolidation or merger; and

                 (c) UPC shall use its reasonable best efforts to maintain ENB's existing directors' and officers' liability insurance policy; provided, however, UPC and ENB may substitute therefore policies or coverage (including UPC's existing policy) providing at least comparable coverage and containing terms and conditions no less favorable to the directors and officers of ENB than those in effect as of the date of this Reorganization Agreement.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52
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                                   ARTICLE 7

                               COVENANTS OF ENB

                 7.1 Proxy Statement; ENB Shareholder Approval. ENB shall call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held not later than December 31, 1995, for the purpose of (i) approving this Reorganization Agreement and the Merger Agreement, and (ii) voting upon such other related matters as it deems appropriate. In connection with the Shareholders Meeting, (i) ENB shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to its shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the ENB Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of ENB shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to ENB Shareholders the approval of this Reorganization Agreement and the Merger Agreement; and (iv) ENB shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such ENB Shareholders' approvals.

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

                          (a)  ENB shall, and shall cause each ENB Subsidiary
to:

                                  (i)  Operate its business only in the usual,
         regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organizations and assets and maintain its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rule or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 53

         Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of its obligations under, all material contracts;

                                  (v)  Use its reasonable best efforts to keep
         in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of ENB or such ENB Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its reasonable best efforts to
         retain ENB's present customer base and to facilitate the retention of such customers by ENB and its branches after the Effective Time of the Merger; and

                                  (vii)  Use its reasonable best efforts to
         maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to ENB or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of ENB's customer relationships;

                          (b)  ENB agrees to use its reasonable best efforts to
assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and does not know of any reason that such Government Approvals cannot be obtained, and ENB shall provide to UPC or to the appropriate Regulatory Authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                          (c) ENB, at its own cost and expense, shall use its
reasonable best efforts to secure all necessary consents and all consents and releases, if any, required of ENB or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 54

                          (d)  At all times to and including, and as of, the
Closing, ENB shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of ENB in all material respects; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein;

                          (e)  On and after the Closing Date, ENB and the ENB
Revocable Trust shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, ENB shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to ENB. ENB shall provide reasonable assistance to UPC in its investigation of matters relating to ENB; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, ENB agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. ENB shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, ENB covenants and agrees that it will neither do, nor agree or commit to do, nor permit any ENB Subsidiary to do or commit or agree to do, except for existing





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 55 commitments or agreements which have previously been disclosed to UPC, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Merger Agreement, amend its Articles of Association or Bylaws; or

                          (b)  Impose, or suffer the imposition, on any share
of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Merger Agreement; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the ENB Common Stock; or (v) except as expressly permitted in Section 8.2(i) of this Reorganization Agreement, declare or pay any cash or in kind dividend on the ENB Common Stock; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Merger Agreement, (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of ENB Common Stock, or any other capital stock of ENB or of any ENB Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are sold or otherwise transferred to ENB or any ENB Subsidiary, or (ii) sell, agree to sell, or





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 56 otherwise dispose of any substantial part of the assets or earning power of ENB or of any ENB Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of ENB or any ENB Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any ENB Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money [other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of ENB or any ENB Subsidiary to ENB or another ENB Subsidiary] in excess of an aggregate of $50,000 (for ENB and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of ENB or such ENB Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                          (g)  Except for existing commitments set forth on
Schedule 7.3(g) hereto, grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of ENB or of any ENB Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                          (h)  Amend any existing employment contract between
it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that ENB (or its successor) does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                          (i)  Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that is required by





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 57 law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contracts, purchase
contracts or lease agreements that are material to ENB or any ENB Subsidiary;
or

                          (k)  Make any capital expenditure in excess of
$25,000, except for purchases, repairs, renewals or replacements in the ordinary course of business; or

                          (l)  Enter into any transactions other than in the
ordinary course of business; or

                          (m)  Except in the ordinary course of business and
consistent with past practices, grant or commit to grant any new extension of credit to any officer, director or holder of 2% or more of the outstanding ENB Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of ENB or amend the terms of any such credit outstanding on the date hereof.


                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of ENB. Unless waived in writing by ENB, the obligation of ENB to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 58

Reorganization Agreement, ENB shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:

                                        (A)     UPC's and INTERIM' respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Merger Agreement) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC or INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  ENB shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession in escrow (i) funds sufficient to satisfy the Cash Payment, (ii) executed notes representing the UPC Negotiable Notes, and (iii) certificates evidencing and representing that number of shares of UPC Series E Preferred Stock and cash funds, sufficient to meet the obligations of UPC to the ENB Record Holders to deliver the Consideration at the Closing under this Reorganization Agreement and the Merger Agreement;

                          (e)     Opinion of UPC's and INTERIM' Counsel.  ENB
shall have been furnished with an opinion of counsel to UPC and





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 59

INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to ENB, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee; and INTERIM is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC and INTERIM and (assuming this Reorganization Agreement is a binding obligation of ENB) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery
         by UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's or INTERIM's corporate charter or articles of association, as applicable, or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM;

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Regulatory Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith; and

                                  (v)      the shares of UPC Series E Preferred
         Stock (and the shares of UPC Common Stock into which such shares of UPC Series E Preferred Stock would be convertible) to be issued in the names of the ENB Record Holders and delivered in exchange for their ENB Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 60 of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the laws of the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991);

                          (f)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, UPC and INTERIM shall have afforded ENB and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to UPC and INTERIM, and UPC and INTERIM shall have caused all UPC and INTERIM personnel to provide reasonable assistance to ENB in its investigation of matters relating to UPC and INTERIM;

                          (g)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of UPC or INTERIM taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to UPC or INTERIM, ENB may elect either (i) to close the contemplated transaction in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty; and

                          (h)     Fairness Opinion.  Within forty-five (45)
days subsequent to the date of this Reorganization Agreement, ENB shall have received a fairness opinion from The Robinson-Humphrey Company, Inc. in form and substance satisfactory to ENB confirming the fairness of the Consideration to be received by the ENB Shareholders in the Merger from a financial point of view of the ENB Shareholders, and within five (5) days prior to the Closing ENB shall have received an update to such opinion confirming the fairness of the Consideration to be received by the ENB Shareholders in the Merger from a financial point of view to the ENB Shareholders.

                 8.2 Conditions to the Obligations of UPC and INTERIM. Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of ENB to be performed at or before the Closing Date





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 61 pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of ENB contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of ENB dated as of the Closing Date certifying that:

                                        (A)     ENB's Board of Directors has
                 duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Merger Agreement) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of ENB is an officer of ENB, holding the office or offices specified therein and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of ENB
                 attached to such certificate remain in full force and effect;
                 and

                                        (D)     ENB is in good standing under
                 its corporate charter; and

                                  (ii)     a certificate signed by the Chief
         Executive Officer or Executive Vice President of ENB stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of ENB which materially reduces





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 62 the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of ENB; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC or INTERIM may elect either (i) to close the contemplated transaction in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, ENB shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to ENB. ENB shall have caused all ENB personnel to provide reasonable assistance to UPC in its investigation of matters relating to ENB;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of ENB taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to ENB, UPC may elect either (i) to close the contemplated transaction in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of ENB's Counsel.  UPC shall have
been furnished with an opinion of counsel to ENB, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       ENB is a national banking
         association duly organized, validly existing, and in good standing under the laws of the United States of America;

                                  (iii)    this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by ENB and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Merger Agreement is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of ENB enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency,





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 63 reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by ENB of this Reorganization Agreement or any of the documents to be executed and delivered by ENB in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of ENB or appropriate government officials;
(ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the laws of the State of Florida; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)     Other Business Combinations, Etc.  ENB shall
not have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which ENB would merge; consolidate with; effect a business combination with; sell any substantial part of ENB's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of ENB or the benefits of acquiring the ENB Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing (i) the total consolidated assets of ENB shall be not less than $242,000,000 at Closing, (ii) the tangible equity capital of ENB shall have increased since December 31, 1994 through normal earnings, (iii) ENB shall have no more than 456,250 shares of common stock outstanding at Closing, being its only class of stock issued and outstanding, (iv) there shall have been no extraordinary sales of assets or investment portfolio restructuring since December 31, 1994, and (v) there shall have been no dividend declaration by ENB since December 31, 1994; provided, however, in the event the Closing should not have occurred on or prior to September 30, 1995, ENB shall have the right to declare and pay a one-time cash dividend at Closing equal to the interest foregone on the Cash Payment and the UPC Negotiable Notes at a rate of 8% per annum calculated from





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

September 30, 1995 to the Closing Date. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that ENB shall have been operated consistently in the normal course of its business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual or out of the ordinary borrowings or by the realization of extraordinary gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                          (j)     Employment Agreement and Non-Compete
Agreement. Jose Valdes-Fauli, President of ENB, shall have entered into an employment agreement and a non-compete agreement with UPC and/or ENB substantially in the form of UPC's standard form of employment agreement and standard form of non-compete agreement, copies of which are annexed hereto as
Schedule 8.2(j), appointing (upon ratification of the Board of Directors of ENB) Jose Valdes-Fauli as Chairman, President and Chief Executive Officer of ENB (unless the failure to execute such agreements shall be due to the death, disability or incapacity of Jose Valdes-Fauli), providing for a term of not less than three (3) years and incorporating a non-compete clause covering the State of Florida, the State in which ENB currently operates and does business in and has a present intention to do business in; and

                          (k)     Receipt of Affiliate Letters.  Pursuant to
the provisions of Section 2.6 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each ENB Record Holder who would be deemed an Affiliate of ENB at the time of Closing under the Securities Laws and who accepts shares of UPC Series E Preferred Stock as Consideration for the cancellation, exchange and conversion of his shares of ENB Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such ENB Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate, or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Series E Preferred Stock to be received by such ENB Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Series E Preferred Stock to be delivered by UPC to such ENB Record Holder pursuant to the terms and conditions of this Reorganization Agreement except in accordance with the Securities Laws and consistent with recording the transaction as a tax-free reorganization to UPC, INTERIM and ENB.

                 8.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 65 hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     No Pending or Threatened Claims.  That no
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith and which is not dismissed, concluded or resolved with prejudice to the claimant within sixty (60) days from the filing of such claim, action, suit, investigation or other proceeding;

                          (b)     Government Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired;

                          (c)     Effective Registration Statement and No Stop
Orders. An S-4 Registration Statement encompassing the Proxy Statement-Prospectus shall have been filed with the SEC, such registration statement shall have become effective and no stop order shall have been issued or in effect by the SEC with respect to such registration statement or the shares of UPC Series E Preferred Stock to be issued pursuant thereto; and

                          (d)     Tax Opinion.  UPC and ENB shall have received
a written opinion from counsel to UPC to the effect that the transactions contemplated by this Reorganization Agreement and the Merger Agreement will qualify as a reverse triangular merger for purposes of Section 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code such that the transaction may be recorded as a tax-free reorganization to UPC, INTERIM and ENB.


                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Merger Agreement may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should ENB or any ENB
Subsidiary fail to conduct its business pursuant to ENB's Covenants made in
Article 7; or by ENB, should UPC or any UPC





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 66

Subsidiary fail to conduct its business pursuant to UPC's and INTERIM's Covenants made in Article 6;

                          (c)     By UPC, INTERIM or ENB in the event the
Closing shall not have occurred by March 31, 1996 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner; provided, however, if UPC shall have delivered to the appropriate Regulatory Authorities in preliminary form, in order to receive pre-filing comments, any and all applications to obtain the requisite Government Approvals no later than thirty (30) days following approval by the ENB Shareholders, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then ENB shall, upon UPC's written request, extend the Closing Date for a reasonable time in order for UPC to obtain all Government Approvals and for the expiration of any stipulated waiting periods, but in any event not later than June 30, 1996;

                          (d)     By either UPC, INTERIM or ENB, upon written
notice to the other Party, upon denial of any Government Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transaction contemplated); provided, however, that either UPC or ENB may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial shall have been appealed within ten (10) business days of the receipt thereof;

                          (e)     By UPC or INTERIM if the conditions set forth
in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by ENB if the conditions set forth in Section 8.1 or 8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of ENB, taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the ENB Common Stock which are the subject of the instant transaction; or by ENB in the event that there shall have been,





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 67 in ENB's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC or INTERIM taken as a whole;

                          (g)     By UPC, INTERIM or ENB in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)     By UPC or INTERIM should ENB or any ENB
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise; or by ENB should UPC enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person; or

                          (i)     By UPC or INTERIM should ENB or any ENB
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring ENB to raise additional capital or to sell a substantial portion of its assets; or by ENB should UPC or any UPC Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring UPC to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement to consummate the Merger shall terminate without further liability of any Party to another; provided,





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 68 however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.


                                   ARTICLE 10

                              GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to ENB:                Eastern National Bank
                          799 Brickell Plaza
                          Miami, Florida 33131
                          Fax:  (305) 347-1521
                          Attention: Jose J. Valdes-Fauli
                          President and Chief Executive Officer

With a copy to:           Alcides I. Avila, Esq.
                          Holland and Knight
                          701 Brickell Avenue
                          Suite 3000
                          Miami, Florida 33131
                          Fax:  (305) 789-7799

If to UPC or INTERIM:

                          Union Planters Corporation
                          P.O. Box 387 (mailing address)
                          Memphis, Tennessee 38147

or                        7130 Goodlett Farms Parkway (deliveries)
                          Memphis, Tennessee  38088
                          Fax:  (901) 383-2939
                          Attn: Jackson W. Moore, President
                            E. James House, Legal Counsel

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 69

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates; provided, however, such assignment shall not change the form or nature of Consideration to be received by the ENB Record Holders. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Shelby County, Tennessee; provided, however, any dispute arising between the Parties with respect to the performance of UPC of the Covenants of UPC set forth in Article 6 and elsewhere in this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Dade County, Florida and the Parties shall submit to the jurisdiction of such court.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. ENB, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC or INTERIM shall not obligate UPC or INTERIM to obtain or to provide UPC or INTERIM additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or INTERIM shall deem, in good faith, to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Merger Agreement which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 70 required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, to the extent permitted by law, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Merger Agreement; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest





               AGREEMENT AND PLAN OF REORGANIZATION - PAGE 71 and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC and ENB shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. UPC, INTERIM and ENB represent and warrant to each other that, except for the engagement by ENB of The Robinson-Humphrey Company, Inc. as its financial advisor, they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transaction contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by ENB, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of ENB. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by ENB, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. ENB covenants that it shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 72

                 10.15 Survival of Representations and Warranties. All representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire at the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire only upon expiration of the applicable statutes of limitation. Nothing in this Section
10.15 shall limit ENB's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to its termination.

                 10.16 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.17 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.





               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                                   EASTERN NATIONAL BANK

                                                   By:  /S/ Jose Valdes-Fauli
                                                        --------------------------------
                                                        Jose Valdes-Fauli
                                                   Its: President and
                                                        Chief Executive Officer
ATTEST:

/s/ Sonia Herrero
---------------------------
Assistant Vice President


                                                   UNION PLANTERS CORPORATION

                                                   By: /s/ Jackson W. Moore
                                                       ---------------------------------
                                                         Jackson W. Moore
                                                   Its:  President
ATTEST:

/s/ E. James House, Jr.
---------------------------
Secretary


                                                   ENB INTERIM NATIONAL BANK

                                                   By: /s/ Jackson W. Moore
                                                       ---------------------------------
                                                   Its: President

ATTEST:

/s/ E. James House, Jr.
---------------------------
Secretary



               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 74

                                                   ENB REVOCABLE TRUST


/s/ Dulce Gierson                                  /s/ Juan Santaella
-----------------------                            -----------------------
Witness                                            Juan Santaella, Trustee



/s/ Dulce Gierson                                  /s/Julio C. Leanez
-----------------------                            -----------------------
Witness                                            Julio Leanez, Trustee


                                                   EASTERN OVERSEAS BANK LTD.

                                                   By: /s/ Juan Santaella
                                                       -------------------------------
                                                       --------------,----------------

ATTEST:


By:/s/ Julio C. Leanez
   ---------------------------
   ---------------,-----------



               AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 75

                                                                         ANNEX A
                              AGREEMENT TO MERGE

                                    BETWEEN

                           ENB INTERIM NATIONAL BANK

                                      AND

                             EASTERN NATIONAL BANK

               UNDER THE CHARTER AND ARTICLES OF ASSOCIATION OF

                             EASTERN NATIONAL BANK

                              UNDER THE TITLE OF

                             EASTERN NATIONAL BANK


                 THIS AGREEMENT TO MERGE (the "Merger Agreement") is made and entered into as of the __th day of __________, 1995, by and among ENB INTERIM NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America with its main office located in Miami, Florida ("INTERIM"); and EASTERN NATIONAL BANK ("ENB" or the "Receiving Association" or the "Continuing Bank" as the context may require), a national banking association organized and existing under the laws of the United States of America with its main office located in Miami, Florida. INTERIM and the Receiving Association, are each acting pursuant to resolutions of their respective Boards of Directors adopted by the vote of a majority of their respective directors pursuant to the authority given by, and in accordance with, the provisions of the National Banks Consolidation Acts, as amended, and with the approval of the holders of not less than two thirds of their respective outstanding voting shares.

                              W I T N E S S E T H

                 WHEREAS, pursuant to the provisions of an Agreement and Plan of Reorganization dated April 25, 1995, by and between Union Planters Corporation ("UPC"), a Tennessee-chartered corporation and the bank holding company parent of INTERIM; INTERIM; and ENB (the "Reorganization Agreement"), the parties thereto have agreed to undertake a corporate reorganization whereby INTERIM would be merged with and into ENB with ENB being the resulting bank; and

                 WHEREAS, the Receiving Association is a national banking association duly organized, validly existing and in good

PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION standing under the laws of the United States of America with its principal office located in the City of Miami, County of Dade, State of Florida, having a common stock account of $__,___,000 divided into 456,250 shares of the par value of Sixteen Dollars ($16) each, additional paid-in capital of $__,___,000 and retained earnings of $__,___,000 as of June 30, 1995, for a total of $__,___,000 (based on applicable regulatory accounting principles); and

                 WHEREAS, INTERIM is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America with its principal office located in the City of Miami, County of Dade, State of Florida, having no preferred stock and a common stock account of $5,000,000 divided into 100,000 shares of the par value of Fifty Dollars ($50.00) each, additional paid-in capital of $0.00 and retained earnings of $0.00 as of June 30, 1995, for a total of $5,000,000 (based on applicable regulatory accounting principles); and

                 WHEREAS, all of the shares of common stock of the Receiving Association are owned beneficially and of record by the ENB Shareholders; and

                 WHEREAS, all of the shares of common stock of INTERIM are owned beneficially and of record by UPC; and

                 WHEREAS, the Board of Directors of INTERIM, the Board of Directors of the Receiving Association, UPC as the holder of all of the outstanding shares of INTERIM, and at least two-thirds (2/3) of the ENB Shareholders have each approved this Merger Agreement and have authorized its execution, delivery and performance;

                 NOW THEREFORE, in consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, INTERIM and the Receiving Association hereby enter into this Merger Agreement and prescribe the terms and conditions of the merger of INTERIM with and into the Receiving Association and the manner of carrying the said bank merger into effect (the "Bank Merger"), as follows:

                 Section 1. Definitions. As used in this Merger Agreement and in any amendments hereto, the following terms shall have the following meanings respectively:

         "Bank Merger" shall mean the merger of INTERIM with and into ENB as the Receiving Association as provided in Article 2 of the Reorganization Agreement and to be effected pursuant to this Merger Agreement.


MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

"Comptroller" shall mean the office of the Comptroller of the Currency.

         "Continuing Bank" shall mean the Receiving Association upon and as of the Effective Time of the Bank Merger.

         "Effective Time of the Bank Merger" shall mean the date and time specified for the effectiveness of the Bank Merger in the official certification letter to be issued by the Comptroller.

"ENB Common Stock" shall mean the $16.00 par value common stock of ENB.

         "INTERIM Common Stock" shall mean the $50.00 par value common stock of INTERIM.

         "Party" shall mean either INTERIM or the Receiving Association and "Parties" shall mean INTERIM and the Receiving Association.

                 Section 2. Merger; Closing. INTERIM shall be merged with and into the Receiving Association under the Charter and Articles of Association of the Receiving Association pursuant to the provisions of, and with the effect provided in, the National Banks Consolidation Acts, 12 U.S.C. Sections 215 - 215b. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the receipt of all necessary regulatory approvals.

                 Section 3. Name; Bylaws; Offices. Upon and as of the Effective Time of the Bank Merger, the name of the Continuing Bank shall be EASTERN NATIONAL BANK, its Articles of Association shall be as set forth in Exhibit A hereto and made a part hereof, its Bylaws shall be the existing Bylaws of the Receiving Association, and the head office and established branch offices and facilities (including CBCTS) of INTERIM shall become established branch offices and facilities of the Continuing Bank. The head office, established branch offices and facilities (including CBCTS) of the Receiving Association shall be the head office, established offices and facilities (including CBCTS) of the Continuing Bank.

                 Section 4. Property and Rights of Continuing Bank. Upon and as of the Effective Time of the Bank Merger, the corporate existence of INTERIM and the Receiving Association shall, as provided by the National Banks Consolidation Acts, be merged into and continued in the Continuing Bank, and the Continuing Bank shall be deemed to be the same association as INTERIM and the Receiving Association. Upon and as of the Effective Time of the Bank Merger, all rights, franchises and


MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION interests of INTERIM and the Receiving Association, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Continuing Bank by virtue of the Bank Merger without any deed or other transfer, and the Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by INTERIM and the Receiving Association immediately before the Effective Time of the Bank Merger.

                 Section 5. Liabilities Assumed. Upon and as of the Effective Time of the Bank Merger, the Continuing Bank shall be liable for all then existing liabilities of INTERIM and the Receiving Association. All then existing deposits, debts, liabilities, obligations and contracts of INTERIM and the Receiving Association, whether matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against on balance sheets, books of account or records of INTERIM or the Receiving Association, as the case may be, shall be those of the Continuing Bank and shall not be released or impaired by the Bank Merger. All then existing rights of creditors and other obligees and all liens on property of either INTERIM or the Receiving Association shall be preserved unimpaired.

                 Section 6. Directors and Officers. Upon and as of the Effective Time of the Bank Merger, (i) the Board of Directors of the Continuing Bank shall consist of all persons who are directors of INTERIM immediately prior to the Effective Time of the Bank Merger and such directors of the Receiving Association as UPC shall identify prior to the Effective Time of the Bank Merger, and (ii) the officers of INTERIM immediately prior to the Effective Time of the Bank Merger and such officers of the Receiving Association as UPC shall identify prior to the Effective Time of the Bank Merger shall be officers of the Continuing Bank; provided, however, that nothing herein shall be deemed to restrict in any way the rights of the shareholders and directors of the Continuing Bank at any time after the Effective Time of the Bank Merger to nominate, elect, select or remove, as the case may be, such directors and officers of the Continuing Bank as they shall see fit.


       MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                 Section 7. Effect on Stock and Capital. Upon and as of the Effective Time of the Bank Merger, and by reason of the Bank Merger becoming effective:

                          1. ENB Common Stock.  Each share of ENB Common Stock
issued and outstanding immediately prior to the Effective Time of the Bank Merger, except for shares as to which dissenters' rights are perfected pursuant to 12 U.S.C. Section 215, shall at and after the Effective Time of the Bank Merger be automatically cancelled for the Consideration set forth in Section 3.1(e) of the Reorganization Agreement and cease to be issued and outstanding shares of ENB Common Stock.

                          2. Capital Accounts of Continuing Bank.  The amounts
of the capital stock, additional paid-in capital and retained earnings accounts of the Continuing Bank at the Effective Time of the Bank Merger, the capital structures of the Receiving Association and INTERIM as of June 30, 1995, the pro forma capital structures of the Receiving Association and INTERIM as of the Effective Time of the Bank Merger, but immediately prior to the Effective Time of the Bank Merger (assuming the date of the Effective Time of the Bank Merger is September 1, 1995), and the pro forma capital structure of the Continuing Bank immediately after the consummation of the Bank Merger are as set forth on Exhibit B hereto.

                          3. Outstanding Stock of Continuing Bank.  The shares
of preferred and common capital stock of INTERIM issued and outstanding at the Effective Time of the Bank Merger shall automatically and without further action on the part of anyone become issued and outstanding shares of the preferred stock and common stock of the Continuing Bank.

                 Section 8. Conditions to Obligations of Receiving Association. The obligations of the Receiving Association to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions set forth in this Section 8, any one or more of which, to the extent that they may lawfully be waived, may be waived, in whole or in part, by the Receiving Association.

                          1. Shareholder Approval.  The holders of two-thirds
of the outstanding shares of the common stock of the Receiving Association shall have approved the Bank Merger (such approval having already been received from the ENB Shareholders).

                          2. Regulatory Approval.  All of the transactions
contemplated by the Reorganization Agreement and this Merger Agreement shall have received all necessary approvals, orders and consents from all necessary governmental authorities, each such


MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION approval, order or consent to have been granted either unconditionally or with such condition or limitation as would not materially outweigh or result in a material impairment of the economic benefit reasonably expected to be derived by the ENB Shareholders and the Receiving Association from the Bank Merger. All such approvals, orders and consents shall be in effect at the Effective Time of the Bank Merger. All required waiting periods for the transactions contemplated hereby shall have expired since receipt by the Receiving Association, UPC and INTERIM of all required approvals from the Comptroller.

                          3. Orders or Decrees.  Consummation by Receiving
Association of the transactions contemplated hereby and by the Reorganization Agreement shall not violate any order or decree of any court or governmental body having competent jurisdiction or any applicable law or regulation.

                          4. Governmental Actions.  There shall not be any
governmental suit, action or proceeding pending or threatened which seeks to prevent or challenges in any other manner or otherwise seeks relief in respect of the transactions contemplated by the Reorganization Agreement or this Merger Agreement.

                          5. Conditions of Reorganization Agreement.  All
conditions to the obligations of UPC and INTERIM under the Reorganization Agreement shall have been satisfied or waived.

                 Section 9. Conditions to Obligations of UPC and INTERIM. The obligations of UPC and INTERIM to proceed with the Closing are subject to the satisfaction, at or prior to the Closing, of all of the conditions set forth in this Section 9, any one or more of which, to the extent they may be lawfully waived, may be waived, in whole or in part, by UPC and INTERIM.

                          1. Shareholder Approval.  The holders of two thirds
of the outstanding common stock of INTERIM shall have approved the Bank Merger (such approval having already been received from UPC as the sole shareholder of INTERIM).

                          2. Regulatory Approval.  The transactions
contemplated by this Merger Agreement and the Reorganization Agreement shall have received all necessary approvals, orders and consents from all necessary governmental authorities, each such approval, order or consent to have been granted either unconditionally or with such condition or limitation as would not materially outweigh or result in a material impairment of the economic benefit reasonably expected to be derived by UPC and INTERIM from the Bank Merger. All such approvals, orders and consents shall be in effect at the Effective Time of the Bank


MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

Merger. All required waiting periods for each of the transactions contemplated hereby shall have elapsed since receipt by the Receiving Association, INTERIM and UPC of all required approvals from the Comptroller.

                          3. Orders or Decrees.  Consummation by UPC or INTERIM
of the transactions contemplated hereby or by the Reorganization Agreement shall not violate any order or decree of any court or governmental body having competent jurisdiction or any applicable law or regulation.

                          4. Governmental Actions.  There shall not be any
governmental suit, action or proceeding pending or threatened which seeks to prevent or which challenges in any other manner or otherwise seeks relief in respect of this Merger Agreement or any of the transactions contemplated hereby.

                          5. Conditions of Reorganization Agreement.  All
conditions to the obligations of ENB under the Reorganization Agreement shall have been satisfied or waived.

                 Section 10. Miscellaneous.

                          1. Approvals.  This Merger Agreement and the Bank
Merger shall have been ratified and confirmed by the affirmative votes of the holders of at least two-thirds of the outstanding shares of the Receiving Association, and by UPC, the registered holder of all outstanding shares of INTERIM). The Bank Merger shall become effective on the date specified in the official certification letter to be issued by the Comptroller.

                          2. Succession.  This Merger Agreement shall be
binding upon, and shall inure to the benefit of the Parties and their respective successors and assigns, provided, however, that neither this Merger Agreement nor any right hereunder may be assigned by any party without the consent of the other party hereto.

                          3. Entire Agreement; Amendments; Etc.  This Merger
Agreement and the Reorganization Agreement, including the Exhibits hereto and the Exhibits to the Reorganization Agreement, constitute the entire agreement of the Parties hereto with respect to the Bank Merger and supersedes all other prior agreements, if any, with respect thereto. This Merger Agreement may be amended, and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced. Except as otherwise expressly provided herein, no person other than the parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.


MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                          4. Counterparts.  This Merger Agreement may be
executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts hereof have been signed by INTERIM and by a majority of the directors of INTERIM and delivered to the Receiving Association and one or more counterparts hereof have been signed by the Receiving Association and a majority of the directors of the Receiving Association and delivered to INTERIM.

                          5. Governing Law.  This Merger Agreement shall be
governed by and construed in accordance with the laws of the State of Tennessee, except as to matters governed by federal law, including the national banking laws as contained in Title 12 of the United States Code.

          IN WITNESS WHEREOF, INTERIM and the Receiving Association have caused this Merger Agreement to be executed by their duly authorized officers and the corporate seal of the Receiving Association to be hereunto affixed as of the date first above written, and directors constituting a majority of the members of the Boards of Directors of INTERIM and of the Receiving Association have hereunto, or on counterparts hereof, subscribed their names.

                                                ENB INTERIM NATIONAL BANK

[SEAL]
                                                By:
                                                    ---------------------------
                                                      Jackson W. Moore
                                                      President
ATTEST:


---------------------
E. J. House
Secretary



MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                                                   EASTERN NATIONAL BANK

                                                   By:
                                                       ------------------------
                                                         Jose Valdes-Fauli
                                                         President
ATTEST:


---------------------
Secretary

         Signatures of Directors of EASTERN NATIONAL BANK, the Receiving
         Association:



-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------


-------------------------                  ------------------------

Being a majority of the Directors of EASTERN NATIONAL BANK.



MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                 --------------------------------------------

           Signatures of the Directors of ENB INTERIM NATIONAL BANK




---------------------------                -------------------------


---------------------------                -------------------------


---------------------------

being a majority of the Directors of ENB INTERIM NATIONAL BANK





MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

STATE OF TENNESSEE
                                        SS.
COUNTY OF SHELBY

          On this _______ day of _____________ 1995, before me, a notary public for the state and county aforesaid, personally came Jackson W. Moore, as President, and E. James House, as Secretary, of ENB Interim National Bank, to me personally known, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also



---------------------------                -------------------------


---------------------------                -------------------------


---------------------------                -------------------------

being a majority of the Board of Directors of ENB Interim National Bank, and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself or herself as director thereof.

          WITNESS my official seal and signature this day and year aforesaid.


[SEAL]
                                       ---------------------------------
                                       Notary Public, State of Tennessee
                                       My commission expires
                                                             -----------



MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

STATE OF FLORIDA
                                   SS.
COUNTY OF DADE


          On this _____ day of____________, 1995, before me, a notary public for the county and state aforesaid, personally came Jose Valdes-Fauli, as President and _____________, as Secretary, of Eastern National Bank, a national banking association chartered under the Acts of Congress, to me personally known, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said Eastern National Bank; and came also




-------------------------                  -------------------------



-------------------------                  -------------------------



-------------------------                  -------------------------



-------------------------                  -------------------------



-------------------------                  -------------------------



-------------------------                  -------------------------



-------------------------                  -------------------------

being a majority of the members of the Board of Directors of Eastern National Bank, a national banking association chartered under the Acts of Congress, and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as director thereof.


          WITNESS my official seal and signature this day and year aforesaid.


[SEAL]
                                           ----------------------------------
                                           Notary Public, State of Tennessee
                                           My commission expires
                                                                 ------------





MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                                   EXHIBIT A

              The Articles of Association of the Continuing Bank.





                                   EXHIBIT B

                 The capital accounts of the Continuing Bank.





MERGER AGREEMENT - ANNEX A TO AGREEMENT AND PLAN OF REORGANIZATION

                                      LOGO
                           UNION PLANTERS CORPORATION



July 28, 1995



Eastern National Bank
799 Brickell Plaza
Miami, Florida 33131


Gentlemen:

This refers to the Agreement and Plan of Reorganization dated as of April 25, 1995 (the "Agreement") between Union Planters Corporation ("UPC"); ENB Interim National Bank, a wholly-owned subsidiary of UPC; and Eastern National Bank ("ENB") and others. This letter is intended to set forth certain amendments, clarifications, additional agreements and undertakings of each of the above parties and each of such parties agrees that this letter shall become and be an integral part of the Agreement (as referred to in Section 10.7 thereof) and is being delivered by the parties in order to eliminate any inequities occasioned by a material increase subsequent to the Pricing Period in the market value of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "UPC Series E Preferred Stock") shares of which are to be delivered as a portion of the Consideration to be received by certain of the Shareholders of ENB in the Merger. All terms used herein without definition shall have the same meaning as ascribed in the Agreement.

Accordingly, in consideration of the parties having entered into the Agreement and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is hereby further agreed that the following amendments shall be made to the Agreement:

A. The second full paragraph on page 19 of the Agreement (as revised and reexecuted on June 30, 1995) shall be amended and restated in its entirety as follows:

         The Exchange Ratios shall be based on an aggregate of no more than 456,250 shares of ENB Common Stock being issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no certificate representing less than one hundred (100) shares of UPC Series E Preferred Stock and no certificate representing fractional shares of UPC Series E Preferred Stock shall be issued and if, after aggregating all of the shares and fractional shares of UPC Series E Preferred Stock to which an ENB Record Holder shall be entitled based upon the Series E Exchange Ratio, there should be less than 100 full shares of UPC Series E Preferred Stock or a fractional share of UPC Series E Preferred Stock remaining, such whole shares and any fractional share shall be settled by a cash payment therefor based upon the highest price at which one or more full shares of the Series E Preferred Stock shall trade through the NASDAQ/NMS on the Effective Date of the Merger (or, if the Effective Date should not be a day on which the NASDAQ/NMS is open for business, the next day on which the UPC Series E Preferred Stock trades through the NASDAQ/NMS) for each full share of UPC Series E Preferred Stock; provided, further, that UPC shall not issue any UPC Negotiable Note of any series having a principal amount less than $100,000.00 and if, after aggregating the principal amount of any series of UPC Negotiable Note to which an ENB Record Holder would be entitled based upon the Negotiable Note Exchange Ratios, there should be a principal amount of less than $100,000.00 remaining with respect to such series, such principal amount of less than $100,000.00 shall be settled by a cash payment therefor based upon a value of $15.90 per share of ENB Common Stock with respect to any Series I Note, $12.61 per share of ENB Common Stock with respect to any Series II Note and $3.29 per share of ENB Common Stock with respect to any Series III Note so exchanged.

Upon execution of this letter (or counterparts thereof) by the parties hereto, this letter shall become and constitute a part of the Agreement.

                                      UNION PLANTERS CORPORATION


                                      By: /s/ Jackson W. Moore
                                          --------------------------------------
                                      Its:  President
ATTEST:

/s/ E. James House, Jr.
-----------------------------
Secretary

                                      ENB INTERIM NATIONAL BANK

                                      By: /s/ Jackson W. Moore
                                          --------------------------------------
                                      Its: President
ATTEST:


/s/ E. James House, Jr.
-----------------------------
Secretary

                                      EASTERN NATIONAL BANK

                                      By: /s/ Jose J. Valdes-Fauli
                                          --------------------------------------
                                      Its: President and Chief Executive Officer
ATTEST:

/s/ Julio C. Leanez
-----------------------------
Secretary


                                      ENB REVOCABLE TRUST


/s/ Dulce M. Gierson                  /s/ Juan Santaella
-----------------------------             --------------------------------------
Witness                               Juan Santaella, Trustee


/s/ Dulce M. Gierson                  /s/ Julio C. Leanez
-----------------------------             --------------------------------------
Witness                               Julio Leanez, Trustee

                                      EASTERN OVERSEAS BANK LTD.

                                    By: /s/ Juan Santaella   /s/ Julio C. Leanez
                                        -------------------, -------------------

ATTEST:

By: /s/ Oscar Zamora Lares
        -------------------, -----------

                                   APPENDIX C

                              FAIRNESS OPINION OF
                      THE ROBINSON-HUMPHREY COMPANY, INC.

                      THE ROBINSON-HUMPHREY COMPANY, INC.


April 25, 1995



Board of Directors
Eastern National Bank
799 Brickell Plaza
Miami, Florida  33131

Gentlemen:

         In connection with the proposed acquisition of Eastern National Bank ("ENB") by Union Planters Corporation ("UPC") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement and Plan of Reorganization dated as April 25, 1995 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of ENB. Under the terms of the Merger, ENB will be acquired for total consideration, in cash and securities, of $29,000,000.

         Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.

         In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, ENB's financial results for fiscal years 1989 through 1994, and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of ENB for the purpose of reviewing the historical and current operations of, and outlook for ENB, industry trends, the terms of the proposed Merger, and related matters.

         We have also studied published financial data concerning certain other publicly traded financial institutions which we deem comparable to ENB as well as certain financial data relating to acquisitions of other financial institutions that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.

         We have reviewed similar information and data relating to UPC, including its historical financial statements, from fiscal 1989 through 1994.

         In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by ENB and UPC. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of ENB and UPC.

         Based upon the foregoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the stockholders of ENB.

                                       Very truly yours,

                                       /s/ The Robinson-Humphrey Company, Inc.

                                       THE ROBINSON-HUMPHREY COMPANY, INC.

                                   APPENDIX D


              UNITED STATES CODE ANNOTATED, TITLE 12, SECTION 215
                 PROVIDING FOR SHAREHOLDERS' DISSENTERS' RIGHTS

         (B) LIABILITY OF CONSOLIDATED ASSOCIATION; CAPITAL STOCK; DISSENTING SHAREHOLDERS

         The consolidated association shall be liable for all liabilities of the respective consolidating banks or associations. The capital stock of such consolidated association shall not be less than that required under existing law for the organization of a national bank in the place in which it is located: Provided, That if such consolidation shall be voted for at such meetings by the necessary majorities of the shareholders of each association and State bank proposing to consolidate, and thereafter the consolidation shall be approved by the Comptroller, any shareholder of any of the associations or State banks so consolidated who has voted against such consolidation at the meeting of the association or bank of which he is a stockholder, or who has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of consolidation, shall be entitled to receive the value of the shares so held by him when such consolidation is approved by the Comptroller upon written request made to the consolidated association at any time before thirty days after the date of consummation of the consolidation, accompanied by the surrender of his stock certificates.

         (C)     VALUATION OF SHARES

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the consolidation, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the consolidated banking association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

         (D) APPRAISAL BY COMPTROLLER; EXPENSES OF CONSOLIDATED ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND CONSOLIDATION LAW

         If, within ninety days from the date of consummation of the consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the consolidated banking association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the consolidated banking association. Within thirty days after payment has been made to all dissenting shareholders as provided for in this section the shares of stock of the consolidated banking association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the consolidated banking association at an advertised public auction, unless some other method of sale is approved by the Comptroller, and the consolidated banking association shall have the right to purchase any of such shares at such public auction if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders the excess in such sale price shall be paid to such shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such consolidation shall be in contravention of the law of the State under which such bank is incorporated.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.


ITEM 21.         EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------
     2           --       Agreement and Plan of Reorganization dated as of April 25, 1995, by and between Union Planters
                          Corporation, Eastern National Bank and ENB Interim National Bank along with the Merger
                          Agreement annexed thereto as Exhibit A (included as Appendix B to the Prospectus).

     5           --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal Department of Union
                          Planters Corporation, regarding legality of the Union Planters Corporation 8% Cumulative,
                          Convertible Preferred Stock, Series E, having no par value.

     12          --       Statement regarding the computation of Ratio of Earnings to Combined Fixed Charges and
                          Preferred Stock Dividends.

     23(a)       --       Consent of E. James House, Jr., Esq. (included in Exhibit 5).

     23(b)       --       Consent of Price Waterhouse LLP

     23(c)       --       Consent of Coopers & Lybrand L.L.P.

     23(d)       --       Consent of KPMG Peat Marwick LLP

     23(e)       --       Consent of The Robinson-Humphrey Company, Inc.

     24          --       Power of Attorney (included in signature pages).

     99(a)       --       Form of Proxy

     99(b)       --       Form of Series I Note

     99(c)       --       Form of Series II Note

     99(d)       --       Form of Series III Note

ITEM 22.         UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (3) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 23rd day of August, 1995.

DATE:    August 23, 1995

                                        UNION PLANTERS CORPORATION

                                        By: /s/ Benjamin W. Rawlins, Jr.
                                            -------------------------------
                                                Benjamin W. Rawlins, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                               Capacity                     Date
----                                               --------                     ----
/s/ Benjamin W. Rawlins, Jr.               Chairman of the Board,            August 23, 1995
----------------------------------         Chief Executive Officer,
Benjamin W. Rawlins, Jr.                   Director (Principal
                                           Executive Officer)


/s/ John W. Parker                         Executive Vice President          August 23, 1995
----------------------------------         and Chief Financial
John W. Parker                             Officer (Principal
                                           Financial Officer)


/s/ M. Kirk Walters                        Senior Vice President,            August 23, 1995
----------------------------------         Treasurer and Chief
M. Kirk Walters                            Accounting Officer



/s/ Albert M. Austin                       Director                          August 23, 1995
----------------------------------
Albert M. Austin



/s/ Marvin E. Bruce                        Director                          August 23, 1995
----------------------------------
Marvin E. Bruce




/s/ George W. Bryan                        Director                          August 23, 1995
----------------------------------
George W. Bryan

/s/ Robert B. Colbert, Jr.                 Director                            August 23, 1995
-----------------------------
Robert B. Colbert, Jr.


                                           Director                            August    , 1995
-----------------------------                                                         ---
C. J. Lowrance, III



/s/ Jackson W. Moore                       President and Director              August 23, 1995
-----------------------------
Jackson W. Moore



s/s Stanley D. Overton                     Director                            August 23, 1995
-----------------------------
Stanley D. Overton



/s/ V. Lane Rawlins                        Director                            August 23, 1995
-----------------------------
V. Lane Rawlins



                                           Director                            August __, 1995
-----------------------------
Mike P. Sturdivant



                                           Director                            August    , 1995
----------------------------                                                          ---
Richard A. Trippeer, Jr.



/s/ Milton J. Womack                       Director                            August 23, 1995
----------------------------
Milton J. Womack